As filed with the Securities and Exchange Commission on March 7 , 2008
File No. 333- 148921

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OPEN ACQUISITION CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	26-1763114
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

70 East Sunrise Highway, Suite 411
Valley Stream, New York  11581
(516) 872-1000
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)

Howard M. Lorber, Chairman
70 East Sunrise Highway, Suite 411
Valley Stream, New York  11581
(516) 872-1000
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:
Robert L. Frome, Esq. Olshan Grundman Frome Rosenzweig & Wolosky LLP Park Avenue Tower 65 E. 55th Street New York, New York 10022 (212) 451-2300 (212) 451-2222 – Facsimile	Raymond B. Check, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000 (212) 225-3999 – Facsimile

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or

continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security (1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(5)
Units, each consisting of one share of Common Stock $0.0001 par value, and one Warrant (2)	14,375,000 Units	$10.00	$143,750,000	$5,649.38
Shares of Common Stock included as part of the Units (2)	14,375,000 Shares	—	—	— (3)
Warrants included as part of the Units (2)	14,375,000 Warrants	—	—	— (3)
Shares of Common Stock underlying the Warrants included in the Units (4)	14,375,000 Shares	$7.50	$107,812,500	$4,237.03
Underwriters’ Unit Purchase Option	1	$100	$100	— (3)
Units underlying the Underwriters’ Unit Purchase Option (“Underwriters’ Units”) (4)	625,000 Units	$12.00	$7,500,000	$294.75
Shares of Common Stock included as part of the Underwriters’ Units (4)	625,000 Shares	—	—	— (3)
Warrants included as part of the Underwriters’ Units (4)	625,000 Warrants	—	—	— (3)
Shares of Common Stock underlying the Warrants included in the Underwriters’ Units (4)	625,000 Shares	$9.00	$5,625,000	$221.06
Total			$264,687,600	$10,402.22

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)
Includes 1,875,000 Units and 1,875,000 shares of Common Stock and 1,875,000 Warrants underlying such Units which may be issued on exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.

(3)	No fee due pursuant to Rule 457(g).

(4)
Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the Warrants.

(5)	$10,402.22 fee has been previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

2

The information in this preliminary prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated January __, 2008
PRELIMINARY PROSPECTUS
OPEN ACQUISITION CORP.

$125,000,000
12,500,000 Units

Open Acquisition Corp. is a newly organized blank check company organized for the purpose of effecting a merger, capital stock exchange, asset or stock acquisition or other similar business combination with one or more domestic or international operating businesses or assets.  If we are unable to consummate our business combination within 24 months from the date of this prospectus, but have entered into a definitive agreement with respect to a business combination, we may seek stockholder approval to extend the period of time to consummate a business combination by up to an additional six months.  In order to extend the period of time to up to 30 months (i) holders of a majority of our outstanding common stock must approve the extension and (ii) conversion rights must be exercised with respect to less than 40% of the shares sold in this offering, each as described in this prospectus.  If we fail to consummate a business combination within such 24-month period (or up to 30-month period if our stockholders approve an extension), we will liquidate and distribute the proceeds held in the trust account described below to the holders of the common stock sold as part of the units in this offering who we refer to as our public stockholders and who may include any founding securityholders to the extent that they purchase or acquire such shares of common stock.  We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective acquisition candidate or had any discussions, formal or otherwise, with respect to such a transaction.

This is the initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one share of our common stock and one warrant.  Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50. Each warrant will become exercisable on the later of our completion of a business combination or                 , 2009 [one year from the date of this prospectus], and will expire on                   , 2013 [five years from the date of this prospectus], or earlier upon redemption.

We have granted the underwriters a 30-day option to purchase up to 1,875,000 additional units solely to cover over-allotments, if any (over and above the 12,500,000 units referred to above). The over-allotment option will be used only to cover the net syndicate short position resulting from the initial distribution.  We have also agreed to sell to the underwriters for $100, as additional compensation, an option to purchase up to a total of 625,000 units at $12.00 per unit.  The units issuable upon exercise of this option are substantially similar to those offered by this prospectus, except that the warrants included in the option have an exercise price of $9.00 (120% of the exercise price of the warrants included in the units sold in this offering).  The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

Open Acq LLC, our sponsor, has agreed to purchase 3,500,000 warrants at a price of $1.00 per warrant ($3,500,000 in the aggregate) in an insider private placement that will occur on or prior to the date of this prospectus.  We refer to these warrants as the insider warrants. The proceeds from the sale of the insider warrants will be deposited into a trust account and subject to a trust agreement, described below, and will be part of the funds distributed to our public stockholders in the event we are unable to complete a business combination. The insider warrants will be substantially similar to the public warrants included in the units sold in this offering, except that the insider warrants (i) will not be redeemable by us as long as they are held by our sponsor or its permitted transferees, (ii) will be subject to certain transfer restrictions described in more detail in this prospectus and (iii) may be exercised either for cash or on a cashless basis.

There is presently no public market for our units, common stock or warrants.  We have applied to have our units listed on the American Stock Exchange under the symbol “OXE.U” on or promptly after the date of this prospectus.  The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration of the underwriters’ over-allotment option or (2) the exercise in full of the over-allotment option, subject in any case to our having filed a Current Report on Form 8-K with the Securities and Exchange Commission, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including the over-allotment option, if applicable, and issuing a press release announcing when such separate trading will begin.  Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the American Stock Exchange under the symbols “OXE” and “OXE.W”, respectively.

Investing in our securities involves risk.  See “Risk Factors” beginning on page 23.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount and Commissions (1)	Proceeds, Before Expenses
Per Unit	$10.00	$0.70	$9.30
Total	$125,000,000	$8,750,000	$116,250,000
___________
(1)
Includes underwriters’ deferred discount of 3% of the gross proceeds, or $0.30 per unit ($3,750,000 in the aggregate or $4,312,500 if the underwriters’ over-allotment option is exercised in full), payable to the underwriters only upon consummation of a business combination.

We are offering the units for sale on a firm-commitment basis.  Deutsche Bank Securities Inc., acting as a representative of the underwriters, expects to deliver the units to investors in this offering on or about                     , 2008.  Of the net proceeds we receive from this public offering and the private placement of the insider warrants, $122,500,000 (approximately $9.80 per unit) will be deposited into a trust account (of which $3,750,000 or approximately $0.30 per unit is attributable to the underwriters’ deferred discount) at                   , maintained by American Stock Transfer & Trust Company, acting as trustee.  The funds held in trust (net of taxes and up to $2,100,000 of income earned on the trust account disbursed to us for working capital purposes) will not be released from the trust account until the earlier of the consummation of a business combination or our liquidation.

Deutsche Bank Securities
The date of this prospectus is                  , 2008.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements.  References to “we,” “us,” “our,” “company” or “our company” refer to Open Acquisition Corp.; references to “we,” “us,” “company” or “our company” in the context of a business combination can also mean (i) an entity formed to effect the business combination or (ii) the surviving entity in the business combination, which may include the target company or business or its parent.  Unless expressly stated to the contrary, the information in this prospectus assumes that the representative of the underwriters will not exercise their over-allotment option.

Our founding securityholders, which include our sponsor and certain of our officers and directors, currently hold an aggregate of 3,593,750 founder units, which after giving effect to this offering and the full exercise of the underwriters’ over-allotment option would equal 20% of our aggregate issued and outstanding units.  We refer to the units held by the founding securityholders as the founder units and the shares of common stock and warrants comprising the founder units as founder shares and founder warrants, respectively.  We will redeem up to an aggregate of 468,750 founder units at a purchase price of $0.00696 per unit (the purchase price originally paid by our founding securityholders) immediately after the expiration of the underwriters’ over-allotment option in the event that the underwriters do not fully exercise their over-allotment option.  We will redeem founder units only in an amount sufficient to cause the amount of issued and outstanding founder units to equal 20% of our aggregate amount of issued and outstanding units after giving effect to this offering and the exercise, if any, of the underwriters’ over-allotment option.

In effecting a business combination, we will initially acquire one or more domestic or international or operating businesses or assets with a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts disbursed to us for working capital purposes and excluding the amount of the underwriters’ deferred discount) at the time of the acquisition (or, if our stockholders have voted to extend our period to complete an acquisition, at the time of the extension vote) through a merger, capital stock exchange, asset or stock acquisition or other similar business combination, which may be consummated only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the acquisition and less than 40% of the public stockholders both vote against the proposed acquisition and exercise their conversion rights.  We will have the flexibility to acquire less than 100% of the equity interests or assets of the target enterprise but in no event will we acquire less than a controlling share of the target enterprise either through the acquisition of a majority of the voting equity interests in the target or through the acquisition of a significant voting equity interest that enables us to exercise a greater degree of control over the target than any other equity holder.  In order to consummate such a business combination, we may issue a significant amount of debt or equity securities to the sellers of such business or businesses and/or seek to raise additional funds through an offering of debt or equity securities or borrowings under a credit facility. If we issue equity securities in order to consummate a business combination, our stockholders prior to the business combination could end up owning a minority of the voting and/or equity interests of the surviving company after giving effect to the business combination.  In the event we acquire less than 100% of the equity interests or assets of an acquisition candidate or candidates, the portion of such business or businesses that we acquire is what will be valued for purposes of the 80% of net assets held in trust.  Accordingly, there is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a target business or businesses with a fair market value considerably greater than 80% of our net assets.  We have not taken any steps to secure third party financing and there can be no assurance it will be available to us.  In evaluating a prospective target business, our management will consider, among other factors, the following factors likely to affect the performance of the investment:

•	earnings and growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	financial condition and results of operation;

•	stage of development of the products, processes or services;

•	breadth of services offered;

•	degree of current or potential market acceptance of the products, processes or services;

•	regulatory environment of the industry; and

•	costs associated with effecting the business combination.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

Our Business

We are a blank check company organized under the laws of the State of Delaware on January 9th, 2008.  We were formed for the purpose of effecting a merger, capital stock exchange, asset or stock acquisition or other similar business combination with one or more domestic or international businesses or assets.  To date, our efforts have been limited to organizational activities as well as activities related to this offering.  Our efforts in identifying prospective target businesses will not be limited to a particular industry or group of industries, however, due to certain conflicts, contractual limitations or fiduciary obligations involving our executive officers, we will not complete a business combination with any entity engaged in any of the following as its principal business: (i) real estate brokerage, (ii) insurance brokerage and employee benefits, (iii) retail investment advisory and asset management services, (iv) quick service restaurants or (v) tobacco.

We will seek to capitalize on the significant experience and contacts of Howard M. Lorber, our Chairman of the Board, Michael S. Liebowitz, our president and Chief Executive Officer, as well as our other directors and executive officers.  Our officers and directors have successful experience building, operating and managing businesses in a variety of industries and have provided management oversight and served on the boards of directors of both acquiring as well as acquired private and public companies.

Mr. Lorber has over 30 years of experience as a principal of businesses in numerous industries, including real estate, hospitality, tobacco, restaurant, financial services and insurance management and has served on boards of directors of several public companies.  Mr. Lorber currently serves as President and Chief Executive Officer of Vector Group (NYSE “VGR”), a holding company for a number of interests primarily focused on tobacco and real estate businesses. Mr. Lorber has held senior positions with Vector Group and its diversified interests since 1994 and is actively involved in the management of all of Vector’s assets. In addition to his role at Vector Group, Mr. Lorber was President, Chief Operating Officer and a Director of New Valley Corporation from November 1994 until its merger with Vector Group in December 2005. Under Mr. Lorber’s leadership as President of Vector Group, net income has grown at a CAGR of 20.1% from $20.7 million for fiscal year 2001 to $62.1 million (excluding $20 million one-time favorable settlement of lawsuit in May 2007) for fiscal 2007. During the same time period Vector has generated a total return CAGR to stockholders (including dividends) of 15.1% compared to 3.0% for the S&P 500 Index. Mr. Lorber has also served as Chairman of the Board of Directors since 1987 and Chief Executive Officer since November 1993 of Nathan’s Famous, Inc. (Nasdaq “NATH”), a chain of fast food restaurants. Mr. Lorber was instrumental in taking Nathan’s private in 1987 and subsequently led a public offering of its shares in February 1993. Mr. Lorber has been Chairman of Hallman & Lorber Associates, consultants and actuaries of qualified pension and profit sharing plans from 1975 through 2004 and consultant to them since 2005, Chairman of the Board of Ladenburg Thalmann Financial Services from May 2001 until July 2006 when he became Vice Chairman, in which capacity he currently serves, and director of United Capital Corp. since 1991 and Prime Hospitality Corp. from 1994 through 2004.

Mr. Liebowitz has over 15 years of executive experience leading, operating, and consulting to the insurance and financial services industries.  Specifically, Mr. Liebowitz served as President and Chief Executive Officer of Harbor Group, Ltd., a property and casualty brokerage firm, since its formation in 1994 through June 2007.  During his tenure, Mr. Liebowitz was instrumental in significantly increasing the sales and earnings of Harbor Group.  Mr. Liebowitz is currently the President and CEO of Insreview, Inc., an insurance consultant for many of the major top tier investment banks, capital market and mezzanine lenders as well as several real estate opportunity funds, representing the largest and most high profile commercial mortgage backed securities, real estate and corporate transactions.  Mr. Liebowitz also regularly provides expert testimony related to complex insurance issues.

We believe our management team has a broad network of business relationships with executives and board members of privately and publicly held companies, as well as with private equity funds, venture capital funds and hedge funds, which will provide us with significant business acquisition opportunities.  Upon the identification of an acquisition opportunity we further believe our management team’s extensive finance, investment and tax experience will help enable us to optimally structure a successful business combination.

We believe that there are opportunities to effect middle market acquisitions and that, as a well-financed public entity whose officers and directors possess broad investment and operating experience, we are well positioned to identify target businesses and to effect a business combination.  We intend to seek a business combination through one of the following sources:

•	Corporate Restructurings. Corporate restructurings may present opportunities to acquire operating divisions or subsidiaries from companies that divest non-core assets and businesses.

•
Privately Held Companies.  Owners of privately held middle market companies may seek to realize the value of their investments through a sale or recapitalization of their company or to merge into a public company in order to access capital to fund the company’s growth.

•
Portfolio Companies of Private Equity and Venture Capital Firms.  Because most private equity and venture capital funds must distribute the fund assets following a fixed term of years, they typically seek transactions for their portfolio companies that result in the receipt of cash or marketable securities.

We have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses.  However, we may decide to enter into a business combination with a target business that does not meet some or all of these criteria and guidelines.

•
Established Companies with Proven Track Records.  We will seek to acquire established companies with sound historical financial performance.  We will focus on companies with a history of strong operating and financial results.  We do not intend to acquire start-up companies.

•
Companies with Strong Free Cash Flow Characteristics.  We will seek to acquire companies that have a history of strong, stable free cash flow generation.  We will focus on companies that have predictable, recurring revenue streams and an emphasis on low working capital and capital expenditure requirements.

•
Strong Competitive Industry Position.  We will seek to acquire businesses that operate within industries that have strong fundamentals.  The factors we will consider include growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry.  Within these industries, we will focus on companies that have a leading or niche market position.  We will analyze the strengths and weaknesses of target businesses relative to their competitors, focusing on product quality, customer loyalty, cost impediments associated with customers switching to competitors, patent protection and brand positioning.  We will seek to acquire businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability and deliver strong free cash flow.

•
Experienced Management Team.  We will seek to acquire businesses that have strong, experienced management teams.  We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and generating strong free cash flow.  We believe that the operating expertise of our officers and directors will complement, not replace the target’s management team.

•
Diversified Customer and Supplier Base.  We will seek to acquire businesses that have a diversified customer and supplier base.  Companies with a diversified customer and supplier base are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively impact their customers, suppliers and competitors.

Our executive offices are located at 70 East Sunrise Highway, Suite 411, Valley Stream, New York 11581 and our telephone number is (516) 872-1000.

Conflicts

Howard M. Lorber, our Chairman of the Board, is also a director of SP Acquisition Holdings, Inc., which is a blank check company engaged in activities similar to those intended to be conducted by us.  Accordingly, unless and until SP Acquisition consummates a business combination or liquidates prior thereto, Mr. Lorber may become aware of investment and business opportunities that may be appropriate for presentation to our company as well as to SP Acquisition. While SP Acquisition has approximately $408.6 million available in trust to consummate a business combination, and we intend to have approximately $118.75 million (or $136.19 million if the over-allotment option is exercised in full), Mr. Lorber may owe fiduciary duties to present SP Acquisition with business opportunities before presenting such opportunities to us.

In addition, our officers and directors are not required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities, including as officers and directors of other companies.  Due to their other business activities, the discretion of our officers and directors in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.  However, no formal procedures have been established to address such conflicts if they arise and currently we have no intention of establishing such procedures.

While we do not intend to pursue a business combination with any company that is affiliated with our sponsor, executive officers or directors, we are not prohibited from pursuing such a transaction.  In the event we seek to complete a business combination with such a company, we would obtain an opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority, or FINRA, and is reasonably acceptable to the representative of the underwriters, that such a business combination is fair to our stockholders from a financial point of view.  See “Management — Conflicts of Interest” for a more detailed discussion of such conflicts.

The Offering

Our founding securityholders currently hold an aggregate of 3,593,750 founder units, which after giving effect to this offering and the full exercise of the underwriters’ over-allotment option would equal 20% of our aggregate issued and outstanding units.  We will redeem up to an aggregate of 468,750 founder units in the event that the underwriters do not fully exercise their over-allotment option.  We will redeem founder units only in an amount sufficient to cause the amount of issued and outstanding founder units to equal 20% of our aggregate amount of issued and outstanding units after giving effect to this offering and the exercise, if any, of the underwriters’ over-allotment option.  For purposes of this summary, we assume that the underwriters will not exercise their over-allotment option and therefore present the amount of units, shares of common stock and warrants outstanding after giving effect to the redemption of 468,750 founder units.

Securities offered	12,500,000 units, at $10.00 per unit, each unit consisting of:

• one share of common stock; and
• one warrant.

Trading commencement and separation of common stock and warrants
The units will begin trading on or promptly after the date of this prospectus.  The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration of the underwriters’ over-allotment option or (2) the exercise in full of the over-allotment option, subject in any case to our having filed a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering including the over-allotment option, if applicable, and issuing a press release announcing when such separate trading will begin.  We will file a Current Report on Form 8-K promptly after the consummation of this offering, which is anticipated to take place approximately three business days from the date of this prospectus.  If the underwriters’ over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide information to reflect the exercise of the underwriters’ over-allotment option.

Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any securityholder may elect to break apart a unit and trade the common stock or warrants separately or as a unit.  Even if the component parts of the units are separated and traded independently, the units will continue to be listed as a separate security and, consequently, any subsequent securityholder owning common stock and warrants may elect to combine them together and trade them as a unit.  Securityholders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed.

Common stock:

Number outstanding before this offering	3,125,000 shares(1)

Number to be outstanding after this offering	15,625,000 shares(1)

Warrants:

Number outstanding before this offering and insider private placement	3,125,000 warrants(2)

Number of insider warrants to be sold to our sponsor in an insider private placement	3,500,000 warrants

Number of warrants to be outstanding after this offering and the insider private placement	19,125,000 warrants(2)

Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price	$7.50

Exercise period
The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation.

The warrants will be exercisable only if we provide for an effective registration statement and a current prospectus covering the shares of common stock underlying the warrants.  The warrants will become exercisable on the later of the completion of our business combination or                       , 2009 [one year from the date of this prospectus].

The warrants will expire at 5:00 p.m., New York City time, on , 2013 [five years from the date of this prospectus] or earlier upon redemption.

(1)	Excluding 468,750 founder shares included in the founder units that are subject to mandatory redemption to the extent the underwriters’ over-allotment option is not exercised in full.

(2)	Excluding 468,750 founder warrants included in the founder units that are subject to mandatory redemption to the extent the underwriters’ over-allotment option is not exercised in full.

Redemption
We may redeem the outstanding warrants (except as described below with respect to the warrants included in the founder units and the insider warrants) at any time after the warrants become exercisable:

• in whole and not in part,

• at a price of $0.01 per warrant,

• upon a minimum of 30 days prior written notice of redemption, and

•  if, and only if, the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

In addition, we may not redeem the public warrants unless the public warrants and the shares of common stock underlying those warrants are covered by an effective registration statement and a current prospectus from the beginning of the 30 trading day measurement period referred to above through the date fixed for the redemption.

If the foregoing conditions are satisfied and we call the public warrants for redemption, each warrant holder shall then be entitled to exercise their warrants prior to the date fixed for redemption.

If we call the warrants for redemption, we will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.”  In such event, each holder would surrender all of its warrants and receive that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value.  The “fair market value” shall mean the average reported last sale price of the common stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash.

Founder units
In January 2008, our sponsor purchased an aggregate of 3,593,750 founder units for an aggregate purchase price of $25,000, or approximately $0.00696 per unit.  This includes an aggregate of 468,750 founder units that are subject to mandatory redemption by us (for a maximum aggregate redemption price of $3,261) if and to the extent the underwriters’ over-allotment option is not exercised in full, so that our founding securityholders and their permitted transferees will own 20% of our issued and outstanding units after this offering (assuming they do not purchase units in this offering).  Each founder unit consists of one share of common stock and one warrant.  The founder shares and founder warrants comprising the founder units are detachable and may be transferred separately, subject to certain transfer restrictions described below.  The founder shares and founder warrants comprising the founder units are identical to the common stock and warrants comprising the units being sold in this offering, except that:

• our founding securityholders and their permitted transferees will not be able to exercise conversion rights with respect to the founder shares;

•  our founding securityholders have agreed, and any permitted transferees will agree, to vote the founder shares in connection with the vote required to approve our business combination, or any extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our business combination, in the same manner as a majority of the shares of common stock voted by the public stockholders;

•  our founding securityholders and their permitted transferees will have no right to participate in any liquidation distribution with respect to the founder shares if we fail to consummate a business combination;

•  the founder warrants may not be exercised unless and until the last sale price of our common stock equals or exceeds $14.25 for any 20 days within any 30 trading day period beginning 90 days after our business combination, and only if there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants contained in the units included in this offering and a related current prospectus is available;

•  the founder warrants will not be redeemable by us as long as they are held by our founding securityholders or their permitted transferees (other than as part of a redemption of founder units if and to the extent the underwriters’ over-allotment option is not exercised in full);

• the founder warrants may by exercised by the holders by paying cash or on a cashless basis; and

•  the founder units, the founder shares and the founder warrants, including the common stock issuable upon exercise of the founder warrants, will be subject to certain transfer restrictions described below until 180 days after the consummation of our business combination.

Insider private placement of warrants
Our sponsor has agreed to purchase a total of 3,500,000 insider warrants at a price of $1.00 per warrant for a total of $3,500,000 in a private placement that will occur on or prior to the date of this prospectus.  The insider warrants will be purchased separately and not in combination with common stock in the form of units.

The purchase price of the insider warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of our business combination.  If we do not complete a business combination within 24 months (or up to 30 months if our stockholders approve an extension), then the $3,500,000 purchase price of the insider warrants will become part of the amount payable to our public stockholders upon the liquidation of our trust account and the insider warrants will become worthless.  See “Proposed Business—Effecting a business combination—Liquidation if no business combination” below.

The insider warrants have terms and provisions that are identical to the warrants contained in the units being sold in this offering, except that (i) the insider warrants will be subject to the transfer restrictions described below, (ii) the insider warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered for sale pursuant to a registration rights agreement to be entered into in connection with the private placement or otherwise transferred or sold in compliance with securities laws, (iii) the insider warrants will be non-redeemable so long as they are held by our sponsor or its permitted transferees, (iv) the insider warrants are exercisable in the absence of an effective registration statement covering the shares of common stock underlying the warrants, and (v) the insider warrants may be exercised by the holders by paying cash or on a cashless basis.

Transfer restrictions	Our founding securityholders have agreed, subject to certain exceptions described below, not to transfer, assign or sell, directly or indirectly:

•  any of the founder units or any of the founder shares or founder warrants included in such founder units (including the common stock issuable upon exercise of such founder warrants) until 180 days after the consummation of our business combination, or

• any of the insider warrants until after the consummation of our business combination.

Notwithstanding the foregoing, our founding securityholders will be permitted to transfer all or any portion of the founder units, founder shares and founder warrants (including the securities underlying or issuable upon exercise of such securities) to certain permitted transferees described under “Principal Stockholders—Transfers of Units, Common Stock and Warrants by our Founding Securityholders.”  These permitted transferees include our officers, directors and employees, or family members of such individuals, or our sponsor.  All permitted transferees receiving such securities will be subject to the same transfer restrictions as our founding securityholders and any such transfers will be made in accordance with applicable securities laws.

American Stock Exchange listing
We have applied to list our securities on the American Stock Exchange upon consummation of this offering.  Although after giving effect to this offering we expect to meet on a pro forma basis the minimum initial listing standards set forth in Section 101(c) of the AMEX Company Guide, which only requires that we meet certain requirements relating to stockholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on the American Stock Exchange as we might not meet certain continued listing standards such as income from continuing operations.

AMEX symbols for our:

Units	“OXE.U”

Common stock	“OXE”

Warrants	“OXE.W”

Offering proceeds and sale of insider warrant proceeds to be held in trust
Of the proceeds of this offering, $122,500,000 ($9.80 per unit), which includes the underwriters’ deferred discount of $3,750,000 ($0.30 per unit), plus the proceeds from our insider private placement of insider warrants of $3,500,000 ($0.28 per unit), will be placed in a trust account at                   , maintained by American Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the effective date of the registration statement of which this prospectus forms a part.

The proceeds held in trust will not be released until the earlier of the completion of our business combination or our liquidation.  Notwithstanding the foregoing, there can be released to us from the trust account income earned on the trust account (i) up to an aggregate of $2,100,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts we need to pay taxes relating to the trust account.  In addition, amounts in the trust account may be used to satisfy the exercise of stockholder conversion rights in connection with an extension of our corporate existence up to 30 months as described below.  Expenses incurred by us while seeking a business combination may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $100,000 after the payment of the expenses relating to this offering).

Because none of the warrants may be exercised until after the funds in the trust account have been disbursed, the warrant exercise price will be paid directly to us and not placed in the trust account.

Stockholders must approve business combination
We will seek stockholder approval before we effect our business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law.  Public stockholders may vote against a business combination and exercise their conversion rights described below.  In connection with the vote required for our business combination or any extension of our corporate existence to up to 30 months from the date of this prospectus, our founding securityholders have agreed to vote their founder shares in accordance with the majority of the shares of common stock voted by the public stockholders.  Our founding securityholders have agreed to vote such shares of common stock that they purchase in this offering or after this offering in the open market in favor of a business combination and the extended period.

We will only proceed with our business combination if:

•  a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination,

•  conversion rights have been exercised with respect to less than 40% of the shares of common stock issued in this offering (calculated on a cumulative basis, including the shares as to which conversion rights were exercised in connection with either (i) a stockholder vote, if any, to approve an extension of the time period within which we must complete our business combination or (ii) the stockholder vote to approve our business combination), and

•  the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock.

We intend to structure any potential business combination such that, if up to 39.99% of our public stockholders exercised their conversion rights, the business combination could still go forward.  Voting against the business combination alone will not result in conversion of a stockholder’s shares of common stock into a pro rata share of the trust account.  Such stockholder must also exercise its conversion rights described below.

Our threshold for conversion rights has been established at 40% and will increase the likelihood of an approval of any proposed business combination by making it easier for us to consummate a business combination with which public stockholders may not agree.  However, the 40% threshold entails certain risks described under the heading, “Risk Factors—We may proceed with a business combination if public stockholders owning less than 40% of the shares sold in this offering properly exercise their conversion rights.  This requirement may make it easier for us to have a business combination approved over stockholder dissent.”  For more information, see the section entitled “Proposed Business—Effecting a Business Combination—Opportunity for stockholder approval of a business combination.”

For purposes of seeking approval of the majority of the shares of common stock voted by the public stockholders, non-votes will have no effect on the approval of a business combination once a quorum is obtained.  We intend to give approximately 30 (but not less than ten nor more than 60) days prior written notice of any meeting at which a vote will be taken to approve a business combination.

Upon the completion of our business combination, unless required by Delaware law, the federal securities laws and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.

Possible extension of time to consummate a business combination up to 30 months
Unlike most other blank check companies, if we have entered into a definitive agreement relating to a business combination within 24 months following the consummation of this offering (and if we anticipate that we may not be able to consummate a business combination within the 24-month period), we may seek up to a six-month extension to complete our business combination by calling a special (or annual) meeting of our stockholders for the purpose of soliciting their approval to amend our amended and restated certificate of incorporation to give effect to such extension. Approval of any extension will require the affirmative vote of the holders of a majority of our outstanding shares of common stock at the special (or annual) meeting called for the purpose of approving such extension.

Any public stockholders voting against the proposed extension will be eligible to convert their shares into a pro rata share of the trust account if we effect the extension.  However, we will not effect the extension if 40% or more of the shares sold in this offering vote against the proposed extension and elect to convert their shares into their pro rata share of our trust account.  In such event, if we cannot complete our business combination within the original 24-month period to be set forth in our amended and restated certificate of incorporation, we will liquidate.

If we receive stockholder approval for the extended period and conversion rights are not exercised with respect to 40% or more of the shares sold in this offering in connection with the vote for the extended period, we will then have an additional period of up to six months in which to consummate the business combination.  We will still be required to seek stockholder approval before completing our business combination if it was not obtained earlier, even if the business combination would not ordinarily require stockholder approval under applicable law.  As a result of an approval of the extended period, we may be able to hold the funds in the trust account for up to 30 months.

A stockholder’s election to convert its shares in connection with the vote on the extended period will only be honored if the extended period is approved.

If, following approval of the extension, at the end of the extended period of up to 30 months we have not effected a business combination, our corporate existence will automatically cease without the need for a stockholder vote.

Conversion rights for stockholders voting to reject a proposed extended period or a business combination
Public stockholders voting against a business combination or an extension of the time period within which we must complete our business combination will be entitled to convert their stock into a pro rata share of the aggregate amount then on deposit in the trust account, including both interest earned on their portion of the trust account and their pro-rata portion of the $3,750,000 ($0.30 per unit) of the underwriters’ deferred discount (net of taxes and amounts disbursed to us for working capital purposes), if the business combination or extended period is approved and completed.

Notwithstanding the foregoing, public stockholders will not be entitled to their pro rata share of the trust account simply by voting against the business combination or an extension of the time period within which we must complete our business combination; each stockholder must also affirmatively exercise its conversion rights in order to receive its pro rata share of the trust account.  However, if public stockholders of 40% or more of the shares of common stock issued in this offering cumulatively vote against the business combination or an extension of the time period within which we must consummate our business combination and exercise their conversion rights, we will not proceed with such business combination.  Founding securityholders are not entitled to convert any of their founder shares beneficially owned on or prior to the date of this prospectus, or the shares of common stock underlying any insider warrants acquired by our sponsor on or prior to the date of this prospectus, into a pro rata share of the trust account.

A public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” within the meaning of Section 13(d)(5) of the Securities Exchange Act of 1934, as amended, will be restricted from seeking conversion rights with respect to more than 10%, on a cumulative basis, of the shares sold in this offering even if such public stockholder votes against a proposed extended period or business combination with respect to all shares owned by him or his affiliates and other group members. Shares converted in connection with the vote on an extension of the time period within which we must complete our business combination and in connection with the vote on the business combination will be aggregated for purposes of this 10% limit. Such a public stockholder would still be entitled to vote against an extension or a proposed business combination with respect to all shares of common stock owned by him or his affiliates.

Procedure for exercising conversion rights
An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination or an extension of the time period within which we must complete our business combination at a meeting held for that purpose.  However, the request will not be granted unless the stockholder votes against the business combination or the extension, the business combination is approved and consummated or the extension is approved, the stockholder holds its shares through the consummation of the business combination or the date of the approval of the extension and the stockholder follows the specific procedures for conversion set forth in the proxy statement.

In addition, we may require public stockholders, whether they are record holders or hold their shares in “street name,” either to tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option.  There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system.  The transfer agent will typically charge the tendering broker $35 and it would be the broker’s decision whether or not to pass this cost on to the converting holder.  Therefore, it may be cost prohibitive for stockholders owning a small number of shares to elect to convert such shares.  In addition, if an initial business combination is not approved then those stockholders who previously elected to convert their shares will have needlessly incurred the cost of tendering their shares.

The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such a delivery requirement in which case a stockholder would have from the time we send out our proxy statement through the vote on the business combination to deliver his shares if he wishes to exercise his conversion rights.  If applicable, this time period will vary depending on the specific facts of each transaction.  It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. Nevertheless, because we do not have any control over this process or over the brokers or the Depository Trust Company, it may take significantly longer than two weeks to obtain a physical stock certificate. However, based on information from our transfer agent, the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor.

Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. Furthermore, if a stockholder delivered his certificate for conversion and subsequently decided prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically).

If the business combination or extension is not approved or the business combination is approved but not consummated for any reason, then public stockholders voting against our business combination or extension who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account.  In such case, if we have required public stockholders to deliver their certificates prior to the meeting, we will promptly return such certificates to the public stockholders.

Conditions to consummating our business combination
Our business combination must occur with one or more target businesses or assets that together have a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts disbursed to us for working capital purposes and excluding the amount of the underwriters’ deferred discount) at the time of such business combination (or, if our stockholders have voted to extend our period to complete an acquisition, at the time of the extension vote).

In addition, we must acquire a controlling interest in the target company.  Key factors in determining whether we have a controlling interest include whether we own a majority of the voting equity interests (or at a minimum a significant voting equity interest that enables us to exercise a greater degree of control over the target than any other equity holder) of the target, the extent to which we have the ability to appoint members of the board of directors or management of the target and the extent to which we otherwise have effective control over the target (whether pursuant to the securities we acquire, by contract or otherwise).

Depending on the percentage of our public stockholders exercising conversion rights and the fair market value of our business combination, we may need to raise additional capital through either equity or debt issuances to fund the full acquisition price of our business combination.

Liquidation if no business combination
If we have not consummated a business combination within 24 months from the date of this prospectus (or up to 30 months if our stockholders approve an extension), our corporate existence will cease except for the purposes of winding up our affairs and liquidating and we will as promptly as practicable thereafter adopt a plan of distribution.

Founding securityholders who acquire shares of common stock in or after this offering will be entitled to a pro rata share of the trust account with respect to such shares upon the liquidation of the trust account in the event we do not consummate a business combination within the required time period.  The founding securityholders will waive their right to receive any share of the trust account upon such liquidation of the trust account with respect to their founder shares. In addition, the underwriters have agreed to waive their rights to the $3,750,000 of underwriters’ deferred discount deposited in the trust account in the event we liquidate prior to the completion of a business combination.

Liability for certain claims
Our sponsor, Howard M. Lorber, our chairman of the Board and Michael S. Liebowitz, our President and Chief Executive Officer, have each agreed that they will be liable to ensure that the proceeds in the trust account are not reduced below their level as of the closing of this offering by the claims of target businesses or claims of vendors, service providers or other entities that are owed money by us for services (including financing) rendered or contracted for or products sold to us.

We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, we may request from the trustee up to $75,000 of income earned on the trust account to pay for liquidation costs and expenses.

Limited payment to insiders
There will be no fees, reimbursements or other cash payments paid by us to our sponsor or our officers or directors or their affiliates prior to, or for any services they render in order to effectuate the consummation of our business combination, other than the following:

•  repayment of a $200,000 loan made to us by our sponsor;

•  payment of $7,500 per month for up to 30 months (up to an aggregate of $225,000) to our sponsor for office space and administrative services; and

•  reimbursement of out-of-pocket expenses incurred by our sponsor and our officers and directors in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations.

Amended and Restated Certificate of Incorporation
Our amended and restated certificate of incorporation will contain several provisions relating to this offering that will apply to us until the consummation of our business combination, including those providing for (i) stockholder approval of our business combination or any extension of the time period within which we must consummate our business combination, (ii) conversion rights for stockholders who vote against our business combination or any such extension, and (iii) the termination of our existence after 24 months (or up to 30 months if our stockholders approve an extension) from the date of this prospectus if we have not consummated a business combination.

In connection with any proposed business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life.  We will not seek to amend or waive the provision limiting our corporate life other than in connection with the approval of a business combination.  We view this as a binding obligation to our stockholders.  We will only consummate a business combination if stockholders vote in favor both of such business combination and our amendment to provide for our perpetual existence.  Any vote to extend our corporate life to continue perpetually in connection with a business combination will be effective only if the business combination is approved.  In connection with a business combination, the approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence would require the affirmative vote of a majority of our outstanding shares of common stock.

Underwriters’ purchase option
We have also agreed to sell to the underwriters for $100, as additional compensation, an option to purchase up to a total of 625,000 units at $12.00 per unit, with the warrants issued as part of such units exercisable at $9.00 per share (120% of the exercise price of the warrants included in the units sold in this offering).  The units issuable upon exercise of this option are substantially similar to the other units offered by this prospectus (except that the warrants included in the option have an exercise price of $9.00 per share).  This option is exercisable at $12.00 per unit, commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus.

Audit committee to monitor compliance
We will establish and maintain an audit committee to, among other things, monitor compliance with the terms relating to this offering.  If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.

Determination of offering amount
We determined the size of this offering based on our estimate of the capital required to facilitate our combination with one or more viable target businesses with sufficient scale to operate as a stand-alone public entity.  In making such determination, our management also considered what size offering we believed would be successfully received given market conditions, the composition of our management team, and the size of initial public offerings of other similarly structured blank check companies. We believe that this amount of equity capital, plus our ability to finance an acquisition using stock or debt in addition to the cash held in the trust account, will give us substantial flexibility in selecting an acquisition target and structuring our initial business combination.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus.  We have not had any significant operations to date, so only balance sheet data are presented.

	January 18, 2008
	Actual	As Adjusted (1)
Balance Sheet Data:
Working capital (2)	$(85,738)	$121,739
Trust and restricted cash(3)	—	122,500,000
Total assets	135,738	122,621,739
Total liabilities	110,738	3,750,000
Common stock subject to conversion(4)	—	48,999,990
Common stock subject to redemption	3,261	0
Stockholders’ equity(5)	21,739	69,871,749
____________
(1)
The “as adjusted” information gives effect to the sale of the units we are offering (other than pursuant to the underwriters’ over-allotment option), including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities to be made.

(2)
As adjusted working capital consists of the $100,000 of net proceeds from this offering held outside of the trust account.   In January 2008, we issued a promissory note in the amount of $200,000 in favor of our sponsor, which amount reflects the funds advanced by our sponsor to us or on our behalf in connection with this offering.  This promissory note bears an interest rate of 5.0% per annum and is due on the earlier of (i) 60 days following the consummation of this offering and (ii) December 31, 2008.  The principal amount of the promissory note plus any accrued and unpaid interest thereon to the date of repayment will be repaid out of the proceeds of this offering.

On January 25, 2008, the Company borrowed $200,000 under the promissory note and the column “As Adjusted” assumes the repayment of the $200,000 of the note.

(3)
Trust and restricted cash includes the $119,000,000 from the net proceeds of this offering and the $3,500,000 purchase price of the insider warrants to be held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus.  The as adjusted trust and restricted cash and total assets amounts also include the $3,750,000 being held in the trust account ($4,312,500 if the underwriters’ over-allotment option is exercised in full) representing the underwriters’ deferred discount.  If we have not consummated a business combination within 24 months from the date of this prospectus (or up to 30 months if our stockholders approve an extension), our corporate existence will cease by operation of law and we will promptly distribute only to our public stockholders the amount in our trust account (net of taxes and amounts disbursed to us for working capital purposes) plus any remaining net assets, subject to our obligations under Delaware law to provide for claims of creditors.  Our founding securityholders have agreed to waive their respective rights to participate in any liquidating distributions occurring upon our failure to consummate a business combination and subsequent liquidation with respect to their founder shares.

(4)
If the business combination is consummated, public stockholders who vote against the business combination and exercise their conversion right will be entitled to receive their pro-rata portion of the amount in the trust account (initially $9.80 per share), which amount represents the proceeds of this offering and the purchase price of the insider warrants, without taking into account any income earned on the trust account (net of any taxes due on such income, which taxes, if any, shall be paid from the trust account, and amounts disbursed to us for working capital purposes).

(5)
Includes an aggregate of $3,500,000 payable on or prior to the date of this prospectus by our sponsor, for its purchase of an aggregate of 3,500,000 insider warrants from us at a purchase price of $1.00 per warrant.  This purchase will take place on an insider private placement basis on or prior to the date of this prospectus.

We will not proceed with a business combination if public stockholders owning 40% or more of the shares of common stock sold in this offering vote against the business combination and exercise their conversion rights.  Accordingly, we may effect a business combination if public stockholders owning less than 40% of the shares of common stock sold in this offering exercise their conversion rights.  It is our intention, in every case, to structure and consummate a business combination in which public stockholders owning up to 40% of the shares sold in this offering will be able to convert their shares into cash.  We view this threshold, which is set forth in our amended and restated certificate of incorporation, as an obligation to our stockholders, and neither we nor our board of directors will propose, or seek stockholder approval of, any increase or decrease of this threshold.  If less than 40% of the shares sold in this offering convert their shares into cash and a business combination is completed, we would be required to convert to cash from the trust account up to such number of shares at an initial per-share conversion price of approximately $9.80, or $48,999,990 in the aggregate, without taking into account income earned on the trust account (net of any taxes due on such income, which taxes, if any, shall be paid from the trust account, and amounts disbursed to us for working capital purposes).  The actual per-share conversion price will be equal to: the amount in the trust account, including all income earned (net of taxes and amounts disbursed to us for working capital purposes), as of two business days prior to the proposed consummation of the business combination, divided by the number of shares of common stock sold in this offering.  In connection with any vote required for a business combination, or any extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our business combination, our founding securityholders have agreed to vote their founder shares in accordance with the majority of the shares of common stock voted by our public stockholders (and to vote any shares of common stock purchased by them in or after this offering in favor of a business combination or extension).  As a result, our founding securityholders will not have any conversion rights attributable to their shares in the event that a business combination or extension is approved by a majority of our public stockholders.

RISK FACTORS

Investing in our securities involves a high degree of risk.  You should carefully consider the following risk factors and all other information contained in this prospectus before making a decision to invest in our units.  If any of the following risks occur, our business, financial condition or results of operations may be materially and adversely affected.  In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date.  Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities.  Since we do not have any operations or an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective of completing a business combination with one or more target businesses.  We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective target business with respect to a business combination.  We will not generate any revenues or income (other than income on the trust account) until, at the earliest, after the consummation of a business combination.

We will liquidate if we do not consummate a business combination.

Pursuant to our amended and restated certificate of incorporation, we have 24 months from the date of this prospectus within which to complete a business combination.  If we have entered into a definitive agreement with respect to a business combination within 24 months of the date of this prospectus and we anticipate that we may not be able to complete the business combination within 24 months, we may seek stockholder approval to extend the period of time to consummate a business combination by up to six months.  In such case, we will present such proposal to our stockholders.  The time period within which we must complete our business combination will not be extended unless (i) holders of a majority of our outstanding common stock approve the extension and (ii) conversion rights are exercised with respect to less than 40% of the shares sold in this offering.  If we fail to consummate a business combination within the required time frame, our corporate existence will cease, in accordance with our amended and restated certificate of incorporation, except for the purposes of winding up our affairs and liquidating.  We may not be able to find suitable target businesses within the required time frame.  In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination.  We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business.  We view this obligation to liquidate as an obligation to our stockholders and we expect that investors will make an investment decision, relying, at least in part, on this provision.  Thus, without the affirmative vote cast at a meeting of stockholders of at least 95% of our outstanding common stock, neither we nor our board of directors will take any action to amend or waive any provision of our amended and restated certificate of incorporation to allow us to survive for a period of time longer than 30 months after the date of this prospectus.  In addition, we will not support, directly or indirectly, or in any way endorse or recommend, that stockholders approve an amendment or modification to such provision if it does not appear we will be able to consummate a business combination within the foregoing time period.  If we are forced to liquidate, you may not receive the full amount of your investment.  Our founding securityholders have waived their rights to participate in any liquidation distribution with respect to their founder shares, and the shares of common stock underlying any founder warrants or any insider warrants acquired by our sponsor in a private placement that will occur on or prior to the date of this prospectus.  There will be no distribution from the trust account with respect to our warrants which will expire worthless.

Unlike most other blank check companies, we will be permitted, pursuant to our amended and restated certificate of incorporation, to seek to extend the date before which we must complete a business combination to up to 30 months.  As a result, your funds may be held in the trust account for up to 30 months.

Unlike most other blank check companies, if we have entered into a definitive agreement within 24 months following the consummation of this offering, we may seek to extend the date before which we must complete our business combination, to avoid being required to liquidate, beyond the 24 months to up to 30 months by calling a special (or annual) meeting of our stockholders for the purpose of soliciting their approval for such extension.  Without the option of extending to up to 30 months, if we enter into such agreement near the end of the 24-month period following the consummation of this offering, we may not have sufficient time to secure the approval of our stockholders and satisfy customary closing conditions.  If the proposal for the extension to up to 30 months is approved by our stockholders as described in this prospectus, we will have up to an additional six months beyond the 24-month period with which to complete our business combination.  As a result we may be able to hold your funds in the trust account for 30 months and thus delay the receipt by you of your funds from the trust account on liquidation.

We cannot assure you that other provisions of our amended and restated certificate of incorporation will not be amended other than the time period during which we must consummate a business combination.

Although we believe that a vote to amend or waive any provision of our amended and restated certificate of incorporation would likely take place only to allow additional time to consummate a pending business combination, we cannot assure you that other provisions relating to our consummation of a business combination of our amended and restated certificate of incorporation will not be amended or waived by the affirmative vote of at least 95% of our outstanding common stock.

You will not have any rights or interest in funds from the trust account, except under certain limited circumstances.

Our public stockholders will be entitled to receive funds from the trust account only in the event of (i) our liquidation or, (ii) if they seek to convert their respective shares of common stock into cash upon a business combination or the extension to up to 30 months which the stockholder voted against and which is completed by us or approved by stockholders in the case of the extension.  In no other circumstances will a stockholder have any right or interest of any kind in the trust account.

If we are forced to liquidate before the completion of a business combination and distribute the trust account, our public stockholders may receive significantly less than $9.80 per share and our warrants will expire worthless.

We must complete a business combination within 24 months from the date of this prospectus (or up to 30 months if our stockholders approve an extension).  If we are unable to complete a business combination within the prescribed time frame and are forced to liquidate the trust account, the per-share liquidation price received by our public stockholders from the trust account will be less than $10.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination.  Upon the liquidation of the trust account, public stockholders will be entitled to receive (unless there are claims not otherwise satisfied by the amount not held in the trust account or the indemnification provided by our sponsor and Messrs. Lorber and Liebowitz) approximately $9.80 per share plus income earned on their pro rata portion of the trust account (net of taxes payable and amounts permitted to be disbursed for working capital purposes), which includes $3,750,000 ($0.30 per unit) of the underwriters’ deferred discount and $3,500,000 ($0.28 per unit) of the purchase price of the insider warrants.  In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for claims made by our creditors.  We assume that in the event we liquidate we will not have to adopt a plan to provide for payment of claims that may potentially be brought against us.  Should this assumption prove to be incorrect, we may have to adopt such a plan upon our liquidation, which could result in the per-share liquidation amount to our stockholders being significantly less than $9.80 per share, without taking into account any income earned on the trust account (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account).  Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate the trust account in the event we do not complete a business combination within the prescribed time period.  For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section below entitled “Proposed Business—Effecting a Business Combination—Liquidation if no business combination.”

An effective registration statement may not be in place or a current prospectus may not be available when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants and causing such warrants to expire worthless.

Holders of our warrants (other than insider warrants) will be able to exercise the warrants only if (i) a current registration statement under the Securities Act relating to the shares of our common stock underlying the warrants is then effective and a current prospectus is available and (ii) such shares of common stock are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside.  In addition, under the terms of the warrant agreement holders of our warrants will not be able to net cash settle the warrants.  Although we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to maintain an effective registration statement and a current prospectus covering the shares of common stock underlying the warrants following completion of this offering to the extent required by federal securities laws, and we intend to comply with our undertaking, we cannot assure that we will be able to do so and therefore the warrants could expire worthless.  Such expiration would result in each holder paying the full unit purchase price solely for the shares of common stock underlying the unit.  In addition, we have agreed to use our best efforts to register the shares of common stock underlying the warrants under the blue sky laws of the states of residence of the existing warrant holders, to the extent an exemption is not available.  The value of the warrants may be greatly reduced if a registration statement covering the shares of common stock issuable upon the exercise of the warrants is not kept effective, if the related prospectus is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside.  Holders of warrants who reside in jurisdictions in which the shares of common stock underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised.  If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.

We may proceed with a business combination if public stockholders owning less than 40% of the shares sold in this offering properly exercise their conversion rights.  This requirement may make it easier for us to have a business combination approved over stockholder dissent.

When we seek stockholder approval of a business combination or any extension of the time period within which we must complete our business combination, we will offer each public stockholder the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination or extension and the business combination is approved and consummated or the extension is approved.  We will consummate the business combination only if the following two conditions are met: (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning less than 40% of the shares being sold in this offering cumulatively vote against the business combination or an extension of the time period within which we must consummate our business combination and exercise their conversion rights.  To date, most other blank check companies have a lower conversion threshold, which makes it more difficult for such companies to consummate their business combination.  Thus, because we permit a larger number of stockholders to exercise their conversion rights, it will be easier for us to consummate a business combination with a target business which you may believe is not suitable for us, and you may not receive the full amount of your original investment upon exercise of your conversion rights.  There can be no assurance that any converting stockholder will receive an amount that is equal to or more than his, her or its full invested amount.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering.

When we seek stockholder approval of an extended period or a business combination, we will offer each public stockholder (but not the founding securityholders or their permitted transferees) the right to have his, her, or its shares of common stock converted to cash if the public stockholder votes against the extended period or the business combination, as applicable, and the extended period is approved or the business combination is approved and completed, respectively.  Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” within the meaning of Section 13(d)(5) of the Securities Exchange Act of 1934, as amended, will be restricted from seeking conversion rights with respect to more than 10% on a cumulative basis of the shares of common stock included in the units being sold in this offering, even if such public stockholder votes against a proposed extended period or business combination with respect to all shares owned by him or his affiliates and other group members. Shares of common stock converted in connection with the vote on the extension and in connection with the vote on our business combination will be aggregated for purposes of this 10% limit. Accordingly, if you, together with any affiliates or any person with whom you are acting in concert or as a group, own more than 10%, on an aggregate basis, of the shares sold in this offering, vote all of your shares against a proposed business combination or extended period and such proposed business combination or extended period is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. We cannot assure you that the value of such additional shares will appreciate over time following a business combination or that the market price of the common stock will exceed the per-share conversion price.

We may require stockholders who wish to convert their shares to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising conversion rights.

We may require public stockholders who wish to convert their shares to physically tender their stock certificates to our transfer agent prior to the stockholder meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System.  We may impose such a requirement in order to provide a clear deadline and greater certainty as to the number of shares that will be subject to conversion following our business combination, as well as for administrative ease.  There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system.  The transfer agent will typically charge the tendering broker $35 and it would be the broker’s decision whether or not to pass this cost on to the converting holder.  Therefore, it may be cost prohibitive for stockholders owning a small number of shares to elect to convert such shares.  In addition, if an initial business combination is not approved then those stockholders who previously elected to convert their shares will have needlessly incurred the cost of tendering their shares. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination or an extension of the time period within which we must complete our business combination will indicate whether we are requiring stockholders to satisfy such a delivery requirement, in which case, a stockholder would have from the time we send out our proxy statement through the vote on the business combination or extension to deliver his shares if he wishes to exercise his conversion rights.  If applicable, this time period will vary depending on the specific facts of each transaction.  In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request.  It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent.  However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate.  While we have been advised that it takes a short period of time to deliver shares through the DWAC System, we cannot assure you of this fact.  Accordingly, if it takes longer than we anticipate for stockholders to deliver their shares, stockholders who wish to convert may be unable to meet the deadline for exercising their conversion rights and thus will be unable to convert their shares.

Our stockholders may be held liable for claims against us by third parties to the extent of distributions received by them.

Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months from the date of this prospectus (or up to 30 months if our stockholders approve an extension).  If we have not completed a business combination within this timeframe, pursuant to the Delaware General Corporation Law, our corporate existence will cease except for the purposes of winding up our affairs and liquidating.  Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution.  If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.  However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures.  Because we will not be complying with those procedures, we are required, pursuant to Section 281(b) of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that potentially may be brought against us within the subsequent 10 years.  Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could potentially be brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders.  We cannot assure you that we will properly assess all claims that potentially may be brought against us.  We assume that in the event we liquidate we will not have to adopt a plan to provide for payment of claims that may potentially be brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them and any liability of our stockholders may extend well beyond the third anniversary of such date.  Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.  In the event of our liquidation, we may have to adopt a plan to provide for the payment of claims that may potentially be brought against us, which could result in the per-share liquidation amount to our stockholders being significantly less than $9.80.

Our placing of funds in trust may not protect those funds from third-party claims against us.

Third-party claims may include contingent or conditional claims and claims of directors and officers entitled to indemnification under our amended and restated certificate of incorporation.  We intend to pay any claims, to the extent sufficient to do so, from our funds not held in trust.  Although we will seek to have all vendors, service providers and prospective target businesses or other entities with which we execute agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements.  Even if they execute such agreements, they could bring claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account.  If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims.

Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver.  In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative.  In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and not seek recourse against the trust account for any reason.  Accordingly, the proceeds held in trust could be subject to claims that could take priority over the claims of our public stockholders and the per-share liquidation price could be less than the $9.80 per share held in the trust account, plus income (net of any taxes due on such income, which taxes, if any, shall be paid from the trust account), due to claims of such creditors.  If we are unable to complete a business combination and liquidate the company, our sponsor and Messrs. Lorber and Liebowitz will be jointly and severally liable if we did not obtain a valid and enforceable waiver from any vendor, service provider, prospective target business or other entity of any rights or claims to the trust account, to the extent necessary to ensure that such claims do not reduce the amount in the trust account below the amount on the date of the consummation of this offering.  We believe that our sponsor and Messrs. Lorber and Liebowitz will have sufficient assets to cover their indemnification obligations; however, we cannot assure you that our sponsor and Messrs. Lorber and Liebowitz will be able to satisfy those obligations.  The indemnification provisions are set forth in an insider letter to be executed on behalf of our sponsor and Messrs. Lorber and Liebowitz.  The insider letter specifically sets forth that in the event we obtain a valid and enforceable waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our stockholders from a vendor, service provider, prospective target business or other entity, the indemnification from our sponsor and Messrs. Lorber and Liebowitz will not be available.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders.  To the extent any bankruptcy claims deplete the trust account we cannot assure you we will be able to return to our public stockholders the liquidation amounts due them.

In certain circumstances, our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing itself and our company to claims of punitive damages.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.”  As a result, a bankruptcy court could seek to recover all amounts received by our stockholders.  Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after the termination of our existence by operation of law, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets.  Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or as having acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.  We cannot assure you that claims will not be brought against us for these reasons.

If the net proceeds of this offering not being placed in trust together with income earned on the trust account available to us are insufficient to allow us to operate for at least 24 months (or up to 30 months if our stockholders approve an extension) following the consummation of this offering, we may not be able to complete a business combination.

We currently believe that, upon consummation of this offering, the $100,000 of funds available to us outside of the trust account together with up to $2,100,000 of income earned on the trust account that may be released to us will be sufficient to allow us to operate for at least 24 months (or up to 30 months if our stockholders approve an extension) following the consummation of this offering, assuming that a business combination is not consummated during that time.  However, if costs are higher than expected we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, any potential target businesses.  We will depend on sufficient income being earned on the proceeds held in the trust account to provide us with up to $2,100,000 of additional working capital we may need to identify one or more target businesses and to consummate our business combination, as well as to pay any taxes that we may owe.  A substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close our business combination.  In such event, we would need to raise additional funds to operate or may be forced to liquidate.  Neither our sponsor nor any member of our management team nor any other person is under any obligation to loan us money under such circumstances.

We could use a portion of these funds to pay due diligence costs in connection with a potential business combination or to pay fees to consultants to assist us with our search for a target business.  We could also use a portion of these funds as a down payment, “reverse break-up fee” (a provision in a merger agreement designed to compensate the target for any breach by the buyer which results in a failure to close the transaction), or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with others on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so.  If we entered into such a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise) or if we agree to a reverse break-up fee and subsequently were required to pay such fee as a result of our failure to consummate the transaction in accordance with the merger agreement, we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, any other potential target businesses.  In such event, we would need to raise additional funds to operate or may be forced to liquidate.  Neither our sponsor nor any member of our management team nor any other person is under any obligation to loan us money under such circumstances.

Our current officers and directors may resign upon consummation of a business combination.

Upon consummation of a business combination, the role of our current officers and directors in the target business cannot presently be fully ascertained.  While one or more of our current officers and directors may remain in senior management or as a director following a business combination, we may employ other personnel following the business combination.  If we acquire a target business in an all-cash transaction, it would be more likely that our current officers and our directors would remain with us if they chose to do so.  If a business combination were structured as a merger whereby the stockholders of the target company were to control the combined company following a business combination, it may be less likely that our current officers or directors would remain with the combined company unless it was negotiated as part of the transaction pursuant to the acquisition agreement, an employment agreement or other arrangement.

Negotiated retention of officers and directors after a business combination may create a conflict of interest.

If, as a condition to a potential business combination, we negotiate to have our current officers and directors retained after the consummation of the business combination, such negotiations may result in a conflict of interest.  The ability of such individuals to remain with us after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.  In making the determination as to whether current management should remain with us following the business combination, we will analyze the experience and skill set of the target business’s management and negotiate as part of the business combination that our current officers and directors remain if it is believed that it is in the best interests of the combined company after the consummation of the business combination.  Although we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct.

Because any target business with which we attempt to complete a business combination will be required to provide our stockholders with financial statements prepared in accordance with and reconciled to U.S. generally accepted accounting principles, the pool of prospective target businesses may be limited.

In accordance with the requirements of U.S. federal securities laws, in order to seek stockholder approval of a business combination, a proposed target business will be required to have certain financial statements that are prepared in accordance with, or that can be reconciled to, U.S. generally accepted accounting principles, or U.S. GAAP, and audited in accordance with the standards of the Public Company Accounting Oversight Board (United States). To the extent that a proposed target business does not have financial statements that have been prepared with, or that can be reconciled to, U.S. GAAP, and audited in accordance with the standards of the PCAOB, we will not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses.

Because of our limited resources and the significant competition for business combination opportunities, including numerous companies with a business plan similar to ours, it may be more difficult for us to complete a business combination.

Based upon publicly available information, as of February 29, 2008, we have identified approximately 155 blank check companies that have gone public since August 2003.  Of these companies, only 47 have completed a business combination, while nine (9) will be or have been liquidating.  The remaining approximately 99 blank check companies have more than $16.2 billion in trust and are seeking to complete business acquisitions.  Of these companies, only 25 have announced that they have entered into definitive agreements with respect to potential business combinations but have not yet consummated business combinations.  Accordingly, there are approximately 74 blank check companies with more than $13.8 billion in trust that have filed registration statements and are seeking, or will be seeking, to complete business combinations.  Furthermore, the fact that only 47 of such companies have completed business combinations and only 25 other of such companies have entered into definitive agreements for business combinations, and nine (9) have liquidated or will be liquidating, may be an indication that there are only a limited number of attractive targets available to such entities or that many targets are not inclined to enter into a transaction with a blank check company, and therefore we also may not be able to consummate a business combination within the prescribed time period.  If we are unable to consummate an initial transaction within the prescribed time period, our purpose will be limited to dissolving, liquidating and winding up.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies, and other entities, domestic and international, competing for the type of businesses that we may intend to acquire.  Many of these individuals and entities are well-established and have extensive experience in identifying and effecting business combinations, directly or through affiliates.  Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors.  While we believe that there are numerous target businesses that we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources.  This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses.  Furthermore, the obligation that we have to seek stockholder approval of a business combination may delay the consummation of a transaction.  Additionally, our outstanding warrants and the underwriters’ unit purchase option and the future dilution they potentially represent may not be viewed favorably by certain target businesses.  Also, our obligation to convert into cash up to 40% of the shares of common stock issued in this offering in certain instances may reduce the resources available for a business combination.  Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

We cannot assure you we will be able to successfully compete for an attractive business combination.  Additionally, because of this competition, we cannot assure you we will be able to effectuate a business combination within the prescribed time period.  If we are unable to consummate a business combination within the prescribed time period, we will be forced to liquidate.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with an unidentified target business, we may be deemed to be a “blank check” company under the U.S.  securities laws.  However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419.  Accordingly, investors will not be afforded the benefits or protections of those rules, such as entitlement to all the interest earned on the funds deposited in the trust account.  Because we are not subject to these rules, including Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances than we would if we were subject to such rule.

Since we have not yet selected any target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the business’s operations and investors will be relying on management’s ability to source business transactions.

Because we have not yet identified a prospective target business, investors in this offering currently have no basis to evaluate the possible merits or risks of the target business.  Although our management will evaluate the risks inherent in a particular target business, we cannot assure you that they will properly ascertain or assess all of the significant risk factors.  We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a target business.  Except for the limitations that a target business or businesses together have a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts disbursed to us for working capital purposes and excluding the amount of the underwriters’ deferred discount) at the time of the acquisition (or, if our stockholders have voted to extend our period to complete an acquisition, at the time of the extension vote) and that we will not complete a business combination with any entity engaged in any of the following as its principal business: (i) real estate brokerage, (ii) insurance brokerage and employee benefits, (iii) retail investment advisory and asset management services, (iv) quick service restaurants or (v) tobacco, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate.  Investors will be relying on management’s ability to source business transactions, evaluate their merits, conduct or monitor diligence and conduct negotiations.  While we do not intend to pursue a business combination with any company that is affiliated with our sponsor, executive officer or directors, we are not prohibited from pursuing such a transaction.  In addition, we will not consider business opportunities that were presented to our sponsor or its employees, or opportunities that our sponsor or its employees have become aware of, prior to the consummation of this offering.  For a more complete discussion of our selection of a target business, see the section below entitled “Proposed Business—Effecting a Business Combination—We have not identified a target business.”

We are excluded from entering into a business combination in certain industries in which our Chairman of the Board and our President and Chief Executive Officer have served or currently serve in significant management positions with businesses in these industries.

Our efforts in identifying prospective target businesses will not be limited to a particular industry or group of industries, however, we will not complete a business combination with any entity engaged in any of the following as its principal business: (i) real estate brokerage, (ii) insurance brokerage and employee benefits, (iii) retail investment advisory and asset management services, (iv) quick service restaurants or (v) tobacco.  Although Messrs. Lorber and Liebowitz have served or currently serve in significant management positions for businesses in these industries, due to certain conflicts, contractual limitations or fiduciary obligations involving Messrs. Lorber and Liebowitz we will be unable to complete a business combination with entities in these industries.  As a result, we may be unable to benefit from all of the contacts, experience and business relationships of Messrs. Lorber and Liebowitz.

We may issue shares of common stock to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share.  Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 64,000,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares of common stock upon full exercise of our outstanding warrants (including founder warrants and insider warrants) and the unit purchase option granted to the underwriters) and all of the 1,000,000 shares of preferred stock available for issuance.  Although we have no commitment as of the effective date of the registration statement, we are likely to issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete a business combination.  The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;

•
will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, most likely will also result in the resignation or removal of our present officers and directors, and could result in the holders of our common stock prior to such transaction holding in the aggregate less than a majority of our common stock after such transaction; and

•	may adversely affect prevailing market prices for our common stock.

For a more complete discussion of the possible structure of a business combination, see the section below entitled “Proposed Business—Effecting a Business Combination—We have not identified a target business.”

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete a business combination.  The incurrence of debt could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due, if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand;

•	covenants that limit our ability to pay dividends on our common stock, to acquire capital assets or make additional acquisitions; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

Our stockholders prior to the business combination may end up owning a minority of the voting and/or equity interests of the surviving company after giving effect to the business combination.

We will have the flexibility to acquire less than 100% of the equity interests or assets of the target enterprise but in no event will we acquire less than a controlling share of the target enterprise either through the acquisition of a majority of the voting equity interests in the target or through the acquisition of a significant voting equity interest that enables us to exercise a greater degree of control over the target than any other equity holder.  In order to consummate such a business combination, we may issue a significant amount of debt or equity securities to the sellers of such business or businesses and/or seek to raise additional funds through an offering of debt or equity securities or borrowings under a credit facility. If we issue equity securities in order to consummate a business combination, our stockholders prior to the business combination could end up owning a minority of the voting and/or equity interests of the surviving company after giving effect to the business combination.

Foreign, cultural, political and financial market conditions could impair any international operations and financial performance.

Our target business may be based outside of the United States and/or some or all of our operations may be conducted or products may be sold in countries where economic growth has slowed; or where economies have suffered economic, social and/or political instability or hyperinflation or where the ability to repatriate funds has been delayed or impaired in recent years.  The economies of other foreign countries important to our operations, including other countries in Europe, Latin America and Asia, could also suffer slower economic growth or economic, social and/or political instability in the future.  International operations, including manufacturing and sourcing operations (and the international operations of our customers), are subject to inherent risks which could adversely affect us, including, among other things:

•	new restrictions on access to markets;

•	lack of developed infrastructure;

•	inflation;

•	fluctuations in the value of currencies;

•	changes in and the burdens and costs of compliance with a variety of foreign laws and regulations, including tax laws, accounting standards, environmental laws and occupational health and safety laws;

•	political and economic instability;

•	increases in duties and taxation;

•	restrictions on transfer of funds;

•	restrictions on foreign ownership of property and/or expropriation of foreign-owned assets; and

•	other adverse changes in policies, including monetary, tax and/or lending policies, encouraging foreign investment or foreign trade by our host countries.

Should any of these risks occur, our ability to export our products or repatriate profits could be impaired and we could experience a loss of sales and profitability from our international operations.

If we effect a business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our business operations and financial results.

We may effect a business combination with a company located outside of the United States.  If we did, we would be subject to many special considerations or risks associated with companies operating in the target business’s governing jurisdiction, including any of the following:

•	rules and regulations or currency conversion or corporate withholding taxes on individuals;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations;

•	challenges in collecting accounts receivable;

•	cultural and language differences; and

•	employment regulations.

We cannot assure you that we would be able to adequately address these additional risks.  If we were unable to do so, our operations might suffer.

Our business combination may take the form of an acquisition of less than a 100% ownership interest, which could adversely affect our decision-making authority and result in disputes between us and third party minority owners.

Our business combination may take the form of an acquisition of less than a 100% ownership interest in certain assets or entities.  In such case, the remaining minority ownership interest may be held by third parties who may or may not have been involved with the assets or entities prior to our acquisition of such ownership interest.  With such an acquisition, we will face additional risks, including the additional costs and time required to investigate and otherwise conduct due diligence on holders of the remaining ownership interest and to negotiate stockholder agreements and similar agreements.  Moreover, the subsequent management and control of such a business will entail risks associated with multiple owners and decision-makers.  Such acquisitions also involve the risk that third-party owners of the minority ownership interest might become insolvent or fail to fund their share of required capital contributions.  Such third parties may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives.  Such acquisitions may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the third-party owners of the minority ownership interest would have full control over the business entity.  Disputes between us and such third parties may result in litigation or arbitration that would increase our expenses and distract our officers and/or directors from focusing their time and effort on our business.  Consequently, actions by, or disputes with, such third parties might result in subjecting assets owned by the business entity to additional risk.  We may also, in certain circumstances, be liable for the actions of such third parties.  For example, in the future we may agree to guarantee indebtedness incurred by the business entity.  Such a guarantee may be on a joint and several basis with the third-party owners of the minority ownership interest in which case we may be liable in the event such third parties default on their guaranty obligation.

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, including our officers, directors and others who may not continue with us following a business combination.

Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel, including Howard M. Lorber, the Chairman of our board of directors, and Michael S. Liebowitz, our President, Chief Executive Officer and a member of our board of directors.  Our key personnel will also be officers, directors, and/or members of other entities, who we anticipate we will have access to on an as needed basis, although there are no assurances that any such personnel will be able to devote either sufficient time, effort or attention to us when we need it.  None of our key personnel, including our other executive officers, will have entered into employment or consultant agreements with us.  Further, although we presently anticipate that our officers will remain associated in senior management, advisory or other positions with us following a business combination, some or all of the management associated with a target business may also remain in place.  As such, our key personnel may not continue to provide services to us after the consummation of a business combination if we are unable to negotiate employment or consulting agreements with them in connection with or subsequent to the business combination, the terms of which would be determined at such time between the respective parties.  Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business combination.  While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with us after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.

Our officers and directors will allocate some portion of their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs.  This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments.  We presently expect each of our executive officers to devote an average of approximately 10-20 hours per week to our business.  We do not intend to have any full-time employees prior to the consummation of a business combination.  Our executive officers and directors are currently employed by other entities and are not obligated to devote any specific number of hours to our affairs.  If other entities require them to devote more substantial amounts of time to their business and affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination.  We cannot assure you that these conflicts will be resolved in our favor.  For a discussion of potential conflicts of interest that you should be aware of see the section below entitled “Management—Conflicts of Interest.”

Howard M. Lorber, our Chairman of the Board, is also a director of another blank check company and our sponsor, officers and directors may in the future become affiliated with additional entities that are, engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Howard M. Lorber, our Chairman of the Board, is also a director of SP Acquisition Holdings, Inc., which is a blank check company engaged in activities similar to those intended to be conducted by us.  Accordingly, unless and until SP Acquisition consummates a business combination or liquidates prior thereto, Mr. Lorber may become aware of investment and business opportunities that may be appropriate for presentation to our company as well as to SP Acquisition and Mr. Lorber may owe fiduciary duties to present SP Acquisition with business opportunities before presenting such opportunities to us.

In addition, our sponsor, officers and directors may in the future become affiliated with additional entities, including other “blank check” companies which may be engaged in activities similar to those intended to be conducted by us.  Additionally, our sponsor, officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties or other contractual obligations.  No formal procedures have been established to determine how conflicts of interest that may arise due to duties or obligations owed to other entities will be resolved, and we currently have no intention of establishing such procedures.  Accordingly, because of their pre-existing fiduciary duties, our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.  For a more detailed discussion of our management’s business affiliations and the potential conflicts of interest of which you should be aware, see the sections entitled “Management—Directors and Executive Officers” and “Certain Relationships and Related Transactions.”

In addition, our amended and restated certificate of incorporation will provide that the doctrine of corporate opportunity, or any other analogous doctrine, will not apply against the company or any of our officers or directors in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations that they may have as of the date of this prospectus.

Our founding securityholders currently own shares of our common stock that will not participate in the liquidation of the trust account and a conflict of interest may arise in determining whether a particular target business is appropriate for a business combination.

Our founding securityholders own units that include the founder shares and founder warrants that were issued prior to this offering, but have waived their rights to participate in any liquidation distribution with respect to the founder shares if we are unable to consummate a business combination.  In addition, our sponsor has agreed to purchase an aggregate of 3,500,000 insider warrants directly from us in a private placement on or prior to the date of this prospectus at a purchase price of $1.00 per warrant for an aggregate purchase price of $3,500,000.  The founder shares, the founder warrants and the insider warrants will expire worthless if we do not consummate a business combination.  The personal and financial interests of our officers and our directors may influence their motivation in timely identifying and selecting a target business and consummating a business combination.  Consequently, the discretion of our officers and directors in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest, and as a result of such conflicts management may choose a target business that is not in the best interests of our public stockholders.

The requirement that we complete a business combination within 24 months from the date of this prospectus (or up to 30 months if our stockholders approve an extension) may give potential target businesses leverage over us in negotiating a business combination.

We will liquidate and promptly distribute only to our public stockholders the amount in our trust account (subject to our obligations under Delaware law for claims of creditors) plus any remaining net assets if we do not effect a business combination within 24 months from the date of this prospectus (or up to 30 months if our stockholders approve an extension).  Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement.  Consequently, such target businesses may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be unable to complete a business combination with any target business.  This risk will increase as we get closer to the time limits referenced above.

The requirement that we complete a business combination by 24 months from the date of this prospectus (or up to 30 months if our stockholders approve an extension) may motivate our officers and directors and our sponsor to approve a business combination during that time period so that they may have their out-of-pocket expenses reimbursed.

Our officers and directors and our sponsor may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, including traveling to and from the offices, services centers or similar locations of prospective target businesses to examine their operations.  The funds for such reimbursement will be provided from the money that is being held outside of the trust or is permitted to be disbursed to us from the trust.  Such payments may be significant and there can be no assurance that they will not exceed our working capital budget.  In the event that we do not effect a business combination within 24 months from the date of this prospectus (or up to 30 months if our stockholders approve an extension), then any expenses incurred by our officers and directors and our sponsor, in excess of the money being held outside of the trust or permitted to be disbursed to us from the trust will not be repaid as we will liquidate at such time.  On the other hand, if we complete a business combination within such prescribed time period, those expenses will be repaid by the target business.  Consequently, our officers and directors and our sponsor may have an incentive to complete a business combination other than just what is in the best interest of our stockholders.

Certain of our officers or directors, or their affiliates, have never been associated with a blank check company and such lack of experience could adversely affect our ability to consummate a business combination.

Certain of our officers or directors, or their affiliates, have never been associated with a blank check company.  Accordingly, you may not have sufficient information with which to evaluate the ability of our management team to identify and complete a business combination using the proceeds of this offering.  Our management’s lack of experience in operating a blank check company could adversely affect our ability to consummate a business combination and could result in our having to liquidate our trust account.  If we liquidate, our public stockholders could receive less than the amount they paid for our securities, causing them to incur significant financial losses.

Our officers, directors, security holders and their respective affiliates may have a pecuniary interest in certain transactions in which we are involved, and may also compete with us.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest.  Accordingly, such parties may have an interest in certain transactions such as strategic partnering or joint venturing in which we are involved, and may also compete with us.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If our common stock becomes subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected.  As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock will be subject to these “penny stock” rules.  Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to the transaction prior to sale;

•
provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•
obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

Initially, we may only be able to complete one business combination, which will cause us to be solely dependent on a single asset or property.

The net proceeds from this offering and the insider private placement (excluding $3,750,000 held in the trust account which represents the underwriters’ deferred discount) will provide us with approximately $118,750,000 which will be held in trust and may be used by us to complete a business combination.  We currently have no restrictions on our ability to seek additional funds through the sale of securities or through loans.  As a consequence, we could seek to acquire one or more assets or operating businesses that together have a fair market value significantly in excess of 80% of our net assets held in trust (net of taxes and amounts disbursed to us for working capital purposes and excluding the amount of the underwriters’ deferred discount).  Although as of the date of this prospectus we have not engaged or retained, had any discussions with, or entered into any agreements with any third party regarding any such potential financing transactions, we could seek to fund such a business combination by raising additional funds through the sale of our securities or through loan arrangements.  However, if we were to seek such additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination.  Consequently, it is probable that we will have the ability to complete only a single business combination, although this may entail the simultaneous acquisitions of several assets or closely related operating businesses at the same time.  However, should our management elect to pursue more than one acquisition of target businesses simultaneously, our management could encounter difficulties in consummating all or a portion of such acquisitions due to a lack of adequate resources, including the inability of management to devote sufficient time to the due diligence, negotiation and documentation of each acquisition.  Furthermore, even if we complete the acquisition of more than one target business at substantially the same time, there can be no assurance that we will be able to integrate the operations of such target businesses.  Accordingly, the prospects for our ability to effect our business strategy may be:

•	solely dependent upon the performance of a single business; or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry.  Furthermore, since our business combination may entail the simultaneous acquisitions of several assets or operating businesses at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their assets or businesses is contingent upon the simultaneous closings of the other acquisitions.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering and the insider private placement will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business to acquire, we cannot ascertain the capital requirements for any particular transaction.  If the net proceeds of this offering and the insider private placement prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in the course of searching for suitable target business that we can afford to acquire, or the obligation to convert into cash a significant number of shares of common stock from dissenting stockholders, we will be required to seek additional financing.  We cannot assure you that any additional financing will be available to us on acceptable terms, if at all.  Commencing in the third quarter of 2007, the global financial markets experienced declining equity valuations and disruptions in the credit markets due to liquidity imbalances and repricing of risk.  These factors have caused and may continue to cause disruptions in the credit markets, which may impact our ability to obtain additional financing on reasonable terms, if at all.  To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate.  In addition, it is possible that we could use a portion of the funds not in the trust account to make a deposit, down payment or fund a “no-shop” provision with respect to a proposed business combination, although we do not have any current intention to do so.  In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding a suitable business combination without securing additional financing.  If we are unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would liquidate the trust account, resulting in a loss of a portion of your investment.  In addition, if we consummate a business combination, we may require additional financing to fund continuing operations and/or growth.  The failure to secure additional financing if required could have a material adverse effect on our ability to continue to develop and grow, even if we consummate a business combination.  None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.  For a more complete discussion regarding the liquidation of our trust account if we cannot consummate a business combination, see “Proposed Business—Effecting a Business Combination—Liquidation if no business combination.”

Our founding securityholders control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of our offering, and after giving effect to the issuance of the founder units, our founding securityholders will collectively own 20% of our issued and outstanding common stock (assuming they do not purchase units in this offering, in which case they will own a larger percentage).  This ownership interest, together with any other acquisitions of our shares of common stock (or warrants which are subsequently exercised), could allow the founding securityholders to collectively influence the outcome of matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions after completion of our business combination.  In the event that the founding securityholders acquire shares of our common stock in this offering or in the aftermarket, we anticipate that they would vote such shares in favor of our business combination.  Thus, additional purchases of shares of our common stock by our founding securityholders would likely allow them to exert additional influence over the approval of our business combination.  Factors that would be considered in making such additional purchases would include consideration of the current trading price of our common stock.  The interests of our founding securityholders and your interests may not always align and taking actions which require approval of a majority of our stockholders, such as selling the company, may be more difficult to accomplish.

You will experience immediate and substantial dilution from the purchase of our common stock.

Our founding securityholders paid an aggregate of $25,000, or approximately $0.00696 per founder unit, for the 3,593,750 founder units (including the 468,750 units subject to mandatory redemption (for a maximum aggregate redemption price of $3,261) if and to the extent the underwriters’ over-allotment option is not exercised) issued and outstanding prior to this offering.  The difference between the public offering price per share of common stock (assuming no value is attributed to the warrants) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering.  Our founding securityholders acquired their founder units at a nominal price, significantly contributing to this dilution.  Assuming this offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 34.2% or approximately $3.42 per share (the difference between the pro forma net tangible book value per share of approximately $6.58, and the initial offering price of $10.00 per unit), not including the effect of certain offering costs for which payment is deferred until consummation of a business combination.

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

In connection with this offering, we will be issuing warrants to purchase up to 12,500,000 shares of common stock.  In addition, we have also agreed to issue up to an additional 1,875,000 warrants to purchase additional shares of our common stock if the over-allotment option that we granted to our underwriters is exercised in full.  In January 2008, we issued 3,125,000 founder warrants (468,750 of which are subject to mandatory redemption (for a maximum aggregate redemption price of $3,261) if and to the extent the underwriters’ over-allotment option is not exercised in full) and, on or prior to the date of this prospectus we will issue and sell 3,500,000 insider warrants to our sponsor in exchange for $3,500,000 to be deposited in our trust account.

To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares of common stock upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business.  Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares of common stock issued to consummate the business combination.  Therefore, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business.  In addition, the sale, or even the possibility of sale, of the shares of common stock issuable upon exercise of the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing.  If and to the extent these warrants are exercised, you may experience dilution to your holdings.

If we redeem the warrants included in the units offered to the public, considering our founder warrants and the insider warrants are non-redeemable so long as they are held by the founding securityholders or their permitted transferees, it could provide the founding securityholders and their permitted transferees with the ability to realize a larger gain than the public warrant holders.

The warrants held by our public warrant holders may be called for redemption at any time after the warrants become exercisable:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days prior written notice of redemption to each warrant holder; and

•
if, and only if, the last sale price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to warrant holders.

In addition, we may not redeem such warrants unless the public warrants and the shares of common stock issuable upon exercise of those warrants are covered by an effective registration statement and a current prospectus from the beginning of the 30 trading day measurement period referred to above through the date fixed for the redemption.

Redemption of the warrants could force the warrant holders to (i) exercise the warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, (ii) sell the warrants at the then current market price when they might otherwise wish to hold the warrants or (iii) accept the nominal redemption price, which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants.

As a result of the founder warrants and the insider warrants not being subject to redemption so long as they are held by the founding securityholders or their permitted transferees, holders of such warrants could realize a larger gain than our public warrant holders in the event we redeem our public warrants.

A market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

Although we have applied to have our securities listed on the American Stock Exchange, as of the date of this prospectus, there is currently no market for our securities.  Prospective stockholders therefore have no access to information about prior trading history on which to base their investment decision.  Once listed on the American Stock Exchange, an active trading market for our securities may never develop or, if developed, may not be sustained.  You may be unable to sell your securities unless a market can be established and/or sustained.

If our founding securityholders exercise their registration rights, and/or if the underwriters elect to exercise their unit purchase option it may have an adverse effect on the market price of our common stock, and the existence of the registration rights and the unit purchase option may make it more difficult to effect a business combination.

Pursuant to a registration rights agreement between us and our founding securityholders, the holders of the founder units (and the founder shares and founder warrants comprising such founder units and the shares of common stock issuable upon exercise of such warrants) and the insider warrants (and the common stock issuable upon exercise of such warrants) will be entitled to two demand registration rights, “piggy-back” registration rights and short-form resale registration rights commencing after the consummation of our business combination, in the case of the insider warrants, and 180 days after the consummation of our business combination, in the case of the founder units. We will bear the expenses incurred in connection with the filing of any such registration statements pursuant to such rights.

If all of the registration rights are exercised in full, assuming the over-allotment option is not exercised, there will be an additional 3,125,000 shares of common stock and up to 6,625,000 shares of common stock issuable on exercise of the founder warrants and the insider warrants eligible for trading in the public market.

In addition, we have agreed to sell to the underwriters a unit purchase option to purchase up to a total of 625,000 units substantially similar to those units being sold in this offering, except that the warrants issued as part of the unit purchase option will be exercisable at $9.00 per share.  Although the purchase option and its underlying securities have been registered on the registration statement of which this prospectus forms a part, the option grants holders demand and “piggy-back” registration rights for periods of five and seven years, respectively, from the consummation of this offering.  These rights apply to all of the securities directly and indirectly issuable upon exercise of the option.  If this unit purchase option is exercised, and all of the underlying warrants are also exercised, there will be an additional 1,250,000 shares of our common stock eligible for trading in the public market.  The presence of these additional numbers of securities eligible for trading in the public market may have an adverse effect on the market price of our common stock.  In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future dilutive effect their exercise may have on the trading market for our common stock.

If we are deemed to be an investment company under the Investment Company Act of 1940, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination, or we may be required to incur additional expenses if we are unable to liquidate after the expiration of the allotted time periods.

If we are deemed to be an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the 1940 Act.  To this end, the proceeds held in trust may be invested by the trust agent only in U.S.  “government securities” within the meaning of Section 2(a)(16) of the 1940 Act with a maturity of 180 days or less, or in registered money market funds meeting certain conditions under Rule 2a-7 promulgated under the 1940 Act.  By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the 1940 Act.  This offering is not intended for persons who are seeking a return on investments in government securities.  The trust account and the purchase of government securities for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, liquidation and return of the funds held in this trust account to our public stockholders.

If we are deemed to be an investment company at any time, we will be required to comply with additional regulatory requirements under the 1940 Act, which would require additional expenses for which we have not budgeted.

The determination for the offering price of our units is more arbitrary compared with the pricing of securities for an operating company in a particular industry and as a result we may not have sufficient funds to consummate an initial business combination.

The public offering price of the units and the terms of the warrants were negotiated between us and the representative of the underwriters.  Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results with which to compare them. In addition, because we have not identified any potential target businesses, management’s assessment of the financial requirements necessary to complete our initial business combination may prove to be inaccurate, in which case we may not have sufficient funds to consummate our initial business combination and we would be forced to either find additional financing or liquidate, or we may have too great an amount in the trust account to identify a target having a fair market value of at least 80% of our net assets in the trust.

We may not obtain an opinion from an unaffiliated third party as to the fair market value of the target business or businesses or that the price we are paying for such business or businesses is fair to our stockholders.

We are not required to obtain an opinion from an unaffiliated third party that the target business or businesses we select have a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts disbursed to us for working capital purposes and excluding the amount of the underwriters’ deferred discount) at the time of our business combination (or, if our stockholders have voted to extend our period to complete an acquisition, at the time of the extension vote), unless our board is not able to independently determine that the target business or businesses have a sufficient fair market value. We are also not required to obtain an opinion from an unaffiliated third party that the price we are paying for the target business or businesses we select is fair to our stockholders.

Firms providing fairness opinions typically place limitations on the purposes for which the opinion may be used, and there can be no assurances that, as a result of such limitations or applicable law, our stockholders, in addition to our board of directors, will be entitled to rely on any opinion that may be obtained.  We expect to require that any firm selected by us to provide a fairness opinion will adhere to general industry practice in stating the purposes for which its opinion may be used.  If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors.

In the event that our securities are listed on the American Stock Exchange, the American Stock Exchange may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering.  We cannot assure you that our securities, if listed, will continue to be listed on the American Stock Exchange in the future.  In addition, in connection with a business combination, it is likely that the American Stock Exchange may require us to file a new listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements.  We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•
a determination that our common stock is a “penny stock,” which would require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common stock;

•	a more limited amount of news and analyst coverage for our company;

•	a decreased ability to issue additional securities or obtain additional financing in the future; and

•	a decreased ability of our securityholders to sell their securities in certain states.

Provisions in our charter documents and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our charter and bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests.  Moreover, our board of directors has the ability to designate the terms of and issue new series of preferred stock and the terms of and issuance of any such series of preferred stock could reduce the value of our common stock.  Although our charter includes a provision that exempts us from anti-takeover provisions under Delaware law, we may nonetheless become subject to such provisions, which could delay or prevent a change of control.  Together these provisions may make the removal of management more difficult and may discourage transactions that could otherwise involve payment of a premium over prevailing market prices for our securities.

Uninsured claims and litigation could adversely impact our operating results.

After a business combination, we expect to have insurance coverage against operating hazards, including product liability claims and personal injury claims related to our products, to the extent deemed prudent by our management and to the extent insurance is available, but no assurance can be given that the nature and amount of that insurance will be sufficient to fully indemnify us against liabilities arising out of pending and future claims and litigation.  This insurance will have deductibles or self-insured retentions and will contain certain coverage exclusions.  The insurance will not cover damages from breach of contract by us or based on alleged fraud or deceptive trade practices.  Insurance and customer agreements in general do not provide complete protection against losses and risks, and our results of operations could be adversely affected by unexpected claims not covered by insurance.

We may not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses.

Our business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition (or, if our stockholders have voted to extend our period to complete an acquisition, at the time of the extension vote).  Consequently, we expect to have the ability to effect only a single business combination, although this process may entail the simultaneous acquisitions of several operating businesses.  Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation.  Unlike other entities that may have the resources to complete several business combinations of entities or assets operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses.  By consummating a business combination with only a single entity or asset, our lack of diversification may:

•
subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

In the event we ultimately determine to simultaneously acquire several businesses or assets and such businesses or assets are owned by different sellers, we may need for each of such sellers to agree that our purchase of its business or assets is contingent on the simultaneous closings of the other acquisition or acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination.  With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the businesses or assets into a single operating business.

We may have limited ability to evaluate the target business’s management

Although we intend to closely scrutinize the incumbent management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment will prove to be correct.  In addition, we cannot assure you that new members that join our management following a business combination will have the necessary skills, qualifications or abilities to manage a public company.  Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty.  While our current officers and directors may remain associated in senior management or advisory positions with us following a business combination, they may not devote their full time and efforts to our affairs subsequent to a business combination.  Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with such business combination, which would be negotiated at the same time as the business combination negotiations are being conducted and which may be a term of the business combination.  Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination.  While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.  Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement or replace the incumbent management of the target business.  We cannot assure you that we will have the ability to recruit such managers, or that any such managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management, if any.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements.  All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements.  Such forward-looking statements include statements regarding, among others, (a) our expectations about possible business combinations, (b) our growth strategies, (c) our future financing plans, and (d) our anticipated needs for working capital.  Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “approximate,” “estimate,” “believe,” “intend,” “plan,” “budget,” “could,” “forecast,” “might,” “predict,” “shall” or “project,” or the negative of these words or other variations on these words or comparable terminology.  This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements.  These statements may be found in this prospectus.  Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally.  In light of these risks and uncertainties, the events anticipated in the forward-looking statements may or may not occur.

Forward-looking statements are based on our current expectations and assumptions regarding our business, potential target businesses, the economy and other future conditions.  Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  Our actual results may differ materially from those contemplated by the forward-looking statements.  We caution you, therefore, that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance.  Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in local, regional, national or global political, economic, business, competitive, market (supply and demand) and regulatory conditions and the following:

•	our status as a development stage company;

•	our liquidation prior to a business combination;

•	the reduction of the proceeds held in trust due to third-party claims;

•	our selection of a prospective target business or asset;

•	our issuance of our capital stock or incurrence of debt to complete a business combination;

•	our ability to consummate an attractive business combination due to our limited resources and the significant competition for business combination opportunities;

•	conflicts of interest of our officers and directors;

•	potential current or future affiliations of our officers and directors with competing businesses;

•	our ability to obtain additional financing if necessary;

•	the control by our founding securityholders of a substantial interest in us;

•	the adverse effect the outstanding warrants and options may have on the market price of our common stock;

•	the existence of registration rights with respect to the founder units owned by our founding securityholders and common stock underlying the insider warrants owned by our sponsor;

•	the lack of a market for our securities;

•	our being deemed an investment company;

•	our dependence on our key personnel;

•	our common stock becoming subject to the SEC’s penny stock rules;

•	our dependence on a single company after our business combination;

•	business and market outlook;

•	our growth as a whole;

•	our and our customers’ business strategies;

•	environmental, permitting and other regulatory risks;

•	foreign currency fluctuations and overall political risk in foreign jurisdictions;

•	our competitive position;

•	outcomes of legal proceedings;

•	expected results of operations and/or financial position;

•	future effective tax rates; and

•	compliance with applicable laws.

These risks and others described under “Risk Factors” are not exhaustive.

Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it, and is expressly qualified in its entirety by the foregoing cautionary statements.  Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We estimate that the proceeds of this offering will be used as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds from the offering	$125,000,000	$143,750,000
Gross proceeds from the sale of the insider warrants(1)	3,500,000	3,500,000
Total gross proceeds	$128,500,000	$147,250,000
Offering expenses(2)
Underwriting discount (7.00% of gross proceeds)(3)	$8,750,000	$10,062,500
Legal fees and expenses	400,000	400,000
Printing and engraving expenses	100,000	100,000
Accounting fees and expenses	100,000	100,000
SEC registration fee	10,402	10,402
FINRA filing fee	26,969	26,969
American Stock Exchange listing fee	70,000	70,000
Miscellaneous expenses	192,629	192,629
Total offering expenses	$9,650,000	$10,962,500
Net proceeds from offering and the sale of insider warrants	$118,850,000	$136,287,500
Net offering proceeds not held in trust	100,000	100,000
Net proceeds from the offering and from the sale of the insider warrants held in trust	$118,750,000	$136,187,500
Underwriters' deferred discount held in trust	3,750,000	4,312,500
Total amounts in trust	$122,500,000	$140,500,000
Percentage of gross public offering proceeds held in trust account	98.0%	97.7%

Anticipated use of $100,000 of net proceeds not held in trust and the income earned on the trust account, net of taxes payable on such income, up to a maximum of $2,100,000, that will be released from the trust to us to cover our working capital requirements(4)(5)

	Amount	Percentage
Legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination
	$1,000,000	45.5%
Legal and accounting fees relating to SEC reporting obligations (including the proxy statement in connection with a business combination)
	240,000	10.9%
Administrative fees relating to services agreement with our sponsor ($7,500 per month for two years)(6)
	180,000	8.2%
Working capital to cover miscellaneous expenses, D&O insurance and reserves	780,000	35.5%
Total	$2,200,000	100.0%
__________
(1)	There is no placement fee paid or payable by us in connection with the sale of the insider warrants.

(2)
Includes the repayment of the principal amount of the $200,000 promissory note issued by us to our sponsor in consideration of our sponsor’s advancement of expenses in connection with this offering, plus accrued and unpaid interest to the date of repayment.  The note accrues interest at a rate of 5% per annum.  The funds advanced by our sponsor were used to pay a portion of the expenses of this offering referenced in the line items above for the SEC registration fee, the FINRA registration fee, the American Stock Exchange application fee and legal and accounting fees and expenses.

(3)
Includes 3%, or $3,750,000, to be held in trust ($4,312,500 if the underwriters’ over-allotment option is exercised in full) until consummation of a business combination.  Upon the consummation of a business combination, such underwriters’ deferred discount shall be released to the underwriters out of the gross proceeds of this offering held in a trust account at                   , maintained by American Stock Transfer & Trust Company acting as trustee.  The underwriters will not be entitled to any income earned on the deferred discount.

(4)
The amount of proceeds not held in trust will remain constant at $100,000 even if the over-allotment option is exercised.  In addition, up to $2,100,000 of income earned on the amounts held in the trust account will be available to us to pay for our working capital requirements.  For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.  In addition, amounts required to pay income taxes may be drawn from the trust account prior to the business combination.

(5)
These are estimates only.  Our actual expenditures for some or all of these items may differ from the estimates set forth herein.  For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of that business combination.  We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.  We do not expect to require more than $2,200,000 to fund our working capital requirements.

(6)
Assumes our stockholders have not approved an extension of the time period in which we may consummate a business combination from 24 to up to 30 months as described in this prospectus.  If our stockholders approve such an extension, we could incur up to $225,000 ($7,500 per month for up to 30 months) for the administrative fee payable to Open Acq LLC.

Of the net proceeds of this offering, $115,250,000 (or $132,687,500 if the over-allotment option is exercised in full) plus $3,500,000 from the purchase of insider warrants, for an aggregate of $118,750,000 (or $136,187,500 if the over-allotment is exercised in full) will be placed in a trust account at                   , maintained by American Stock Transfer & Trust Company, New York, New York, as trustee.  Additionally, $3,750,000 (or $4,312,500 if the underwriters’ over-allotment option is exercised in full) of the proceeds attributable to the underwriters’ deferred discount will be deposited into such trust account for a total amount in trust of $122,500,000 (or $140,500,000 if the over-allotment is exercised in full).  The proceeds will not be released from the trust account until the earlier of the completion of a business combination or as part of any liquidation of our trust account.  To the extent the trust account earns income or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust account to pay any federal, state or local income taxes, franchise taxes or other tax obligations in respect of the trust account.  The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination (net of taxes and amounts disbursed to us for working capital purposes and excluding the amount of the underwriters’ deferred discount, less any amounts payable to the stockholders exercising conversion rights), less any amounts payable to stockholders exercising conversion rights.  Any amounts not paid as consideration to the sellers of the target business will be used to finance our operations, which may include the target business(es) we acquired on the consummation of the business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time.  All amounts held in the trust account that are not converted to cash or released to us as interest income, net of income taxes, will be released on closing of our business combination with a target business having a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts disbursed to us for working capital purposes and excluding the amount of the underwriters’ deferred discount) at the time of such business combination (or, if our stockholders have voted to extend our period to complete an acquisition, at the time of the extension vote), subject to a majority of our public stockholders voting in favor of the business combination and less than 40% of the public stockholders voting against the business combination and electing their conversion rights.

We believe that prior to the consummation of a business combination, the $100,000 of proceeds initially held outside of the trust account, as well as the income earned on the trust account, net of taxes payable on such interest, up to a maximum of $2,100,000, will be sufficient to cover our operating expenses for the 24 months subsequent to the date of this prospectus (or up to 30 months if our stockholders approve an extension) and to cover the expenses incurred in connection with a business combination.  Assuming that a business combination is not consummated during that time, we anticipate making the following expenditures during this time period:

•
approximately $1,000,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, including without limitation third-party fees for assisting us in performing due diligence investigations of prospective target businesses;

•	approximately $240,000 of expenses in legal and accounting fees relating to our SEC reporting obligations (including the proxy statement in connection with a business combination);

•	approximately $180,000 of expenses in fees relating to our services agreement with our sponsor and certain general and administrative services;

•
approximately $780,000 for general working capital that will be used for miscellaneous expenses, including reimbursement of any out-of-pocket expenses incurred by our founding securityholders, directors and officers in connection with activities on our behalf, director and officer liability and other insurance premiums and, if we must dissolve and liquidate, up to approximately $75,000 for dissolution and liquidation costs.

These amounts are based on management’s estimate of the amount needed to fund our operations for the 24 months subsequent to the date of this prospectus (or up to 30 months if our stockholders approve an extension) and to consummate a business combination.  This estimate may prove inaccurate, especially if a portion of the available funds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination or if we expend a significant portion of the available funds in pursuit of a business combination that is not consummated.  If we do not have sufficient funds available to cover our expenses, we may be forced to obtain additional financing, either from our existing stockholders, directors and officers or third parties.  We may not be able to obtain additional financing and our existing stockholders, directors and officers are not obligated to provide any additional financing.  If we do not have sufficient funds and cannot find additional financing, we may be forced to liquidate prior to consummating a business combination.  If we choose to obtain additional financing in order to fund due diligence and other expenses associated with locating a target business, and if such additional financing were in the form of a loan, such loan would be incurred by us.

To the extent that our capital stock or debt securities are used in whole or in part as consideration to effect a business combination, or in the event that indebtedness from third parties is used, in whole or in part, as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance our operations.  In the event that third-party indebtedness is used as consideration, our officers and directors would not be personally liable for the repayment of such indebtedness.

We may not use all of the proceeds in the trust in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we finance a portion of the consideration with our capital stock or debt securities.  In such event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance our operations, which may include the target business(es) that we acquire on the business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time.  We may use these funds, among other things, for director and officer compensation, change-in-control payments or payments to affiliates, to finance the operations of the target business, to make other acquisitions and to pursue our growth strategy.

The net proceeds of this offering that are not immediately required for the purposes set forth above will be invested only in U.S. “government securities,” defined as any Treasury Bill issued by the U.S. government having a maturity of 180 days or less, or any open-ended investment company registered under the 1940 Act that holds itself out as a registered money market fund and bears the highest credit rating issued by a U.S.  nationally recognized rating agency.  By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the 1940 Act so that we are not deemed to be an investment company under the 1940 Act.  The interest income earned on investment of the net proceeds not held in trust during this period, net of taxes payable on such interest, as well as the income earned on the trust account, net of taxes payable on such interest, up to a maximum of $2,100,000, will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

We do not expect to pay any of our founding securityholders, directors or officers or any entity with which they are affiliated, any finder’s fee for services rendered to us prior to or in connection with a business combination.  However, our founding securityholders, directors and officers will receive reimbursement for any reasonable out-of-pocket expenses incurred by them in connection with our organization, this offering and activities on our behalf, such as participating in the offering process, identifying a potential target operating business and performing due diligence on a suitable business combination.  We have not reserved any specific amount for such payments, which may have the effect of reducing the available proceeds not deposited in the trust account for payment of our ongoing expenses and reimbursement of out-of-pocket expenses incurred on our behalf.  In addition, since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons for periods after a business combination.

A public stockholder will be entitled to receive funds from the trust account (net of taxes and amounts disbursed to us for working capital purposes) only in the event of our liquidation of the trust account as part of our liquidation upon our failure to complete a business combination, or if such public stockholder converts his, her or its shares of common stock into cash in connection with a business combination that the public stockholder voted against and which we actually consummate, or an extension of the time period within which we must consummate our business combination that the public stockholders voted against and that was approved.  In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.  Founding securityholders are not entitled to convert any of their founder shares (or shares of common stock underlying any founder warrants or any insider warrants acquired by our sponsor in a private placement that will occur on or prior to the date of this prospectus) or shares acquired in or after this offering into a pro rata share of the trust account.  However, founding securityholders who acquire shares of common stock in or after this offering will be entitled to a pro rata share of the trust account with respect to such shares of common stock (including shares acquired upon exercise of such warrants) upon the liquidation of the trust account if we fail to consummate a business combination within the required time period.

Upon the consummation of a business combination, the underwriters will be entitled to receive that portion of the proceeds attributable to the underwriters’ deferred discount excluding any income earned thereon.  In the event that we are unable to consummate a business combination and the trustee is forced to liquidate the trust account, the underwriters have agreed that: (i) they will forfeit any rights or claims to such proceeds and any income earned thereon; and (ii) the proceeds attributable to the underwriters’ deferred discount will be distributed on a pro-rata basis among the public stockholders along with any income earned thereon.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering.  Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

The following table sets forth information with respect to our founding securityholders and the new investors:

	Shares Purchased		Total Consideration
	Number (1)	Percentage	Amount	Percentage	Average Price Per Share
Founding securityholders	3,125,000	20%	$21,739	.02%	$0.00696
New investors	12,500,000	80%	$125,000,000	99.98%	$10.000
Total	15,625,000	100%	$125,021,739	100%
__________
(1)	Amount of shares outstanding after giving effect to the full redemption of 468,750 founder shares assuming that the underwriters do not exercise their over-allotment option.

At January 18, 2008, our net tangible book value was $21,739.  After giving effect to the sale of 12,500,000 shares of common stock included in the units and the sale of the 3,500,000 insider warrants, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at January 18, 2008 would have been $6.58 per share, or $69,871,749, representing an immediate increase in net tangible book value of $6.57 per share to the founding securityholders and an immediate dilution of $3.42 per share or 34.2% to new investors.

For purposes of presentation, our pro forma net tangible book value after this offering is $48,999,990 less than it otherwise would have been because, if we effect a business combination, the conversion rights of the public stockholders (but not our founding securityholders either with respect to their founder shares or any shares of common stock purchased in this offering or the aftermarket) may result in the conversion into cash of up to approximately 39.99% of the aggregate number of the shares of common stock sold in this offering at a per-share conversion price equal to the amount in the trust account as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares of common stock sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price	$10.00
Net tangible book value before this offering	$0.01
Increase attributable to new investors	$6.57
Pro forma net tangible book value after this offering	$6.58
Dilution to new investors	$3.42

The table above does not reflect the exercise of the warrants. Accordingly, the actual dilution may be higher as a result of the exercise of any warrants.

The pro forma net tangible book value after this offering is calculated as follows:

Numerator:
Net tangible book value before this offering and insider private placement	$21,739
Net proceeds from this offering and sale of insider warrants	122,600,000
Less: Underwriters’ deferred discount paid upon consummation of a business combination (1)	(3,750,000)
Less: Proceeds from this offering subject to conversion to cash ($9.80 × 4,999,999)	(48,999,990)
$69,871,749

Denominator:
Shares of common stock outstanding prior to this offering and after sale of insider warrants (2)	3,125,000
Shares of common stock included in the units offered	12,500,000
Less: Shares of common stock subject to conversion (12,500,000 × 39.99%)	(4,999,999)
10,625,001
__________
(1)
Assumes no shares were converted to cash in connection with our business combination. If we convert the maximum 4,999,999 shares to cash in connection with our business combination the underwriters’ deferred discount payable would be $2,250,000.

(2)
Assumes the 3,593,750 shares of common stock are adjusted by 468,750 due to the redemption of founder shares from our founding securityholders on a pro rata basis in the event that the underwriters do not exercise their over-allotment option.

CAPITALIZATION

The following table sets forth our capitalization:

•	an actual basis at January 18, 2008; and

•
as adjusted to give effect to the sale of our units in this offering and the sale of insider warrants in the insider private placement, and the application of the estimated net proceeds derived from the sale therefrom.

	As of January 18, 2008
	Actual	As Adjusted(1)
Underwriters fee payable(2)(3)	$—	$3,750,000
Common stock subject to conversion (4,999,999 that are subject to conversion at conversion value(3)	—	48,999,990
Common stock subject to redemption (468,750 at redemption value of $0.00696 per share)	3261	3,261
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized; 3,593,750 shares of common stock issued and outstanding, including 468,750 shares subject to possible redemption; 10,625,001 shares of common stock issued and outstanding (excluding 4,999,999 shares subject to possible conversion) as adjusted(4)	359	1,063
Additional paid-in capital (5)	21,380	69,870,686
Deficit accumulated during the development stage	—	—
Total stockholders’ equity	21,739	69,871,749
Total capitalization	$25,000	$122,625,000
__________
(1)
Assumes full payment to the underwriters of the underwriters’ deferred discount out of the proposed offering and excludes the payment of $100 from the underwriters for their option to purchase up to a total of 625,000 units at $12.00 per unit, with the warrants issued as part of such units exercisable at $9.00 per share, proceeds from the sale of units under this option and proceeds from the exercise of any warrant.

(2)	Represents the underwriters’ deferred discount of 3% of the gross proceeds, or $0.30 per unit.

(3)
If we consummate a business combination, the conversion rights afforded to our public stockholders (but not to our founding securityholders, either with respect to their founder shares or any shares of common stock purchased in this offering or the aftermarket) may result in the conversion into cash of up to approximately 39.99% of the aggregate number of shares of common stock sold in this offering at a per-share conversion price equal to the amount in the trust account, inclusive of any interest thereon, as of two business days prior to the proposed consummation of a business combination divided by the number of shares of common stock sold in this offering.  For purposes of presentation, this table assumes that no shares have been converted to cash in connection with our business combination, making the underwriters’ fee payable $3,750,000, or $0.30 per share. If we were to convert the maximum of 4,999,999 shares to cash in connection with our business combination, the underwriters’ fee payable would be reduced to approximately $2,250,000, or $0.18 per share.

(4)
The “As Adjusted” column assumes redemption of 468,750 founder shares in the event that the underwriters do not fully exercise their over-allotment option, as more fully described in “Principal Stockholders.”

(5)
Includes an aggregate of $3,500,000 payable on or prior to the date of this prospectus by our sponsor, for its purchase of an aggregate of 3,500,000 insider warrants from us at a purchase price of $1.00 per warrant.  This purchase will take place on an insider private placement basis on or prior to the date of this prospectus.

In January 2008, we issued a promissory note in the amount of $200,000 in favor of our sponsor, which amount reflects the funds advanced by our sponsor to us or on our behalf in connection with this offering.  This note bears an interest rate of 5% per annum and is due on the earlier of (i) 60 days following the consummation of this offering and (ii) December 31, 2008.  The principal amount of the note plus any accrued and unpaid interest therein to the date of repayment will be repaid out of the proceeds of this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a blank check company organized under the laws of the State of Delaware on January 9th, 2008.  We were formed for the purpose of effecting a merger, capital stock exchange, asset or stock acquisition or other similar business combination with one or more domestic or international businesses or assets.  Our business combination will be an acquisition of a majority ownership interest in an acquisition candidate.  We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt, or a combination of cash, capital stock and debt, in effecting a business combination.  The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;

•
will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we incur substantial debt, it could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination is insufficient to pay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	covenants that limit our ability to acquire capital assets or make additional acquisitions;

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;

•	our inability to pay dividends on our common stock;

•
using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock, working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•
limitations on our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes; and other disadvantages compared to our competitors who have less debt.

Our short-term liquidity needs will be satisfied through receipt of $25,000 from the sale of the founder units, and the proceeds of a note payable to our sponsor in an aggregate amount of $200,000.  We estimate that the net proceeds from the sale of the units in this offering and the sale of insider warrants in the insider private placement on or prior to the date of this prospectus will be approximately $118,850,000 (or $136,287,500 if the underwriters’ over-allotment option is exercised in full).  Other than $100,000 to be used for working capital, this entire amount will be held in trust.  An additional amount equal to 3.0% of the gross proceeds of this offering, or $3,750,000 ($4,312,500, if the underwriters’ over-allotment option is exercised in full), will also be used to pay the underwriters a deferred fee upon the consummation of our business combination, and will not be available for our use to effect our business combination.  We intend to use substantially all of the net proceeds of this offering and the insider private placement of insider warrants, including the funds held in the trust account, to effect a business combination.  To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account (excluding the amount held in the trust account representing the underwriters’ deferred discount) as well as any other net proceeds not expended will be used to finance our operations, which may include the operations of the target business(es) we acquire on the consummation of the business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time.

We believe that, upon consummation of this offering, the funds not held in trust, plus up to an aggregate of $2,100,000 in interest income on the trust account, net of taxes payable on all interest income earned on the trust account, which we will be permitted to withdraw from the trust account for working capital purposes, will be sufficient to allow us to operate for at least 24 months following the date of this prospectus (or up to 30 months if our stockholders approve an extension), assuming that a business combination is not consummated during that time.  Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the property and asset locations that represent prospective target businesses, reviewing corporate, title, environmental, and financial documents and material agreements regarding prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination.  We anticipate that we will incur approximately $1,000,000 of expenses for the due diligence and investigation of a target business (including expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination), approximately $240,000 of expenses in legal and accounting fees relating to our SEC reporting obligations (including the proxy statement in connection with a business combination), approximately $180,000 of expenses in fees relating to our services agreement with our sponsor and certain general and administrative services representing $7,500 per month for up to 24 months (or up to $225,000 in the event our stockholders approve an extension), and approximately $780,000 for general working capital that will be used for miscellaneous expenses and reserves including the cost of liquidation, and including for director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business.  However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us.  In addition, we may be required to obtain additional financing because (i) we must make an initial investment in one or more assets or operating businesses with a collective fair market value of at least 80% of our net assets held in trust and (ii) we must consummate a business combination if public stockholders owning less than 40% of the shares sold in this offering exercise their conversion rights (which is a higher threshold than most other blank check companies).  We may not be able to obtain additional financing and our existing stockholders, directors and officers are not obligated to provide any additional financing.  If we do not have sufficient funds and cannot find additional financing, we may be forced to liquidate prior to consummating a business combination.

Our sponsor has agreed to purchase a total of 3,500,000 insider warrants on or prior to the date of this prospectus at the price of $1.00 per warrant for a total of $3,500,000 from us in a private placement pursuant to the exemption from registration contained in Section 4(2) of the Securities of Act of 1933, as amended.  Each insider warrant entitles the holder to purchase one share of our common stock at a price of $7.50 per share.  Upon the later of one year from the date of this prospectus or the consummation of the business combination, the holders of the insider warrants are entitled, at any time and from time to time, to exercise the insider warrants on a cashless basis at the discretion of the holder.  The proceeds from the sale of the insider warrants will be deposited into a trust account, subject to a trust agreement and will be part of the funds distributed to our public stockholders in the event we are unable to complete a business combination.

The intrinsic value of the insider warrants is approximately $0.58 per warrant. We calculated this number by estimating the fair value per share to be $9.08 based on observations of market prices of shares issued in connection with comparable initial public offerings by blank check companies of units with similar terms including (i) units, consisting of 1 share and 1 warrant, priced at $10.00 per unit, (ii) each warrant having an exercise price of $7.50, and (iii) each warrant having a five year life. Using the fair value per share of $9.08, a purchase price per insider warrant of $1.00 and the warrant exercise price of $7.50, an intrinsic value of $0.58 per insider warrant is derived, for a total of intrinsic value of $2.03 million for the 3,500,000 insider warrants.

Following this offering, we will not generate any operating revenues until after completion of a business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. Immediately after the offering, we will begin paying aggregate fees of $7,500 per month to Open Acq LLC, and expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. Therefore, we expect our expenses to increase substantially after the closing of this offering and the insider private placement.

We have neither engaged in any operations nor generated any revenues to date.  Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We have agreed to sell to the underwriters, for $100, an option to purchase up to a total of 625,000 units.  The sale of the option will be accounted for as a cost attributable to the proposed offering.  Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale.  We have estimated, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $700,000, using an expected life of five years, volatility of 18.61%, and a risk-free rate of 2.87%.  However, because our units do not have a trading history, the volatility assumption is based on information currently available to management.  We believe the volatility estimate is a reasonable benchmark to use in estimating the expected volatility of our units.  Although an expected life of five years was used in the calculation, if we do not consummate a business combination within the prescribed time period and we liquidate, the option will become worthless.  For a more complete description of the purchase option, see the section appearing elsewhere in this prospectus entitled “Underwriting–Purchase Option.”

The public warrants, the founder warrants, the insider warrants, the underwriters’ unit purchase option and the warrants included in the underwriters’ unit purchase option are not subject to net cash settlement in the event we are unable to maintain an effective registration statement under the Securities Act covering the issuance of the common stock underlying the warrants.  We must use our best efforts to file and maintain the effectiveness of the registration statement for the warrants set forth above as well as the securities issuable upon exercise of the underwriters’ purchase option.  Except for the founder warrants and the insider warrants, all such warrants are only exercisable to the extent we are able to maintain such effectiveness.  The unit purchase option (but not the underlying warrants), the founder warrants and the insider warrants, however, may be exercised by means of cashless exercise.  We shall not be obligated to deliver any securities pursuant to the exercise of the unit purchase option unless the registration statement with respect to the securities underlying the unit purchase option is effective.  If a holder of public warrants or the holder of the underwriters’ unit purchase option, or the warrants underlying the underwriters’ unit purchase option does not, or is not able to, exercise such warrants, underwriters’ unit purchase option or warrants underlying such underwriters’ unit purchase option as applicable, such warrants will expire worthless.  This expiration would result in such holders paying the full unit purchase price solely for the shares of common stock underlying such units.  Since we are not required to net cash settle the warrants, liability classification is not required under EITF 00-19.  We will, therefore, account for the warrants and the unit purchase option as equity.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act of 2002.  We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009.  As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal control.  We expect to assess the internal controls of our target business or businesses prior to the consummation of our business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls.  A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls.  Many small and mid-sized target businesses we may consider for a business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls.  Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financial reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404.  The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act.  A substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close our business combination.  In such event, we would need to raise additional funds to operate or may be forced to liquidate.

Related Party Transactions

In January 2008, our sponsor purchased 3,593,750 founder units, with each founder unit consisting of one share and one warrant, for an aggregate purchase price of $25,000.  Howard M. Lorber and Michael S. Liebowitz control our sponsor.

Our sponsor has agreed to purchase an aggregate of 3,500,000 warrants at $1.00 per warrant for a total of $3,500,000 in a private placement that will occur on or prior to the date of this prospectus.

We are obligated, commencing on the date of this prospectus, to pay Open Acq LLC, a monthly fee of $7,500 for office space and general administrative services.

Our sponsor has made a $200,000 loan to us to fund a portion of the offering expenses owed by us to third parties.  The loan bears interest at 5% per annum and the principal balance is repayable on the earlier of (i) 60 days following the consummation of this offering and (ii) December 31, 2008.  The principal balance is prepayable without penalty at any time in whole or in part.  The proceeds from the loan are being used to pay organizational and offering expenses.

Robert L. Frome, a director of our company, is a partner at Olshan Grundman Frome Rosenzweig & Wolosky LLP, which firm is passing on the validity of the securities offered in this prospectus.  We estimate that we will pay approximately $400,000 in legal fees to Olshan Grundman Frome Rosenzweig & Wolosky LLP in connection with this offering.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of January 18, 2008, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations.  No unaudited quarterly operating data is included in this prospectus as we were newly organized as of January 9th, 2008 and have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are a blank check company organized under the laws of the State of Delaware on January 9th, 2008.  We were formed for the purpose of effecting a merger, capital stock exchange, asset or stock acquisition or other similar business combination with one or more domestic or international businesses or assets.  To date, our efforts have been limited to organizational activities as well as activities related to this offering.  Our efforts in identifying prospective target businesses will not be limited to a particular industry or group of industries, however, due to certain conflicts, contractual limitations or fiduciary obligations involving our executive officers, we will not complete a business combination with any entity engaged in any of the following as its principal business: (i) real estate brokerage, (ii) insurance brokerage and employee benefits, (iii) retail investment advisory and asset management services, (iv) quick service restaurants or (v) tobacco.

We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective acquisition candidates or had any discussions, formal or otherwise, with respect to such a transaction.  We will have until 24 months from the date of this prospectus (or up to 30 months if our stockholders approve an extension) to consummate a business combination.  If we fail to consummate a business combination within the required time frame, our corporate existence will, in accordance with our amended and restated certificate of incorporation, cease except for the purposes of winding up our affairs and liquidating.

Our definition of “business combination” should be considered in your investment decisions in connection with this offering and ultimately in connection with the approval of a business combination.  We will make an initial investment in one or more assets or operating businesses that together have a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts disbursed to us for working capital purposes and excluding the amount of the underwriters’ deferred discount).  Under our definition of business combination, the acquisition may be consummated through a merger, capital stock exchange, asset or stock acquisition or other similar business combination.  We will have the flexibility to acquire less than 100% of the target enterprise, but in no event will we acquire less than a controlling share of the target enterprise either through the acquisition of a majority of the voting equity interests in the target or through the acquisition of a significant voting equity interest that enables us to exercise a greater degree of control over the target than any other equity holder.  In the event we acquire less than 100% of an acquisition candidate, the 80% of our net assets requirement will be based on the fair market value of the acquired majority interest.  In evaluating a prospective target business, our management will consider, among other factors, the following factors likely to affect the performance of the investment:

•	earnings and growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	financial condition and results of operation;

•	stage of development of the products, processes or services;

•	breadth of services offered;

•	degree of current or potential market acceptance of the products, processes or services;

•	regulatory environment of the industry; and

•	costs associated with effecting the business combination.

Business Strategy

We believe that there are opportunities to effect middle market acquisitions and that, as a well-financed public entity whose officers and directors possess broad investment, acquisition and operating experience, we are well positioned to identify target businesses and to effect a business combination.  We intend to seek a business combination through one of the following sources:

•	Corporate Restructurings. Corporate restructurings may present opportunities to acquire operating divisions or subsidiaries from companies that divest non-core assets and businesses.

•
Privately Held Companies.  Owners of privately held middle market companies may seek to realize the value of their investments through a sale or recapitalization of their company or to merge into a public company in order to access capital to fund the company’s growth.

•
Portfolio Companies of Private Equity and Venture Capital Firms.  Because most private equity and venture capital funds must distribute the fund assets following a fixed term of years, they typically seek transactions for their portfolio companies that result in the receipt of cash or marketable securities.

We have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses.  However, we may decide to enter into a business combination with a target business that does not meet some or all of these criteria and guidelines.

•
Established Companies with Proven Track Records.  We will seek to acquire established companies with sound historical financial performance.  We will focus on companies with a history of strong operating and financial results.  We do not intend to acquire start-up companies.

•
Companies with Strong Free Cash Flow Characteristics.  We will seek to acquire companies that have a history of strong, stable free cash flow generation.  We will focus on companies that have predictable, recurring revenue streams and an emphasis on low working capital and capital expenditure requirements.

•
Strong Competitive Industry Position.  We will seek to acquire businesses that operate within industries that have strong fundamentals.  The factors we will consider include growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry.  Within these industries, we will focus on companies that have a leading or niche market position.  We will analyze the strengths and weaknesses of target businesses relative to their competitors, focusing on product quality, customer loyalty, cost impediments associated with customers switching to competitors, patent protection and brand positioning.  We will seek to acquire businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability and deliver strong free cash flow.

•
Experienced Management Team.  We will seek to acquire businesses that have strong, experienced management teams.  We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and generating strong free cash flow.  We believe that the operating expertise of our officers and directors will complement, not replace the target’s management team.

•
Diversified Customer and Supplier Base.  We will seek to acquire businesses that have a diversified customer and supplier base.  Companies with a diversified customer and supplier base are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively impact their customers, suppliers and competitors.

Competitive Strengths

Management Expertise

We will seek to capitalize on the significant experience and contacts of Howard M. Lorber, our Chairman of the Board, Michael S. Liebowitz, our president and Chief Executive Officer, as well as our other directors and executive officers.  Our officers and directors have successful experience acquiring, building, operating and managing businesses in a variety of industries and have provided management oversight and served on the boards of directors of both acquiring as well as acquired private and public companies.

Mr. Lorber has over 30 years of experience as a principal of businesses in numerous industries, including real estate, hospitality, tobacco, restaurant, financial services and insurance management and has served on boards of directors of several public companies.  Mr. Lorber currently serves as President and Chief Executive Officer of Vector Group (NYSE “VGR”), a holding company for a number of interests primarily focused on tobacco and real estate businesses. Mr. Lorber has held senior positions with Vector Group and its diversified interests since 1994 and is actively involved in the management of all of Vector’s assets. In addition to his role at Vector Group, Mr. Lorber was President, Chief Operating Officer and a Director of New Valley Corporation from November 1994 until its merger with Vector Group in December 2005. Under Mr. Lorber’s leadership as President of Vector Group, net income has grown at a CAGR of 20.1% from $20.7 million for fiscal year 2001 to $62.1 million (excluding $20 million one-time favorable settlement of lawsuit in May 2007) for fiscal 2007. During the same time period Vector has generated a total return CAGR to stockholders (including dividends) of 15.1% compared to 3.0% for the S&P 500 Index. Mr. Lorber has also served as Chairman of the Board of Directors since 1987 and Chief Executive Officer since November 1993 of Nathan’s Famous, Inc. (Nasdaq “NATH”), a chain of fast food restaurants. Mr. Lorber was instrumental in taking Nathan’s private in 1987 and subsequently led a public offering of its shares in February 1993. Mr. Lorber has been Chairman of Hallman & Lorber Associates, consultants and actuaries of qualified pension and profit sharing plans from 1975 through 2004 and consultant to them since 2005, Chairman of the Board of Ladenburg Thalmann Financial Services from May 2001 until July 2006 when he became Vice Chairman, in which capacity he currently serves, and director of United Capital Corp. since 1991 and Prime Hospitality Corp. from 1994 through 2004.

Mr. Liebowitz has over 15 years of executive experience leading, operating, and consulting to the insurance and financial services industries.  Specifically, Mr. Liebowitz served as President and Chief Executive Officer of Harbor Group, Ltd., a property and casualty brokerage firm, since its formation in 1994 through June 2007.  During his tenure, Mr. Liebowitz was instrumental in significantly increasing the sales and earnings of Harbor Group.  Mr. Liebowitz is currently the President and CEO of Insreview, Inc., an insurance consultant for many of the major top tier investment banks, capital market and mezzanine lenders as well as several real estate opportunity funds, representing the largest and most high profile commercial mortgage backed securities, real estate and corporate transactions.  Mr. Liebowitz also regularly provides expert testimony related to complex insurance issues.

We believe our management team has a broad network of business relationships with executives and board members of privately and publicly held companies, as well as with private equity funds, venture capital funds and hedge funds, which will provide us with significant business acquisition opportunities.  Upon the identification of an acquisition opportunity we further believe our management team’s extensive finance, investment and tax experience will help enable us to optimally structure a successful business combination.

Transaction structuring

Another distinguishing feature that we believe provides a competitive advantage is the manner in which we approach transaction structuring.  Our goal is to structure a transaction that addresses a target company’s strategic and operating objectives while at the same time creating an attractive risk-return proposition for our company and its stockholders.  When we identify potential investment opportunities, we will work closely with the target’s management to understand its objectives.  We will then seek to design a transaction structure that balances the achievement of these objectives with the need to minimize risks associated with the potential transaction as well as implement the operational and other initiatives identified in our action plan.  We will consider a variety of factors, including capital structure, valuation, contractual rights, regulatory issues, management alignment and incentive compensation structures, to accomplish these objectives.  We believe our management team’s extensive mergers and acquisitions, tax and finance experience will help enable us to structure a successful business combination.

Status as a public company

We believe our structure will make us an attractive business combination partner to target businesses that are not public companies (although we have the flexibility to acquire a public company).  As an existing public company, we offer a target business that is not itself a public company an alternative to the traditional initial public offering through a merger or other business combination.  In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock or for a combination of shares of our stock and cash, allowing us to tailor the consideration to the specific needs of the sellers.  Although there are various costs and obligations associated with being a public company, we believe non-public target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering.  In a typical initial public offering, there are additional expenses incurred in marketing, roadshow and public reporting efforts that will likely not be present to the same extent in connection with a business combination with us.  Furthermore, once a proposed business combination is approved by our stockholders and the transaction is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, that could prevent the offering from occurring.  Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with stockholders’ interests.  It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

Financial position

With funds available initially in the amount of approximately $118,750,000, we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations and strengthening its balance sheet by reducing its debt ratio.  Because we are able to consummate a business combination using our cash, debt or equity securities, or a combination of the foregoing, we should have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires.  However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Based upon the foregoing, we believe that as a well-financed public entity whose officers and directors possess broad investment and operating expertise, we are well qualified to identify target businesses and to complete a business combination.

Effecting a Business Combination

General

We were formed to acquire one or more businesses through a merger, capital stock exchange, asset or stock acquisition or other similar business combination.  We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering.  We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination.  Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes.  Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations.

Subject to the requirement that our business combination must be with one or more assets or operating businesses having a fair market value that is at least 80% of our net assets held in trust (net of taxes and amounts disbursed to us for working capital purposes and excluding the amount of the underwriters’ deferred discount) at the time of such acquisition (or, if our stockholders have voted to extend our period to complete an acquisition, at the time of the extension vote), there are no limitations on the type of investments we can make or the percentage of our total assets that may be invested in any one investment.  Accordingly, other than the requirement that our business combination must be with one or more assets or operating businesses together having a fair market value that is at least 80% of our net assets held in trust (net of taxes and amounts disbursed to us for working capital purposes and excluding the amount of the underwriters’ deferred discount) at the time of such acquisition (or, if our stockholders have voted to extend our period to complete an acquisition, at the time of the extension vote), our investment policies may be changed from time to time at the discretion of our board of directors, without a vote of our stockholders.  Additionally, no limits have been set on the concentration of investments in any location or product type.

We have not identified a target business

To date, we have not selected any target business on which to concentrate our search for a business combination.  None of our officers, directors, promoters, our sponsor or other affiliates is currently engaged in discussions on our behalf or had any contacts or communications with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset or stock acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us.  Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable target business, nor have we engaged or retained any agent or other representative to identify or locate an acquisition candidate.  We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates.  Neither we nor our officers, directors, promoters or affiliates will engage in any communications with acquisition candidates until after the consummation of this offering.  As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination on favorable terms.

Subject to the limitation that a target business or businesses together have a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts disbursed to us for working capital purposes and excluding the amount of the underwriters’ deferred discount) at the time of the transaction (or, if our stockholders have voted to extend our period to complete an acquisition, at the time of the extension vote), as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective transaction candidate.  Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete a business combination.  To the extent we effect a business combination with a financially unstable asset or property, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of such financially unstable property or asset.  Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target business

While we have not yet identified any candidates for a business combination, we believe that there are numerous acquisition candidates that we intend to target.  Target acquisitions may be brought to our attention by our officers and directors, through their industry relationships located in the United States and elsewhere that regularly, in the course of their daily business activities, see numerous varied opportunities.  Target acquisitions may also be brought to our attention by such unaffiliated sources such as brokers or others as a result of being solicited by us through calls or mailings.  Unaffiliated sources, such as brokers or our underwriters, may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting.  In the event we seek to utilize unaffiliated brokers, our underwriters or other sources any finder’s fee will be approved by our board of directors.  In no event will any of our existing officers, directors or founding securityholders, or any entity with which they are affiliated, be paid any finder’s fee for any services they render, in order to effectuate the consummation of the business combination.  While we do not intend to pursue a business combination with any company that is affiliated with our sponsor, executive officers or directors, we are not prohibited from pursuing such a transaction.  In the event we seek to complete a business combination with such a company, we would obtain an opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority, or FINRA, and is reasonably acceptable to the representative of the underwriters, that such a business combination is fair to our stockholders from a financial point of view.

Selection of a target business and structuring of a business combination

Subject to the requirement that our business combination must be with one or more assets or operating businesses together having a fair market value that is at least 80% of our net assets (net of taxes and amounts disbursed to us for working capital purposes and excluding the amount of the underwriters’ deferred discount) at the time of such acquisition (or, if our stockholders have voted to extend our period to complete an acquisition, at the time of the extension vote) our management will have virtually unrestricted flexibility in identifying and selecting prospective target businesses.  We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses.

In evaluating a prospective target business, our management will consider, among other factors, the following factors likely to affect the performance of the investment:

•	earnings and growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	financial condition and results of operation;

•	stage of development of the products, processes or services;

•	breadth of services offered;

•	degree of current or potential market acceptance of the products, processes or services;

•	regulatory environment of the industry; and

•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive.  Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective.  In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, a review of all environmental issues, and a review of all relevant financial and other information which is made available to us.  This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties.  We will also seek to have all owners of any prospective target business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account.  If any prospective business or owner refuses to execute such agreement, it is unlikely we would continue negotiations with such business or owner.

In the case of all possible acquisitions, we will seek to determine whether the transaction is advisable and in the best interests of us and our stockholders.  We believe it is possible that our attractiveness as a potential buyer of businesses may increase after the consummation of an initial transaction and there may or may not be additional acquisition opportunities as we grow and integrate our acquisitions.  We may or may not make future acquisitions.  Fundamentally, however, we believe that, following an initial transaction, we could learn of, identify and analyze acquisition targets in the same way after an initial transaction as we will before an initial transaction.  To the extent we are able to identify multiple acquisition targets and options as to which business or assets to acquire as part of an initial transaction, we intend to seek to consummate the acquisition which is most attractive and provides the greatest opportunity for creating stockholder value.  The determination of which entity is the most attractive would be based on our analysis of a variety of factors, including whether such acquisition would be in the best interests of our security holders, the purchase price, the terms of the sale, the perceived quality of the assets and the likelihood that the transaction will be consummated.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty.  Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.  While we may pay fees or compensation to third parties for their efforts in introducing us to a potential target business upon the approval of our board of directors, in no event, however, will we pay any of our existing officers, directors or founding securityholders, or any entity with which they are affiliated, any finders’ fee in connection with the consummation of the business combination.

Fair market value of target business

The initial target business or businesses that we acquire must together have a fair market value equal to at least 80% of our net assets held in trust (net of taxes and amounts disbursed to us for working capital purposes and excluding the amount of the underwriters’ deferred discount) at the time of such acquisition (or, if our stockholders have voted to extend our period to complete an acquisition, at the time of the extension vote), subject to the conversion rights described below, although we may acquire a target business or businesses whose collective fair market value significantly exceeds 80% of our net assets held in trust (net of taxes and amounts disbursed to us for working capital purposes and excluding the amount of the underwriters’ deferred discount).  In the event we acquire less than 100% of an acquisition candidate, the fair market value of the 80% of our net assets requirement will be based on fair market value of the acquired majority interest.  To accomplish this, we may seek to raise additional funds through credit facilities or other secured financings or a private offering of debt or equity securities if such funds are required to consummate such a business combination, although we have not entered into any such fund-raising arrangement and do not currently anticipate effecting such a financing other than in connection with the consummation of the business combination. Accordingly, there is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a target business or businesses with a fair market value considerably greater than 80% of our net assets.

In order to consummate such business combination, we may issue a significant amount of debt or equity securities to the sellers of such business or businesses and/or seek to raise additional funds through an offering of debt or equity securities or borrowings under a credit facility. If we issue equity securities in order to consummate a business combination, our stockholders prior to the business combination could end up owning a minority of the voting and/or equity interests of the surviving company after giving effect to the business combination.

Prior to entering into an agreement for a target business, the fair market value of such target business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value.  We do not intend to seek a third party valuation or fairness opinion.  However, in considering the entire fairness of a business combination to our stockholders, our board of directors may determine that an independent valuation or fairness opinion will be necessary in satisfying its fiduciary duties under Delaware law, including in determining the fair market value of the acquired interests, in the event the valuation is a complex analysis.  If no opinion is obtained, our public stockholders will be relying solely on the judgment of our board of directors.

If we acquire less than 100% of the equity interests or assets of a target business or businesses, the portion of such business or businesses that we acquire is what will be valued for purposes of the 80% of net assets test.

In order to consummate such business combination, we may issue a significant amount of debt or equity securities to the sellers of such business or businesses and/or seek to raise additional funds through an offering of debt or equity securities or borrowings under a credit facility.  If we issue equity securities in order to consummate a business combination, our stockholders prior to the business combination could end up owning a minority of the voting and/or equity interests of the surviving company after giving effect to the business combination.

Possible lack of business diversification

Our business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition (or, if our stockholders have voted to extend our period to complete an acquisition, at the time of the extension vote), as discussed above.  Consequently, we expect to have the ability to effect only a single business combination, although this process may entail the simultaneous acquisitions of businesses.  Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation.  Unlike other entities that may have the resources to complete several business combinations of entities or assets operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses.  By consummating a business combination with only a single entity or asset, our lack of diversification may:

•
subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

In the event we ultimately determine to simultaneously acquire several businesses or assets and such businesses or assets are owned by different sellers, we may need for each of such sellers to agree that our purchase of its business or assets is contingent on the simultaneous closings of the other acquisition or acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination.  With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the businesses or assets into a single operating business.

Limited ability to evaluate the target business’s management

Although we intend to closely scrutinize the incumbent management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment will prove to be correct.  In addition, we cannot assure you that new members that join our management following a business combination will have the necessary skills, qualifications or abilities to manage a public company.  Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty.  While our current officers and directors may remain associated in senior management or advisory positions with us following a business combination, they may not devote their full time and efforts to our affairs subsequent to a business combination.  Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with such business combination, which would be negotiated at the same time as the business combination negotiations are being conducted and which may be a term of the business combination.  Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination.  While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.  Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement or replace the incumbent management of the target business.  We cannot assure you that we will have the ability to recruit such managers, or that any such managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management, if any.

Opportunity for stockholder approval of business combination

Prior to the completion of our business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law.  In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act, which, among other matters, will include a description of the operations of the target business and, if applicable, historical financial statements of a target business.

In connection with the stockholder vote required to approve any business combination, or any extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our business combination, all of our founding securityholders have agreed to vote all of their founder shares in accordance with the majority of the shares of common stock of public stockholders who vote at the special or annual meeting called for the purpose of approving a business combination.  Our founding securityholders have also agreed that if they acquire shares of common stock in this offering or following completion of this offering, they will vote such acquired shares of common stock in favor of a business combination.  We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 40% of the shares of common stock sold in this offering exercise their conversion rights.  Voting against the business combination alone will not result in conversion of a stockholder’s shares of common stock into a pro rata share of the trust account.  Such stockholder must also exercise its conversion rights described below.

We will only proceed with our business combination if:

•	a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination,

•
conversion rights have been exercised with respect to less than 40% of the shares of common stock issued in this offering (calculated on a cumulative basis including the shares as to which conversion rights were exercised in connection with either (i) a stockholder vote, if any, to approve an extension of the time period within which we must complete our business combination or (ii) the stockholder vote to approve our business combination), and

•	the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock.

We intend to structure any potential business combination such that, if up to 39.99% of our public stockholders exercised their conversion rights, the business combination could still go forward.  Voting against the business combination alone will not result in conversion of a stockholder’s shares of common stock into a pro rata share of the trust account.  Such stockholder must also exercise its conversion rights.

Our threshold for conversion rights has been established at 40% and will increase the likelihood of an approval of any proposed business combination by making it easier for us to consummate a business combination with which public stockholders may not agree.  However, the 40% threshold entails certain risks described under the headings, “Risk Factors—We may proceed with a business combination if public stockholders owning less than 40% of the shares sold in this offering properly exercise their conversion rights.  This requirement may make it easier for us to have a business combination approved over stockholder dissent.”

For purposes of seeking approval of the majority of the shares of common stock voted by the public stockholders, non-votes will have no effect on the approval of a business combination once a quorum is obtained.  We intend to give approximately 30 (but not less than ten nor more than 60) days prior written notice of any meeting at which a vote will be taken to approve a business combination.

Upon the completion of our business combination, unless required by Delaware law, the federal securities laws, and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.

Extension of time to complete a business combination to up to 30 months

We have a period of 24 months from the date of this prospectus within which to effect our business combination.  However, unlike most other blank check companies, if we have entered into a definitive agreement within such 24-month period, we may, prior to the expiration of the 24-month period, call a meeting of our stockholders for the purpose of soliciting their approval to amend our amended and restated certificate of incorporation to extend the date before which we must complete our business combination by up to an additional six months to avoid being required to liquidate.  If the extended date is approved by holders of a majority of our outstanding shares of common stock, we would have a total of up to 30 months from the consummation of this offering to complete a business combination.  In connection with seeking stockholder approval for the extended period, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act.

We believe that extending the date before which we must complete our business combination to up to 30 months following the consummation of this offering may be advisable to ensure that any potential acquisition can receive requisite regulatory approvals.  If we enter into a definitive agreement near the end of the 24-month period following the consummation of this offering, we may not have sufficient time to obtain any necessary regulatory approvals, secure the approval of our stockholders and satisfy customary closing conditions.

If holders of a majority of our outstanding shares of common stock vote against the proposed extension to up to 30 months, or if holders of 40% or more of the shares sold in this offering vote against the proposed extension to up to 30 months and elect to convert their shares into a pro rata share of the trust account, we will not extend the date before which we must complete our business combination beyond 24 months.  In such event, if we cannot complete the business combination within such 24 month period, we will be required to liquidate, with the amount remaining in the trust account returned to all public stockholders.  In connection with the vote required for the extension to up to 30 months, founding securityholders have agreed, and their permitted transferees will agree, to vote the shares of common stock included in the founder units in accordance with the vote of the majority of public stockholders.

If the majority of votes our outstanding shares of common stock are voted at the special (or annual) meeting called for the purpose of approving such extension vote in favor of such extension and less than 40% of the shares sold in this offering are voted against the proposed extension and elect to convert their shares, we will then have an additional period of up to six months in which to consummate the business combination.

If the proposal for the extension to up to 30 months is approved, we will still be required to seek stockholder approval before effecting our business combination, even if the business combination would not ordinarily require stockholder approval under applicable law.

If at the end of such 30-month period we have not effected such business combination, our corporate existence will automatically cease without the need for a stockholder vote and we will liquidate.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer to each public stockholder (but not to our founding securityholders, either with respect to their founder shares or any shares of common stock in this offering or the aftermarket) the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed.  In addition, any stockholders voting against the proposed extension of the time period within which we must complete our business combination will be eligible to convert their shares into a pro rata share of the trust account if we effect the extension.  Our founding securityholders are not entitled to convert any of their founder shares (and the shares of common stock underlying any insider warrants acquired by our sponsor) or shares of common stock acquired in or after this offering into a pro rata share of the trust account.

The actual per-share conversion price will be equal to the amount in the trust account, which shall include $3,500,000 from the purchase of the insider warrants by our sponsor, inclusive of any interest (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account, and amounts disbursed for working capital purposes, and calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares of common stock sold in this offering.  Without taking into any account income earned on the trust account or taxes payable on such interest, the initial per-share conversion price would be approximately $9.80, or $0.20 less than the per-unit offering price of $10.00.  Because the initial per share conversion price is $9.80 per share (plus pro rata income earned net of taxes payable and amounts disbursed for working capital purposes), which may be lower than the market price of the common stock on the date of the conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

If a business combination is approved, stockholders that vote against the business combination and elect to convert their shares of common stock to cash will be entitled to receive their pro-rata portion of the $3,750,000 ($0.30 per share) of the underwriters’ deferred discount held in the trust account.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” within the meaning of Section 13(d)(5) of the Securities Exchange Act of 1934, as amended, will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering on a cumulative basis in connection with either the stockholder vote, if any, required to approve the extended period and the stockholder vote required to approve our business combination. Shares converted in connection with the vote on the extended period and in connection with the vote on our business combination will be aggregated for purposes of this 10% limit.  If the extended period is not approved, then public stockholders voting against such extension will not be entitled to convert their shares.  Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares owned by him, his affiliates or other group members.  We believe this restriction will prevent stockholders from accumulating large blocks of stock before the stockholder vote held to approve a proposed extended period or business combination and attempting to use the conversion right as a means to force us or our management to purchase their stock at a significant premium to the then current market price.  Absent this provision, a public stockholder, or a group, that owns more than 10% of the shares sold in this offering could threaten to vote against a proposed extended period or business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him some of their shares).  By limiting the ability of each stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group,” to convert only up to 10%, on an aggregate basis, of the shares sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders.  However, we are not restricting the stockholders’ ability to vote all of their shares against the extended period or business combination, as the case may be.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination or an extension of the time period within which we must complete our business combination at a meeting held for that purpose.  If a stockholder wishes to exercise his conversion rights, he must vote against the proposed business combination or an extension of the time period within which we must complete our business combination and, at the same time, demand that we convert his shares into cash by marking the appropriate space on the proxy card.  If, notwithstanding a stockholder’s vote, the proposed business combination is consummated or the extension is approved, then such stockholder will be entitled to receive a pro rata share of the trust account, including any interest earned thereon as of date which is two business days prior to the proposed consummation of the business combination, subject to the 10% limitation referred to above.  If a stockholder exercises his conversion rights, then he will be exchanging his shares of our common stock for cash and will no longer own these shares of common stock.  A stockholder will only be entitled to receive cash for these shares if he continues to hold these shares through the closing date of the proposed business combination or the date of the approval of the extension and then tenders his stock certificate to us.  Stockholders who vote against the extended period and exercise their conversion rights may vote on the business combination if such business combination was not previously approved by the stockholders and such stockholders continue to own shares of common stock or acquire new shares through open market purchases or otherwise.  If a stockholder converts his shares of common stock, he will still have the right to exercise the warrants received as part of the units purchased in this offering in accordance with the terms hereof.

We may require public stockholders to tender their certificates to our transfer agent prior to the stockholders meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System.  We will notify investors on a Current Report on Form 8-K and in our proxy statement related to the business combination if we impose this requirement.  There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system.  The transfer agent will typically charge the tendering broker $35 and it would be the broker’s decision whether or not to pass this cost on to the converting holder.  Therefore, it may be cost prohibitive for stockholders owning a small number of shares to elect to convert such shares.  In addition, if an initial business combination is not approved then those stockholders who previously elected to convert their shares will have needlessly incurred the cost of tendering their shares.  Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise their conversion rights.  After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership.  As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the stock in the market.  If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation in consideration for the conversion price.  Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a “put” right surviving past the consummation of the business combination until the converting holder delivered his certificate.  The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination is approved.

If we elect to require physical delivery of the share certificates, we would expect that stockholders would have to comply with the following steps.  If the shares are held in street name, stockholders must instruct their account executive at the stockholders’ bank or broker to withdraw the shares from the stockholders’ account and request that a physical certificate be issued in the stockholders’ name.  It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. Nevertheless, because we do not have any control over this process or over the brokers or the Depository Trust Company, it may take significantly longer than two weeks to obtain a physical stock certificate. However, based on information from our transfer agent, the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor.  Our transfer agent will be available to assist with the process.  No later than the day prior to the stockholder meeting, the written instructions stating that the stockholder wishes to convert his or her shares into a pro rata share of the trust account and confirming that the stockholder has held the shares since the record date and will continue to hold them through the stockholder meeting and the closing of our business combination or the date of the approval of the extension must be presented to our transfer agent.  Certificates that have not been tendered in accordance with these procedures by the day prior to the stockholder meeting will not be converted into cash.

Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting of stockholders being held for the purpose of approving the business combination or the extension.  Furthermore, if a stockholder delivered his certificate for conversion and subsequently decided prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically).

If a vote on the business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months (or up to 30 months if our stockholders approve an extension) from the date of this prospectus.  If the business combination is not approved or consummated for any reason or the extension is not approved, then public stockholders voting against our business combination or the extension who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account.  In such case, if we have required public stockholders to deliver their certificates prior to the meeting, we will promptly return such certificates to the public stockholders.

Liquidation if no business combination

Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months from the date of this prospectus (or up to 30 months if our stockholders approve an extension).  This provision may not be amended except in connection with the consummation of a business combination.  If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law.  This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State).  We view this provision terminating our corporate existence on a date that is 24 months from the date of this prospectus (or up to 30 months if our stockholders approve an extension) as an obligation to our stockholders and that investors will make an investment decision, relying, at least in part, on this provision.  Thus, without the affirmative vote cast at a meeting of stockholders of at least 95% of our outstanding common stock, we will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

A liquidation after our existence terminates by operation of law would occur in the event that a business combination is not consummated within 24 months of the date of this prospectus (or up to 30 months if our stockholders approve an extension).  In the event we liquidate after termination of our existence by operation of law on the date that is 24 months from the date of this prospectus (or up to 30 months if our stockholders approve an extension), we anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date.

Our founding securityholders have waived their rights to participate in any distribution upon our liquidation prior to a business combination with respect to their founder shares and the shares of common stock underlying any insider warrants acquired on or prior to the date of this prospectus.  However, founding securityholders who acquire shares of common stock or warrants in or after this offering will be entitled to a pro rata share of the trust account with respect to such shares of common stock (including shares acquired upon exercise of such warrants) upon the liquidation of the trust account if we fail to consummate a business combination within the required time period.  There will be no distribution with respect to our warrants which will expire worthless.

We will pay the costs of liquidation from our remaining assets outside of the trust account, including amounts available for release. If such funds are insufficient, we may request from the trustee up to $75,000 of income earned on the trust account to pay for liquidation costs and expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be approximately $9.80 (of which approximately $0.30 per share is attributable to the underwriters’ deferred discount), or $0.20 less than the per-unit offering price of $10.00.  There can be no assurance that any converting stockholder will receive equal to or more than his, her or its full invested amount.  The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could have higher priority than the claims of our public stockholders.  We cannot assure you that the actual per-share liquidation price will not be less than approximately $9.80, plus interest (net of taxes and amounts disbursed to us for working capital purposes), due to claims of creditors.  Although we will seek to have all vendors, service providers, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account.  If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims.  Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver.  In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative.  In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.  Our sponsor and Messrs. Lorber and Liebowitz agreed, pursuant to agreements with us that, if we liquidate prior to the consummation of a business combination, they will be jointly and severally liable only if a vendor, service provider, prospective target business or other entity does not provide a valid and enforceable waiver to any rights or claims to the trust account as of the date of the consummation of this offering to pay debts and obligations to creditors.  Additionally, the underwriters have agreed to forfeit any rights or claims against the proceeds held in the trust account which includes the underwriters’ deferred discount.  Based on information we have obtained from our sponsor and Messrs. Lorber and Liebowitz, we currently believe that they will have substantial means and capability to fund a shortfall in our trust account even though we have not reserved for such an eventuality.  We cannot assure you, however, that we would be able to satisfy those obligations.

We will seek to reduce the possibility that our sponsor and Messrs. Lorber and Liebowitz will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers and prospective target businesses as well as other entities that are owed money by us for services (including financing) execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.  We also will have access to up to $2,200,000 (comprised of $100,000 available outside of the trust account from the offering proceeds and up to $2,100,000 interest income, net of taxes payable on all interest income earned on the trust account, which we may seek to withdraw from the trust account for working capital purposes) with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation after the termination of our existence by operation of law 24 months from the date of this prospectus (or up to 30 months if our stockholders approve an extension)).  The indemnification provision is set forth in our sponsor insider letter as well as the insider letters for Messrs. Lorber and Liebowitz.  Such letters specifically set forth that in the event we obtain a valid and enforceable waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account as of the consummation of this offering for the benefit of our stockholders from a vendor, service provider, prospective target business or other entity, the indemnification from our sponsor and Messrs. Lorber and Liebowitz will not be available.  In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for claims made by creditors.

Section 278 of the Delaware General Corporation Law provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized.  Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution.  If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.  However, as stated above, if we do not effect a business combination by 24 months from the date of this prospectus (or up to 30 months if our stockholders approve an extension), it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after such time period and, therefore, we do not intend to comply with those procedures.  As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them and any liability of our stockholders may extend well beyond the third anniversary of such date.  Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent ten years.  Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent ten years prior to our distributing the funds in the trust account to our public stockholders.  We have not assumed that we will have to provide for payment on any claims that may potentially be brought against us within the subsequent ten years due to the speculative nature of such an assumption.  However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders.  To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $9.80 per share, without taking into account any income earned on the trust account (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account).  Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.”  As a result, a bankruptcy court could seek to recover all amounts received by our stockholders.  Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after the termination of our corporate existence, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets.  Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.  We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they seek to convert their respective shares of common stock into cash upon a business combination which the stockholder voted against and which is completed by us.  In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.  Voting against the business combination alone will not result in conversion of a stockholder’s shares of common stock into a pro rata share of the trust account.  Such stockholder must have also exercised its conversion rights described above.

Competition

We expect to encounter intense competition from other entities having a business objective similar to ours, including other blank check companies and other entities, domestic and international, competing for the type of businesses that we may intend to acquire.  Many of these individuals and entities are well-established and have extensive experience in identifying and effecting business combinations, directly or through affiliates.  Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors.  Our ability to compete with respect to large acquisitions will be limited by our available financial resources, giving a competitive advantage to other acquirers with greater resources.

Our competitors may adopt transaction structures similar to ours, which would decrease our competitive advantage in offering flexible transaction terms.  In addition, the number of entities and the amount of funds competing for suitable investment assets and entities may increase, resulting in increased demand and increased prices paid for such investments.  If we pay higher prices for a target business, our profitability may decrease and we may experience a lower return on our investments.  Increased competition may also preclude us from acquiring those assets and entities that would generate the most attractive returns to us.

Further, the following may not be viewed favorably by certain target businesses:

•
our obligation to seek stockholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

•	our obligation to convert into cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination;

•
the requirement to acquire assets or an operating business or businesses that together have a fair market value equal to at least 80% of our net assets held in trust (net of taxes and amounts disbursed to us for working capital purposes and excluding the amount of the underwriters’ deferred discount) at the time of the acquisition (or, if our stockholders have voted to extend our period to complete an acquisition, at the time of the extension vote) could require us to acquire several assets or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination;

•	our outstanding warrants and unit purchase option and the potential future dilution they represent; and

•
we will consummate a business combination only if public stockholders owning less than 40% of the shares sold in this offering exercise their conversion rights, whereas it is customary and standard for other blank check companies to have a lower conversion rights threshold.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business.  We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our principal executive offices at 70 East Sunrise Highway, Suite 411 Valley Stream, New York, 11581.

Employees

We currently have two executive officers: Howard M. Lorber and Michael S. Liebowitz.  We anticipate that we will have access to the services of other personnel of our sponsor on an as-needed basis, although there can be no assurances that any such personnel will be able to devote sufficient time, effort or attention to us when we need it.  None of our officers have entered into employment agreements with us and none of our officers, are obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs.  The amount of time they will devote in any time period will vary based on whether we are in the process of (i) seeking a potential target business, (ii) performing due diligence on one or more target businesses or (iii) completing the business combination for a selected target business.  Our officers may spend more time than others, or no time at all, on the various phases of the acquisition process depending on their competing time requirements apart from our business and their particular areas of expertise.  We do not intend to have any full-time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We will register our units, common stock and warrants under the Exchange Act, and will have ongoing reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC.  In accordance with the requirements of the Exchange Act, our annual reports will contain audited financial statements reported on by our independent registered public accountants.

Our management will provide stockholders with audited financial statements of the entities to be acquired as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target business we seek to acquire.  While the requirement of having available financial information for the target business may limit the pool of potential acquisition candidates, given the broad range of target businesses with which we may consummate a business combination, we do not believe that the narrowing of the pool will be material.

We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for each fiscal year ending on or after December 31, 2009.  A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls.  The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no litigation currently pending or, to our knowledge, contemplated against us or any of our officers or directors in their capacity as such.

COMPARISON TO OFFERINGS OF BLANK CHECK COMPANIES

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated under the Securities Act assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option.  None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds
$122,500,000 of the net offering proceeds will be deposited into a trust account at                   , maintained by American Stock Transfer & Trust Company, acting as trustee.  These proceeds consist of $115,250,000 from the net proceeds payable to us, $3,500,000 from the sale of the insider warrants and $3,750,000 of the proceeds attributable to the underwriters’ deferred discount.

$104,625,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds
The $122,500,000 of net offering proceeds held in trust will only be invested in U.S.  ‘‘government securities’’ within the meaning of Section 2(a)(16) of the 1940 Act with a maturity of 180 days or less, or in registered money market funds meeting certain conditions under Rule 2a-7 promulgated under the 1940 Act.

Proceeds may be invested only in specified securities such as a registered money market fund meeting conditions of the 1940 Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business
The initial target business or businesses that we acquire must have a fair market value equal to at least 80% of our net assets held in trust (net of taxes and amounts disbursed to us for working capital purposes and excluding the amount of the underwriters’ deferred discount) at the time of such acquisition (or, if our stockholders have voted to extend our period to complete an acquisition, at the time of the extension vote).
We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued
The units will begin trading on or promptly after the consummation of this offering.  The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration of the underwriters’ over-allotment option or (2) the exercise in full of the over-allotment option, subject in any case to our having filed a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering including the over-allotment option, if applicable, and issuing a press release announcing when such separate trading will begin.

No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination.  During this period, the securities would be held in the escrow or trust account.

In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering.  We will file this Form 8-K promptly after the consummation of this offering.

Exercise of the warrants
The warrants cannot be exercised until the later of the completion of a business combination and one year from the effective date of the registration statement and, accordingly, will be exercised only after the trust account has been terminated and distributed.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor
Stockholders will have the opportunity to vote on our business combination and any extension of the time period within which we must complete our business combination.  Each stockholder will be sent a proxy statement containing information regarding such business combination or the approval of the extension.  A public stockholder who wishes to exercise its conversion rights will be required to notify us of its election to exercise its conversion rights at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination or extension at a meeting held for that purpose.  However, a stockholder’s election to convert will not be valid unless the public stockholder votes against our business combination or extension, our business combination or extension is approved and consummated, the public stockholder holds its shares through the closing of our business combination or the approval of the extension and the public stockholder follows the specific procedures for conversion that will be set forth in the proxy statement relating to the proposed business combination or extension. A stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds from the trust account.

A prospectus containing information required by the SEC would be sent to each investor.  Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he, she or it elects to remain a stockholder of the company or require the return of his, her or its investment.  If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder.  Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline
If we are unable to complete a business combination within 24 months from the date of this prospectus (or up to 30 months if our stockholders approve an extension), our existence will automatically terminate and as promptly as practicable thereafter the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders, including any income earned on the trust account not used to cover liquidation expenses, net of income taxes payable on such interest and after distribution to us of interest income on the trust account balance as described in the prospectus.  However, if we complete a business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.
If an acquisition has not been consummated within 18 months after the effective date of the registration statement, funds held in the trust or escrow account would be returned to investors.

Release of funds
The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon failure to effect a business combination within the allotted time, except that to the extent the trust account earns interest or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust account to pay any federal, state or local tax obligations related thereto.  While we intend, in the event of our liquidation, to distribute funds from our trust account to our public stockholders as promptly as possible, the actual time at which our public stockholders receive their funds will be longer than the five business days under a Rule 419 offering.  For a detailed discussion of the timing involved in a return of funds from our trust account to our public stockholders, see “Proposed Business—Effecting a business combination—Liquidation if no business combination.”

The proceeds held in the escrow account, including all of the interest earned thereon (net of taxes payable) would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within 18 months.  See “Risk Factors—You will not be entitled to protections normally afforded to investors of blank check companies.”  In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within five business days of such date.

MANAGEMENT

Directors and Executive Officers

Our current executive officers and directors are as follows:

Name	Age	Position
Howard M. Lorber	59	Chairman of the Board
Michael S. Liebowitz	39	President, Chief Executive Officer, Secretary, Treasurer and Director
Arnold I. Burns	77	Director
Robert L. Frome	69	Director
Alan Schrager	39	Director

Howard M. Lorber, our Chairman of the Board, serves as President and Chief Executive Officer of Vector Group.  Mr. Lorber has been with Vector Group and its diversified interests since 1994 and is actively involved in the management of all of Vector’s assets.  In addition to his role at Vector Group, Mr. Lorber was President, Chief Operating Officer and a Director of New Valley Corporation from November 1994 until its merger with Vector Group in December 2005.  Mr. Lorber was Chairman of the Board of Hallman & Lorber Assoc., Inc., consultants and actuaries of qualified pension and profit sharing plans, and various of its affiliates from 1975 until December 2004 and has been a consultant to these entities since January 2005; a stockholder and a registered representative of Aegis Capital Corp., a broker-dealer and a member firm of the Financial Industry Regulatory Authority, since 1984; Chairman of the Board of Directors since 1987 and Chief Executive Officer since November 1993 of Nathan’s Famous, Inc., a chain of quick service restaurants; a consultant to Vector Group and Liggett Group from January 1994 to January 2001; a director of United Capital Corp., a real estate investment and diversified manufacturing company, since May 1991; a director of Prime Hospitality Corp., a company doing business in the lodging industry, from May 1994 until its acquisition by Blackstone Group LP in November 2004; Chairman of the Board of Ladenburg Thalmann Financial Services from May 2001 until July 2006 when he became Vice Chairman, in which capacity he currently serves; and a director of SP Acquisition Holdings, Inc., a blank check company, since June 2007.  Mr. Lorber holds a Bachelor of Arts degree, a Master of Science degree in Taxation and an Honorary Doctorate from Long Island University, where he is also a trustee.

Michael S. Liebowitz, our President, Chief Executive Officer, Secretary and Treasurer, served as Chairman, President and Chief Executive Officer of Harbor Group, Ltd., a property and casualty brokerage firm, since its formation in 1994 through June 2007 when Mr. Liebowitz sold his remaining interest in the company and currently serves as an advisor to that company.  Mr. Liebowitz became Chairman and Chief Executive Officer of Preferred Services Group of New York LTD, a property and casualty insurance provider, in January 2005 when PSG was acquired by Harbor Group.  In January 2006, Mr. Liebowitz became Chairman and Chief Executive Officer of Innova Risk Management, LLC (formerly Parks and Associates LLC), a property and casualty insurance provider in the New York co-op and condominium market, when Innova was acquired in a joint venture with Harbor and an entity controlled by Prudential Douglas Elliman Real Estate.  Mr. Liebowitz is the managing member of Sunrise Realty Group, Inc. Mr. Liebowitz is the President and Chief Executive Officer of Hallman and Lorber Associates, Inc., a provider of consultant and actuarial services related to qualified pension plans.  Mr. Liebowitz is the President and Chief Executive Officer of Insreview, Inc., an insurance consultant for many of the largest and most high profile commercial mortgage backed securities, real estate and corporate transactions, which currently represents many of the major top tier investment banks, capital market and mezzanine lenders as well as several real estate opportunity funds.  Mr. Liebowitz regularly provides expert testimony related to complex insurance issues.  Mr. Liebowitz was also special consultant to GMAC for all insurance matters related to the World Trade Center placement, claim and litigation.  Mr. Liebowitz holds a Bachelor of Science Degree in Finance from CW Post College of Long Island University.

Arnold I. Burns, a member of our board of directors, has served as Chairman of QuanStar Advisor Group, LLC, a strategic management consulting firm, since 2004. Mr. Burns previously served as managing director of Natexis Bleichroeder Inc., a brokerage and investment banking firm, and its predecessor, Arnhold and S. Bleichroeder Inc., from 1999 to 2002. Mr. Burns was a practicing lawyer and senior partner at the law firm of Proskauer Rose LLP from 1988 to 1999. Prior to joining Proskauer Rose, Mr. Burns served as an Associate Attorney General, and then Deputy Attorney General, with the U.S. Department of Justice from 1986 to 1988. Mr. Burns graduated with distinction from Union College and Cornell Law School.

Robert L. Frome, a member of our board of directors, has been engaged in the practice of law for more than the past five years as a senior partner of the law firm of Olshan Grundman Frome Rosenzweig & Wolosky LLP.  Mr. Frome is a director of Healthcare Services Group, Inc., the nation's largest provider of housekeeping services to long-term healthcare facilities.  Mr. Frome is also a director of NuCO2, Inc., the nation’s leading and only national supplier of bulk CO2 systems and bulk CO2 for carbonating fountain beverages, and is a trustee of Big Brothers Big Sisters of New York City.  Mr. Frome has a B.S. degree from New York University, an L.L.B. degree from Harvard University and an L.L.M. degree from New York University.  Olshan Grundman Frome Rosenzweig & Wolosky LLP is passing on the validity of the securities offered in this prospectus, and we estimate that we will pay approximately $400,000 in legal fees to Olshan Grundman Frome Rosenzweig & Wolosky LLP in connection with this offering.

Alan Schrager, a member of our board of directors, is a Managing Director at Oak Hill Advisors L.P. and a member of its portfolio management team, where he has direct responsibilities for the firm's structured product vehicles and bank separate accounts.  Prior to joining Oak Hill Advisors in 2003, Mr. Schrager was a Managing Director at USBancorp Libra, where he was responsible for originating, evaluating and structuring private equity, mezzanine and debt transactions.  Previously, he held several positions at Primary Network, a data CLEC, including Chief Financial Officer, Head of Strategic Development and Interim Chief Executive Officer.  In addition, Mr. Schrager worked in the Leveraged Finance and High Yield Capital Markets group at UBS Securities, LLC and The Chase Manhattan Bank.  He earned an M.B.A. from The Wharton School at the University of Pennsylvania, and a B.A. from the University of Michigan.  Mr. Schrager is a cousin of Mr. Liebowitz’ spouse.

Prior Involvement of Principals in Blank Check Companies

Since June 2007, Howard M. Lorber, our Chairman of the Board, has been an independent director of SP Acquisition Holdings, Inc. (AMEX: DSP), a general-purpose blank check company that raised approximately $432,896,000 in its October 2007 initial public offering.

Director Independence

Our board of directors has determined that Messrs. Burns, Frome and Schrager are “independent directors” within the meaning of Rule 121(A) of the American Stock Exchange Company Guide and Messrs. Burns and Schrager are independent within the meaning of Rule 10A-3 promulgated under the Securities and Exchange Act of 1934, as amended.

Audit Committee

Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which we believe will consist of Messrs. Schrager, Burns and                  ..  Mr. Schrager will serve as the chairman of our audit committee.  The independent directors we appoint to our audit committee will each be an independent member of our board of directors, as defined by the rules of the SEC.  The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	serving as an independent and objective party to monitor our financial reporting process, audits of our financial statements and internal control system;

•	reviewing and appraising the audit efforts and independence of our independent registered public accounting firm; and

•	providing an open avenue of communications among our independent registered public accounting firm, financial and senior management, our internal finance department, and the board of directors.

Prior to our consummation of a business combination, the audit committee will also monitor compliance on a quarterly basis with the terms described below and the other material terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate,” meaning they are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication.  The board of directors has determined that Mr. Schrager satisfies the definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under the SEC’s rules and regulations.

Governance and Nominating Committee

Effective upon consummation of this offering, we will establish a governance and nominating committee of the board of directors, which we believe will consist of Messrs. Schrager, Burns and Frome, each of whom is an independent director as defined by the rules of the American Stock Exchange.  Mr. Schrager will serve as the chairman of our governance and nominating committee.  The governance and nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors.  The governance and nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.

The guidelines for selecting nominees, which are specified in the governance and nominating committee charter, generally provide that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the board of directors of a public company, and be able to promote a diversity of views based on the person’s education, experience and professional employment.  The governance and nominating committee evaluates each individual in the context of the board as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent stockholder interests.  The governance and nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time.  The governance and nominating committee does not distinguish among nominees recommended by stockholders and other persons.

The governance and nominating committee will also make recommendations to our board of directors regarding governance matters, including our certificate of incorporation, bylaws and charters of our committees.

Code of Conduct and Ethics

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws and the rules of the American Stock Exchange. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a current report on Form 8-K.

Compensation for Officers and Directors

Other than equity issuances as set forth under “Certain Relationships and Related Transactions,” no executive officer has received any cash or other compensation from us for services rendered to us.  No finders fees will be paid to any of our existing officers, directors, founding securityholders or any of their respective affiliates, prior to or in connection with a business combination.  However, such individuals and entities will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.  After a business combination, such individuals may be paid consulting, management or other fees from target businesses, with any and all amounts being fully disclosed to stockholders, to the extent known, in the proxy solicitation materials furnished to the stockholders.  There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.  Our board does not intend to seek a third-party evaluation in connection with a business combination, however, our board intends to have our audit committee, which is comprised of independent directors, review the reasonableness of significant out-of-pocket expenses incurred by the management team during its search.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

None of our officers and directors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities, including as officers and directors of other companies.

Howard M. Lorber, our Chairman of the Board, is also a director of SP Acquisition Holdings, Inc., which is a blank check company engaged in activities similar to those intended to be conducted by us.  Accordingly, unless and until SP Acquisition consummates a business combination or liquidates prior thereto, Mr. Lorber may become aware of investment and business opportunities that may be appropriate for presentation to our company as well as to SP Acquisition.  SP Acquisition Holdings, Inc. is required to complete a business combination on or before October 10, 2009.  While SP Acquisition has approximately $408.6 million available in trust to consummate a business combination, and we intend to have approximately $118.75 million (or $136.19 million if the over-allotment option is exercised in full), Mr. Lorber may owe fiduciary duties to present SP Acquisition with business opportunities before presenting such opportunities to us.  SP Acquisition Holdings, Inc. is not precluded from pursuing a business combination with any entity engaged in any of the following as its principal business: (i) real estate brokerage, (ii) insurance brokerage and employee benefits, (iii) retail investment advisory and asset management services, (iv) quick service restaurants or (v) tobacco.

In addition, in the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated.  They may have conflicting fiduciary duties in determining to which entity a particular business opportunity should be presented.  In the event that our directors or officers were to take any action that would compete with us in our search for a business, we would take appropriate action, including potentially removing such person from our management team or board, as applicable.  However no formal procedures have been established to address such conflicts if they arise and currently we have no intention of establishing such procedures.  For a complete description of our management’s other affiliations, see the discussion below as well as the previous section entitled “Management—Directors and Executive Officers.”  Our officers and directors may become subject to conflicts of interest regarding us and other business ventures in which they may be involved, which conflicts may have an adverse effect on our ability to consummate a business combination.  Our officers and directors are not restricted from forming or becoming affiliated with entities, including other blank check companies or similar entities, engaged in business activities similar to those intended to be conducted by our company prior to the business combination.

The following table sets forth the names of our officers and directors and their current affiliations that may present a conflict of interest with our goals and objectives. Our officers and directors have pre-existing fiduciary and contractual obligations to these entities, however, except for industries in which we are prohibited from consummating a business combination, none of these entities have priority or preference relative to us with respect to the performance of obligations and the presentation of business opportunities.

Individual	Entity	Affiliation
Howard M. Lorber	SP Acquisition Holdings, Inc.	Director
	Vector Group	President ant Chief Executive Officer
	Nathan’s Famous, Inc.	Chairman of the Board and Chief Executive Officer
	United Capital Corp.	Director
	Ladenburg Thalmann Financial Services, Inc.	Vice Chairman
Michael S. Liebowitz	Harbor Group, Ltd.	Former Chairman, President and Chief Executive Officer
	Sunrise Realty Group, Inc.	Managing Member
	Hallman and Lorber Associates, Inc.	President and Chief Executive Officer
	Insreview, Inc.	President and Chief Executive Officer
Arnold I. Burns	Quanstar Advisor Group, LLC	Chairman
Robert L. Frome	Healthcare Services Group, Inc.	Director
	NuCO2, Inc.	Director
Alan Schrager	Oak Hill Advisors L.P.	Managing Director

We have not established any criteria by which our officers and directors will determine whether contacts or discussions with potential targets are undertaken on our behalf or for other entities.  However, due to certain conflicts, contractual limitations or fiduciary obligations involving Messrs. Lorber and Liebowitz, we will not complete a business combination with any entity engaged in any of the following as its principal business: (i) real estate brokerage, (ii) insurance brokerage and employee benefits, (iii) retail investment advisory and asset management services, (iv) quick service restaurants or (v) tobacco.

Since substantially all of the founding securityholders’ founder units, founder warrants and founder shares will be subject to a lock-up agreement with our underwriters, which agreement will expire only if a business combination is successfully completed, and since the founding securityholders may own securities which will become worthless if a business combination is not consummated, our board, whose members include certain founding securityholders, may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination.  Additionally, members of our executive management may enter into consulting, asset management or employment agreements with us as part of a business combination, pursuant to which they may be entitled to compensation for their services.  The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, timely completing a business combination and securing the release of their stock.

While we do not intend to pursue a business combination with any company that is affiliated with our sponsor, executive officers or directors, we have not adopted a policy that expressly prohibits our directors, officers, securityholders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest.  Accordingly, such parties may have an interest in certain transactions in which we are involved, and may also compete with us.  In the event we seek to complete a business combination with such a company, we would obtain an opinion from an independent investment banking firm which is a member of FINRA and is reasonably acceptable to the representative of the underwriters that such a business combination is fair to our stockholders from a financial point of view.  Such opinion will be included in our proxy solicitation materials, furnished to stockholders in connection with their vote on such a business combination and we expect that such independent banking firm will be a consenting expert.  Generally, such opinion is rendered to a company’s board of directors and investment banking firms may take the view that stockholders may not rely on the opinion.  Such view will not impact our decision on which investment banking firm to hire.

Our founding securityholders may purchase shares of common stock as part of the units sold in this offering or in the open market.  All of the founding securityholders have agreed to vote all their shares of common stock owned by them prior to this offering, and any shares of common stock acquired by them in or after this offering, in accordance with the majority of shares of common stock held by public stockholders who vote at a meeting with respect to a business combination in favor of a business combination, or any extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our business combination.

If we were to make a deposit, down payment or fund a “no shop” provision in connection with a potential business combination, we may have insufficient funds available outside of the trust to pay for due diligence, legal, accounting and other expenses attendant to completing a business combination.  In such event, the founding securityholders may have to incur such expenses in order to proceed with the proposed business combination.  As part of any such business combination, such founding securityholders may negotiate the repayment of some or all of any such expenses, without interest or other compensation which, if not agreed to by the target business’s management, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest.

If our management negotiates to be retained post business combination as a condition to any potential business combination, their financial interests, including compensation arrangements, could influence their motivation in selecting, negotiating and structuring a transaction with a target business, and such negotiations may result in a conflict of interest.  In the event that any employment or consulting agreements are proposed to be entered into as a term of a business combination, such arrangement will be required to be approved by a majority of the disinterested members of our board of directors.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of certain other business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities in which they also serve as officers and/or directors.  In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria.  Although neither our sponsor nor our officers and directors intend to seek any business opportunity that would present a conflict with us, no formal procedures have been established to determine how conflicts of interest that may arise due to duties or obligations owed to other entities will be resolved.  However, we expect the disinterested members of our board to determine whether a conflict exists and a majority of the disinterested members of our board will be required to approve any such affiliate transaction.

Each of our officers and directors actively manages his or her personal investments.  We are not precluded from acquiring a company in which our officers and directors have made an investment.  Although there are no arrangements, understandings or agreements regarding the priorities and preferences assigned to us as compared to the personal investments of our officers and directors, we believe that we will receive priority regarding any business opportunities since, except as described above, none our officers and directors owes fiduciary duties to other entities.

In the course of their other business activities, our officers and directors have not identified investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated.

In connection with the stockholder vote required to approve any business combination, all of the founding securityholders have agreed to vote their founder shares in accordance with the majority of shares of common stock held by the public stockholders who vote at the special or annual meeting called for the purpose of approving a business combination.  The founding securityholders have also agreed that if they acquire shares of common stock in or following this offering, they will vote such acquired shares of common stock in favor of a business combination.  Accordingly, any shares of common stock acquired by founding securityholders in or after this offering in the open market will not have the same right to vote as public stockholders with respect to a potential business combination (since they are required to vote in favor of a business combination).  Additionally, the founding securityholders will not have conversion rights with respect to shares of common stock acquired during or subsequent to this offering (since they may not vote against a business combination), except upon our liquidation.  In addition, with respect to their founder shares, and the shares of common stock underlying any insider warrants acquired by our sponsor on or prior to the date of this prospectus, they have agreed to waive their respective rights to participate in any liquidation including the liquidation of our trust account to our public stockholders, occurring upon our failure to consummate a business combination, but only with respect to their founder shares and not with respect to any shares of common stock acquired in or after this offering in the open market.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our executive officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Common Stock
	Before the Offering		As Adjusted for Offering, Assuming Redemption(2)		As Adjusted for Offering, Assuming Full Exercise of Over-Allotment Option(3)
Name and Address of Beneficial Owners(1)	Number of Shares(2)(4)	Percentage of Common Stock	Number of Shares(4)	Percentage of Common Stock	Number of Shares(4)	Percentage of Common Stock
Open Acq LLC	3,593,750	100%	3,125,000	20%	3,593,750	20%
Howard M. Lorber(5)	3,593,750	100%	3,125,000	20%	3,593,750	20%
Michael S. Liebowitz(5)	3,593,750	100%	3,125,000	20%	3,593,750	20%
Arnold I. Burns	—	*	—	*	—	*
Robert L. Frome	—	*	—	*	—	*
Alan Schrager	—	*	—	*	—	*
All directors and officers as a group	3,593,750	100%	3,125,000	20%	3,593,750	20%
__________
*	Indicates less than 1%.

(1)	Unless otherwise indicated, the business address of each of the stockholders is 70 East Sunrise Highway, Suite 411 Valley Stream, New York, 11581.

(2)	Assumes only the sale of 12,500,000 units in this offering but not the exercise of the 12,500,000 warrants comprising such units and the 3,500,000 insider warrants.

(3)	Assumes only the sale of 14,375,000 units in this offering but not the exercise of the 14,375,000 warrants comprising such units, the 3,593,750 founder warrants and the 3,500,000 insider warrants.

(4)	Unless otherwise indicated, all ownership is direct beneficial ownership.

(5)
Messrs. Lorber and Liebowitz are managing members of Open Acq LLC and may be considered to have beneficial ownership of Open Acq LLC’s interest in us.  Messrs. Lorber and Liebowitz disclaim beneficial ownership of any shares in which they do not have a pecuniary interest.

Our sponsor, on or prior to the date of this prospectus, has agreed to purchase in an insider private placement transaction a total of 3,500,000 insider warrants from us at a price of $1.00 per warrant.  These insider warrants cannot be sold or transferred by our sponsor until the consummation of a business combination, except in certain limited circumstances.  The $3,500,000 purchase price of the insider warrants will be added to the proceeds of this offering to be held in the trust account pending our completion of one or more business combinations.  If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $3,500,000 purchase price of the insider warrants will become part of the liquidation amount distributed to our public stockholders from our trust account and the insider warrants will become worthless.

In addition, we have agreed to redeem up to an aggregate of 468,750 founder units (for a maximum aggregate redemption price of $3,621) if and to the extent that the underwriters do not fully exercise their over-allotment option.  We will redeem founder units only in an amount sufficient to cause the amount of issued and outstanding founder units to equal 20% of our aggregate amount of issued and outstanding units after giving effect to this offering and the exercise, if any, of the underwriters’ over-allotment option.

Immediately after this offering and the potential redemption of common stock described in the preceding paragraph, our founding securityholders, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock (assuming they do not purchase units in this offering).  Because of this ownership percentage, the founding securityholders may be able to collectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions, other than approval of a business combination.

Substantially all of the founder units, founder shares and founder warrants will be subject to a lock-up agreement with our underwriters until the earlier of:

•	180 days following the consummation of a business combination; and

•
the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

Each of Messrs. Lorber and Liebowitz is deemed to be our “parent” and “promoter,” as these terms are defined under the federal securities laws.

Transfers of Units, Common Stock and Warrants by our Founding Securityholders

Pursuant to lock-up provisions in letter agreements with us and the underwriters to be entered into by our founding securityholders, our founding securityholders have agreed, subject to certain exceptions described below, not to transfer, assign or sell, directly or indirectly:

•
any of the founder units or any of the founder shares or founder warrants included in such units, including the common stock issuable upon exercise of the founder warrants, for a period of 180 days from the date of consummation of our business combination, or

•	any of the insider warrants (including the common stock issuable upon exercise of the insider warrants) until after we consummate our business combination.

Notwithstanding the foregoing, the founder units, the founder shares and the founder warrants (including the securities underlying or issuable upon exercise of such securities) will be transferable to the following permitted transferees under the following circumstances:

•	to our officers, directors and employees, or family members of such individuals;

•	in the case of individuals, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family;

•	in the case of an individual pursuant to a qualified domestic relations order;

•	if the transferor is a limited liability company, any stockholder, partner or member of the transferor; and

•	to any individual or entity by virtue of laws or agreements governing descent or distribution upon the death or dissolution of the transferor.

All permitted transferees receiving such securities must agree in writing to be subject to the same transfer restrictions as our founding securityholders and any such transfers will be made in accordance with applicable securities laws.

Registration Rights

Pursuant to a registration rights agreement between us and our founding securityholders, the holders of the founder units (and the founder shares and founder warrants comprising such founder units and the shares of common stock issuable upon exercise of such warrants) and the insider warrants (and the common stock issuable upon exercise of such warrants) will be entitled to two demand registration rights, “piggy-back” registration rights and short-form resale registration rights commencing after the consummation of our business combination, in the case of the insider warrants, and 180 days after the consummation of our business combination, in the case of the founder units. We will bear the expenses incurred in connection with the filing of any such registration statements pursuant to such rights.

In addition, we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to maintain an effective registration statement and a current prospectus covering the shares of common stock underlying the public stockholders’ warrants following completion of this offering to the extent required by federal securities laws.

Certain Relationships and Related Transactions

Mr. Lorber and Mr. Liebowitz control our sponsor.  In January 2008, we issued an aggregate of 3,593,750 founder units to our sponsor, for an aggregate purchase price of $25,000 in cash, or approximately $0.00696 per unit.  468,750 of such units are redeemable by us if and to the extent the underwriters’ over-allotment option is not exercised.  If the size of this offering is increased, a stock dividend or stock split will be effectuated prior to the consummation of this offering so that the ownership represented by the founder units remains at 20% following this offering after giving effect to any mandatory redemption of units to the extent the underwriters’ over-allotment option is not exercised in full.  Any such stock dividend or stock split would not affect the units offered to the public in this offering.

If the underwriters do not exercise all or a portion of their over-allotment option, our founding securityholders have agreed, pursuant to a written agreement with us, that up to an aggregate of 468,750 founder units will be redeemed in proportion to the portion of the over-allotment option that was not exercised.  If such units are redeemed, we would record the aggregate fair value of the units redeemed and reacquired to treasury stock and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the redeemed units and the price paid to us for such redeemed units (which would be an aggregate total of approximately $3,261 for all 468,750 of such units).  Upon receipt, such redeemed units would then be immediately cancelled, which would result in the retirement of the treasury stock and a corresponding charge to additional paid-in capital.

All of such founder units were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.  No underwriting discounts or commissions were paid, nor was there any general solicitation, with respect to such sales.

Our sponsor, on or prior to the date of this prospectus, has agreed to purchase in a private placement transaction pursuant to Regulation D under the Securities Act a total of 3,500,000 insider warrants from us at a price of $1.00 per warrant.  Based on observable market prices, the Company estimated $0.94 per warrant for the insider warrants to represent the fair value of such warrants on the date of purchase. The valuation is based on observations of market prices of warrants issued in connection with comparable initial public offerings by blank check companies of units with similar terms, including: (i) units consisting of one share and one warrant, priced at $10.00 per unit, (ii) each warrant having an exercise price of $7.50 per share, and (iii) each warrant having a five year life. However, the actual fair value of the warrants and any stock-based compensation will be determined on the offering date. Consequently, the company’s actual results may deviate from these expectations.  These warrants, which we collectively refer to as the insider warrants, will not be sold or transferred by our sponsor until the completion of our business combination.  The insider warrants will be purchased separately and not in combination with common stock in the form of units.  The $3,500,000 purchase price of the insider warrants will be added to the proceeds of this offering to be held in the trust account pending our completion of our business combination.  If we do not complete a business combination within 24 months (or up to 30 months if our stockholders approve an extension), then the $3,500,000 purchase price of the insider warrants will become part of the liquidation amount distributed to our public stockholders from our trust account and the insider warrants will become worthless.

After the consummation of a business combination, if any, to the extent our management remains as officers of the resulting business, some of our officers and directors may enter into employment agreements, the terms of which shall be negotiated and which we expect to be comparable to employment agreements with other similarly-situated companies in the target business’s respective industry.  Further, after the consummation of a business combination, if any, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies in the target business’s respective industry.

We entered into an agreement with our sponsor, Open Acq LLC, effective from the date of the closing of this offering, whereby Open Acq LLC:

•	provides administrative services as required by us from time to time, including the administration of certain of our day-to-day activities;

•	provides office space to us for use by our employees for purposes of conducting our business;

•	performs accounting and controller-related services for us, including correspondence with our auditors;

•	makes available the services of Messrs. Lorber and Liebowitz; and

•	provide investment advisory services to us, including, without limitation:

•
financial advice and services in connection with the direct or indirect acquisition or disposition by us of the assets or operations of any business or entity, whether by purchase or sale of stock or assets, merger or consolidation, or otherwise;

•	financial advice and services in connection with public or private equity and debt financing;

•	financial advice and services, including assistance with respect to matters such as cash management, treasure and financial controls;

•	corporate planning and corporate development advice and services;

•	strategic planning, including with respect to acquisitions;

•	public relations and press relations advice and services; and

•	such other advice and services necessitated by the ordinary course of our business, as we may reasonably request from time to time.

Open Acq LLC will receive $7,500 per month for these services after the consummation of this offering.  In addition, we have undertaken to reimburse Open Acq LLC, monthly in arrears, all out-of-pocket expenses incurred by Open Acq LLC in performing these services.  Such reimbursement payments will not exceed $7,500 per month.  We believe that the fees charged by Open Acq LLC for the foregoing services are at least as favorable as we could have obtained from an unaffiliated third party.  This services agreement between Open Acq LLC and us will terminate upon the consummation of a business combination or our liquidation.

Robert L. Frome, a director of our company, is a partner at Olshan Grundman Frome Rosenzweig & Wolosky LLP, which firm is passing on the validity of the securities offered in this prospectus.  We estimate that we will pay approximately $400,000 in legal fees to Olshan Grundman Frome Rosenzweig & Wolosky LLP in connection with this offering.

Promissory Note

In January 2008, we issued a promissory note in the amount of $200,000 in favor of our sponsor, which amount reflects the funds advanced by our sponsor to us or on our behalf in connection with this offering.  This note bears an interest rate of 5% per annum and is due on the earlier of (i) 60 days following the consummation of this offering and (ii) December 31, 2008.  The principal amount of the note plus any accrued and unpaid interest thereon to the date of repayment will be repaid out of the proceeds of this offering.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable than are available from unaffiliated third parties.  Such transactions will require prior approval by a majority of our disinterested “independent” directors or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel.  We will not enter into any such transaction unless our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

DESCRIPTION OF SECURITIES

General

Our amended and restated certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share.  Prior to the consummation of this offering, 3,593,750 shares of common stock (of which 468,750 shares are subject to redemption for a maximum aggregate redemption price of $3,261 if and to the extent that the underwriters do not fully exercise their over-allotment option, as more fully described in “Principal Stockholders”) will be outstanding.  No shares of preferred stock are outstanding as of the date of this prospectus.

Due to the fact that our amended and restated certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of common stock that we are authorized to issue at the same time as our stockholders vote on the business combination.

Units

Public stockholders’ units

Each unit consists of one share of common stock and one warrant.  Each warrant entitles the holder to purchase one share of common stock.  The units will begin trading on or promptly after the date of this prospectus.  The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration of the underwriters’ over-allotment option or (2) the exercise in full of the over-allotment option, subject in any case to our having filed a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering including the over-allotment option, if applicable, and issuing a press release announcing when such separate trading will begin.  We will file a Current Report on Form 8-K promptly after the consummation of this offering, which is anticipated to take place approximately three business days from the date of this prospectus.  If the underwriters’ over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide information to reflect the exercise of the underwriters’ over-allotment option.  Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any securityholder may elect to break apart a unit and trade the common stock or warrants separately or as a unit.  Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and consequently any subsequent securityholder of our common stock and warrants may elect to combine them together and trade them as a unit.  Securityholders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed.  Although we will not distribute copies of the Form 8-K to individual unit holders, the Form 8-K will be available on the SEC’s website after filing.  See the section appearing elsewhere in this prospectus entitled “Where You Can Find Additional Information.”

Founder units

In January 2008, our sponsor purchased an aggregate of 3,593,750 units for an aggregate purchase price of $25,000, or approximately $0.00696 per unit.  This includes an aggregate of 468,750 units that are subject to mandatory redemption by us (for a maximum aggregate redemption price of $3,261) if and to the extent the underwriters’ over-allotment option is not exercised, so that our founding securityholders and their permitted transferees will own 20% of our issued and outstanding common stock after this offering (assuming they do not purchase units in this offering).  Each founder unit consists of one share of common stock and one warrant.  The shares of common stock and warrants comprising the founder units are detachable and may be transferred separately, subject to certain transfer restrictions described below.  The common stock and warrants comprising the founder units are identical to the common stock and warrants comprising the units being sold in this offering, except that:

•	our founding securityholders and their permitted transferees will not be able to exercise conversion rights with respect to the founder shares;

•
our founding securityholders have agreed, and any permitted transferees will agree, to vote the founder shares in connection with the vote required to approve our business combination or any extension of our corporate existence of up to 30 months in the same manner as a majority of the shares of common stock voted by the public stockholders;

•
our founding securityholders and their permitted transferees will have no right to participate in any liquidation distribution with respect to the founder shares if we fail to consummate a business combination;

•
the founder warrants may not be exercised unless and until the last sale price of our common stock equals or exceeds $14.25 for any 20 days within any 30-trading day period beginning 90 days after our business combination, and only if there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants contained in the units included in this offering and a related current prospectus is available;

•
the founder warrants will not be redeemable by us as long as they are held by our founding securityholders or their permitted transferees (other than as part of a mandatory redemption of founder units if and to the extent the underwriters’ over-allotment option is not exercised in full);

•	the founder warrants may by exercised by the holders by paying cash or on a cashless basis; and

•
our founding securityholders have agreed, subject to certain exceptions described below, not to transfer, assign or sell, directly or indirectly, any of the founder units, the founder shares and the founder warrants, including the common stock issuable upon exercise of the founder warrants, for a period of 180 days from the date of consummation of our business combination.

Our founding securityholders will be permitted to transfer all or any portion of the founder units (including the securities underlying or issuable upon exercise of such securities) to certain permitted transferees described under “Principal Stockholders—Transfers of Units, Common Stock and Warrants by our Founding Securityholders.”

Common stock

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders.  In connection with the stockholder vote required for approving our business combination or any extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our business combination, our founding securityholders have agreed, and their permitted transferees will agree, to vote the shares of common stock included in the founder units in accordance with the majority of the shares of common stock voted by the public stockholders.

In accordance with Article VI of our amended and restated certificate of incorporation (which Article VI cannot be amended without the affirmative vote cast at a meeting of stockholders of at least 95% of our outstanding common stock), we will seek stockholder approval before we effect our business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with our business combination, we will also seek stockholder approval for a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. Any vote to extend our corporate life to continue perpetually following the consummation of our business combination will be taken only if such business combination is approved.

We will only proceed with our business combination if:·

•	a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination,

•
conversion rights have been exercised with respect to less than 40% of the shares of common stock issued in this offering (calculated on a cumulative basis, including the shares as to which conversion rights were exercised in connection with either (i) a stockholder vote, if any, to approve an extension of the time period within which we must complete our business combination or (ii) the stockholder vote to approve our business combination), and·

•	the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock.

For purposes of seeking approval of a business combination by a majority of the shares of our common stock voted by the public stockholders, non-votes will have no effect once quorum is obtained (although non-votes will have an effect on the approval of the amendment to our amended and restated certificate of incorporation to provide for perpetual existence). We intend to give approximately 30 (but not less than 10 nor more than 60) days prior written notice of any meeting at which a vote will be taken to approve a business combination.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of common stock eligible to vote for the election of directors can elect all of the directors.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate a business combination within 24 months from the date of this prospectus (or up to 30 months if our stockholders approve an extension), our corporate existence will cease except for the purposes of winding up our affairs and liquidating.  If we are forced to liquidate our trust account because we have not consummated a business combination within the required time period, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest (net of taxes and amounts disbursed to us for working capital purposes), and any net assets remaining available for distribution to them after payment of liabilities.  Our founding securityholders have agreed to waive their respective rights to participate in any liquidation occurring upon our failure to consummate a business combination but only with respect to their founder shares or the shares of common stock underlying any insider warrants.

Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.  In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled, subject to the rights of holders of preferred stock, if any, to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock.  Our stockholders have no conversion, preemptive or other subscription rights.  There are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to convert their shares of common stock to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed.  The actual per-share conversion price will be equal to the amount in the trust account, which shall include $3,500,000 from the purchase of the insider warrants by our sponsor, inclusive of any interest (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account, and calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares of common stock sold in this offering.  Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.  Founding securityholders are not entitled to convert any of their founder shares (including shares of common stock underlying any insider warrants held by a founding securityholder), or shares of common stock acquired in or after this offering into a pro rata share of the trust account, except that founding securityholders will be entitled to a pro rata share of the trust account upon liquidation of the trust account with respect to any shares acquired in or after this offering.

Due to the fact that our amended and restated certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of common stock which we are authorized to issue at the same time as our stockholders vote on the business combination.

Extension of time to complete a business combination to up to 30 months

We have a period of 24 months from the date of this prospectus within which to effect our business combination.  However, unlike most other blank check companies, if we have entered into a definitive agreement within such 24-month period, we may, prior to the expiration of the 24-month period, call a meeting of our stockholders for the purpose of soliciting their approval to amend our amended and restated certificate of incorporation to extend the date before which we must complete our business combination by up to an additional six months to avoid being required to liquidate.  If the extended date is approved by holders of a majority of our outstanding common stock, we would have a total of up to 30 months from the consummation of this offering to complete a business combination.  In connection with seeking stockholder approval for the extended period, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act.

If holders of a majority of our outstanding shares of common stock vote against the proposed extension to up to 30 months, or if holders of 40% or more of the shares sold in this offering vote against the proposed extension to up to 30 months and elect to convert their shares into a pro rata share of the trust account, we will not extend the date before which we must complete our business combination beyond 24 months.  In such event, if we cannot complete the business combination within such 24 month period, we will be required to liquidate, with the amount remaining in the trust account returned to all public stockholders.  In connection with the vote required for the extension to up to 30 months, our founding securityholders have agreed, and their permitted transferees will agree, to vote the shares of common stock included in the founder units in accordance with the vote of the majority of public stockholders.

If the majority of our outstanding shares of common stock are voted at the special (or annual) meeting called for the purpose of approving such extension vote in favor of such extension and less than 40% of the shares sold in this offering are voted against the proposed extension and elect to convert their shares, we will then have an additional period of up to six months in which to consummate the business combination.

If the proposal for the extension to up to 30 months is approved, we will still be required to seek stockholder approval before effecting our business combination, even if the business combination would not ordinarily require stockholder approval under applicable law.

If at the end of such 30-month period we have not effected such business combination, our corporate existence will automatically cease without the need for a stockholder vote and we will liquidate.

Conversion rights

Pursuant to our amended and restated certificate of incorporation, at the time we seek stockholder approval of our business combination, each public stockholder voting against a business combination will have the right to convert its shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account and legally available for distribution, including both income earned on the trust account and the underwriters’ deferred discount (net of taxes and amounts disbursed to us for working capital purposes), provided that our business combination is approved and consummated. In addition, any stockholders voting against a proposed extension of the time period within which we must complete our business combination will be eligible to convert their shares into a pro rata share of the trust account if we effect the extension.  Our founding securityholders and their permitted transferees will not have such conversion rights with respect to the common stock included in the founder units.

The actual per-share conversion price will be equal to the per share amount of approximately $9.80 initially deposited in the trust account (plus any income earned on the proceeds in the trust account in excess of the amount permitted to be disbursed to us for working capital purposes, net of taxes payable on such income, on such amount per share).  As this amount is lower than the $10.00 per unit offering price and it may be less than the market price of the common stock on the date of repurchase, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting as a “group” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering, on a cumulative basis, which includes any exercise of conversion rights in connection with either the stockholder vote, if any, required to approve an extension of the time period within which we must complete our business combination or the stockholder vote required to approve our business combination. Shares of common stock converted in connection with the vote on the extension and in connection with the vote on our business combination will be aggregated for purposes of this 10% limit.  Such a public stockholder would still be entitled to vote against an extension or a proposed business combination with respect to all shares owned by him or his affiliates.  We believe this restriction will deter stockholders from accumulating large blocks of stock before the vote held to approve an extension or a proposed business combination and prevent an attempt to use the conversion right as a means to force us or our management to purchase their stock at a premium to the then current market price.  For example, absent this provision, a public stockholder who owns 15% of the shares included in the units being sold in this offering could threaten to vote against an extension or a proposed business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if our sponsor or management refuses to transfer to him some of their shares).  By limiting a stockholder’s ability to convert only 10% of the shares included in the units being sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders.  However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction or against an extension.

Preferred stock

Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors.  No shares of preferred stock are being issued or registered in this offering.  Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power, liquidation preference or other rights of the holders of common stock.  However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination.  We may issue some or all of our authorized preferred stock to effect a business combination.  In addition, preferred stock could be utilized as a method of discouraging, delaying or preventing our change in control.  Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Immediately prior to the consummation of this offering, there will be 3,125,000 founder warrants outstanding (assuming no exercise of the underwriters’ over-allotment option) and 3,500,000 insider warrants outstanding.  Immediately after this offering, we will have an additional 12,500,000 public warrants outstanding, or 14,375,000 public warrants and 3,593,750 founder warrants outstanding if the underwriters’ over-allotment option is exercised.

Public stockholders’ warrants

Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of our business combination; or

•	, 2009 [one year from the date of this prospectus].

The warrants will expire at 5:00 p.m., New York City time on                                     , 2013 [five years from the date of this prospectus] or earlier upon redemption.

The warrants will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration of the underwriters’ over-allotment option or (2) the exercise in full of the over-allotment option, subject in any case to our having filed a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering including the over-allotment option, if applicable, and issuing a press release announcing when such separate trading will begin.  The units will begin trading on or promptly after the consummation of this offering.  In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering.  We will file this Form 8-K promptly after the consummation of this offering.

We may call the public warrants for redemption (including any warrants issued upon exercise of the unit purchase option) at any time after the warrants become exercisable:

•	in whole and not in part;

•	at a price of $.01 per warrant;

•	upon not less than 30 days prior written notice of redemption to each warrant holder; and

•
if, and only if, the last sale price of the common stock equals or exceeds $14.25 per share, for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to warrant holders.

In addition, we may not redeem the public warrants unless the public warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement and a current prospectus from the beginning of the measurement period referred to above through the date fixed for the redemption.

If the foregoing conditions are satisfied and we call the public warrants for redemption, each warrant holder shall then be entitled to exercise their warrants prior to the date fixed for redemption.

The redemption provisions for our warrants have been established in a manner that is intended to provide warrant holders the opportunity to exercise any warrants called for redemption at a premium to the initial exercise price.  There can be no assurance, however, that the price of the common stock will exceed either the redemption trigger price of $14.25 or the warrant exercise price of $7.50 after we call the warrants for redemption.  If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his or her warrant prior to the date scheduled for redemption.

There can be no assurance, however, that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.  If we call the warrants for redemption as described above, we will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.”  If we take advantage of this option, all holders of warrants would surrender all of their warrants and receive that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value.  The “fair market value” shall mean the average reported last sale price of the common stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.  If we take advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case.  Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption.  We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after a business combination.  If we call our warrants for redemption and do not take advantage of this option, our founding securityholders and their respective permitted transferees would still be entitled to exercise their founder warrants and insider warrants, as applicable, for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis.

If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash.  We are not required to seek the underwriters’ consent before we can exercise our redemption right.  The foregoing redemption provisions do not apply to the founder warrants included in the founder units or the insider warrants, in each case for as long as such warrants are held by our founding securityholders or their permitted transferees.

The warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us.  You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation.  However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, in the event that the warrant is not exercised on a “cashless basis” accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised.  The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock.  After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants.  Under the terms of the warrant agreement, we have agreed to use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants.  If we are unable to maintain the effectiveness of such registration statement or maintain a current prospectus until the expiration of the warrants, and therefore are unable to deliver registered shares of common stock, the warrants may become worthless.  Such expiration would result in each holder paying the full unit purchase price solely for the shares of common stock underlying the unit.  Additionally, the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the shares of common stock are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.  In no event will the registered holders of a warrant be entitled to receive a net-cash settlement, stock, or other consideration in lieu of physical settlement in shares of our common stock.

No fractional shares of common stock will be issued upon exercise of the warrants.  If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Founder warrants

The warrants included in the founder units are identical to the warrants included in the units being sold in this offering, except as described above under “Units—Founder units.”

Insider warrants

Our sponsor has agreed to purchase 3,500,000 warrants at a price of $1.00 per warrant for a total of $3,500,000 in a private placement that will occur on or prior to the date of this prospectus.  The proceeds from the private placement of the insider warrants will be added to the proceeds from this offering to be held in the trust account pending the consummation of our business combination.

The insider warrants have terms and provisions that are identical to the warrants contained in the units being sold in this offering, except that (i) the insider warrants will be subject to a lock-up agreement with the underwriters and will not be transferable until after the consummation of a business combination, subject to certain limited exceptions (as described below under “Underwriting”), (ii) the insider warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered for sale pursuant to a registration rights agreement to be entered into in connection with the private placement or otherwise transferred or sold in compliance with securities laws, (iii) the insider warrants will be non-redeemable so long as they are held by our sponsor or its permitted transferees, (iv) the insider warrants are exercisable in the absence of an effective registration statement covering the shares of common stock underlying the warrants, and (v) the insider warrants may be exercised by the holders by paying cash or on a cashless basis.

Our sponsor will be permitted to transfer all or any portion of the insider warrants (including the common stock issuable upon exercise of such warrants) to certain permitted transferees described under “Principal Stockholders—Transfers of Units, Common Stock and Warrants by our Founding Securityholders.”

The insider warrants will become worthless if we do not consummate a business combination.  The personal and financial interests of our sponsor and its affiliates may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner.  Consequently, certain of our officers’ and directors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Purchase Option

We have agreed to sell to the underwriters, for $100, an option to purchase up to a total of 625,000 units at $12.00 per unit.  The units issuable upon exercise of this option are substantially similar to those being sold in this offering except that the warrants included in the option have an exercise price of $9.00 (120% of the exercise price of the warrants included in the units sold in this offering).  For a more complete description of the purchase option, including the registration rights afforded to the holders of such option, see the section appearing elsewhere in this prospectus entitled “Underwriting—Purchase Option.”

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination.  The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination.  The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors.  It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.  In addition, our board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we may increase the size of the offering pursuant to Rule 462(b) under the Securities Act.  Further our ability to declare dividends may be limited to restrictive covenants if we incur any indebtedness.

If the size of this offering is increased, a stock dividend or stock split will be effectuated so that the ownership represented by our founder units (and the common stock and warrants originally included in such units) remains at 20% following this offering after giving effect to any mandatory redemption of units to the extent the underwriters’ over-allotment option is not exercised in full.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company, New York, New York.

Shares of Common Stock Eligible for Future Sale

Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option and the redemption of 468,750 founder shares held by our founding securityholders) we will have 15,625,000 shares of common stock outstanding.  Of these shares, the 12,500,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act.  All of the remaining 3,125,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Notwithstanding this restriction, substantially all of these 3,125,000 shares of common stock, or 3,593,750 shares of common stock if the over-allotment option is exercised in full, will be subject to a lock-up agreement with our underwriters and will not be transferable, except to certain permitted transferees, until 180 days after the consummation of a business combination and will only be released prior to that date subject to certain limited exceptions, such as our liquidation prior to a business combination (in which case the certificate representing such shares of common stock will be destroyed), and the consummation of a liquidation, merger, stock exchange, asset or stock acquisition or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

Rule 144

The availability of Rule 144 will vary depending on whether restricted shares are held by an affiliate or a non-affiliate.  Under Rule 144 as in effect on the date of this prospectus, once we have been a reporting company subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act for 90 days, an affiliate who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•
1% of the number of shares of common stock then outstanding, which will equal 156,250 founder shares immediately after this offering (or 179,687 if the underwriters’ over-allotment option is exercised in full); and

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

However, the six month holding period increases to one year in the event we have not been a reporting company for at least 90 days.  In addition, any sales by affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and the availability of current public information about us.

The volume limitation, manner of sale and notice provisions described above will not apply to sales by non-affiliates.  For purposes of Rule 144, a non-affiliate is any person or entity who is not our affiliate at the time of sale and has not been our affiliate during the preceding three months.  Once we have been a reporting company for 90 days, a non-affiliate who has beneficially owned restricted shares of our common stock for six months may rely on Rule 144 provided that certain public information regarding us is available.  The six month holding period increases to one year in the event we have not been a reporting company for at least 90 days.  However, a non-affiliate who has beneficially owned the restricted shares proposed to be sold for at least one year will not be subject to any restrictions under Rule 144 regardless of how long we have been a reporting company.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144 our initial stockholders will be able to sell the founder units and insider warrants (and underlying shares of common stock) freely without registration one year after we have completed our initial business combination.

Registration rights

Pursuant to a registration rights agreement between us and our founding securityholders, the holders of the founder units (and the founder shares and founder warrants comprising such founder units and the shares of common stock issuable upon exercise of such warrants) and the insider warrants (and the common stock issuable upon exercise of such warrants) will be entitled to two demand registration rights, “piggy-back” registration rights and short-form resale registration rights commencing after the consummation of our business combination, in the case of the insider warrants, and 180 days after the consummation of our business combination, in the case of the founder units. We will bear the expenses incurred in connection with the filing of any such registration statements pursuant to such rights.

Amendments to Our Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation to be filed with the State of Delaware contains provisions designed to provide certain rights and protections to our stockholders prior to the consummation of a business combination, including:

•	a prohibition against completing a business combination if 40% or more of our stockholders exercise their conversion rights in lieu of approving a business combination;

•
our public stockholders will have the right to convert their shares of common stock into cash in accordance with the conversion rights described above (subject to the limitation on conversion rights of stockholders or “groups” holding more than 10% of the shares included in the units being sold in this offering);

•
we will submit any proposed business combination to our stockholders for approval prior to consummating our business combination, even if the nature of the transaction would not ordinarily require stockholder approval under applicable state laws;

•
a requirement that in the event we do not consummate a business combination within 24 months from the date of this prospectus (or up to 30 months if our stockholders approve an extension) our corporate existence will cease; and

•	a prohibition against the consummation of any other merger, acquisition, divestiture, asset purchase or similar transaction prior to a business combination as described in this prospectus.

In connection with any proposed business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life.  We will not seek to amend or waive the provision limiting our corporate life other than in connection with the approval of a business combination.  We view this as a binding obligation to our stockholders.  We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to provide for our perpetual existence.  Any vote to extend our corporate life to continue perpetually in connection with a business combination will be effective only if the business combination is approved.  In connection with a business combination, the approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence would require the affirmative vote of a majority of our outstanding shares of common stock.

Our amended and restated certificate of incorporation, and the underwriting agreement that we will enter into with the underwriters in connection with this offering, prohibit the amendment or modification of any of the foregoing provisions prior to the consummation of a business combination unless the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in the offering approve an amendment or modification to the foregoing provisions.  Additionally our board of directors has undertaken not to amend or modify the foregoing provisions.  While these rights and protections have been established for the purchasers of units in this offering, it is nevertheless possible that the prohibition against amending or modifying these rights and protections at any time prior to the consummation of the business combination could be challenged as unenforceable under Delaware law, although, pursuant to the underwriting agreement we are prohibited from amending or modifying these rights and protections at any time prior to the consummation of a business combination.  We have not sought an unqualified opinion regarding the enforceability of the prohibition on amendment or modification of such provisions because we view these provisions as fundamental and contractual terms of this offering.  We believe these provisions to be obligations of our company to its stockholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the prohibition on any amendment or modification of such provisions.  As a result, without the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in the offering, the board of directors will not, and pursuant to the underwriting agreement cannot, at any time prior to the consummation of a business combination, propose any amendment or modification of our amended and restated certificate of incorporation relating to any of the foregoing provisions and will not support, directly or indirectly, or in any way endorse or recommend that stockholders approve an amendment or modification to such provisions.  We believe that a vote for such an amendment or waiver would likely take place only to allow additional time to consummate a pending business combination.  In such a case, stockholders would receive a proxy statement related to such action approximately 30 (but not less than 10 nor more than 60) days before the meeting date scheduled to vote thereupon.

Corporate Opportunity

Our amended and restated certificate of incorporation will provide that the doctrine of corporate opportunity, or any other analogous doctrine, will not apply against the company or any of our officers or directors in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations that they may have as of the date of this prospectus.

Listing

We have applied to have our units, common stock and warrants listed on the American Stock Exchange under the symbols “OXE.U,” “OXE” and “OXE.W,” respectively.  We anticipate that our units will commence trading on the American Stock Exchange on, or promptly after the consummation of this offering.  Following the date the common stock and warrants are eligible to trade separately, we anticipate that the common stock and warrants will trade both separately and as a unit on the American Stock Exchange.  Although after giving effect to this offering we expect to meet on a pro forma basis the minimum initial listing standards set forth in Section 101(c) of the AMEX Company Guide, which only requires that we meet certain requirements relating to stockholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on the American Stock Exchange as we might not meet certain continued listing standards such as income from continuing operations.

Delaware Anti-takeover Law

Pursuant to our amended and restated certificate of incorporation, we have opted out of the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers.  This section prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of certain United States federal income tax considerations of the purchase, ownership, and disposition of the units, common stock or warrants.  This summary is based upon existing United States federal income tax law, which is subject to change or differing interpretations, possibly with retroactive effect.  This summary does not discuss all aspects of United States federal income taxation which may be important to particular investors in light of their individual circumstances, such as units held by investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations, taxpayers subject to the alternative minimum tax or who have elected mark-to-market accounting or U.S. expatriates or former long-term residents) or to persons that will hold the units, common stock or warrants  as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, partnerships or their partners, or U.S. holders (as defined below) that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ significantly from those summarized below.  In addition, this summary does not discuss any (i) United States federal income tax consequences to a non-U.S. holder that (A) is engaged in the conduct of a United States trade or business, (B) is a nonresident alien individual and such holder is present in the United States for 183 or more days during the taxable year, or (C) is a corporation which operates through a United States branch, or (ii) state, local or non-United States tax considerations.  This summary is written for investors that will hold their units as “capital assets” under the Internal Revenue Code of 1986, as amended (the “Code”).  Each prospective investor is urged to consult its tax advisor regarding the United States federal, state, local, and foreign income and other tax consequences of the purchase, ownership, and disposition of the units.

The term “U.S. holder” means a holder of our common stock, units or our warrants that, for United States federal income tax purposes is:

•	an individual who is a citizen or resident of the United States;

•
a corporation or other entity taxable as a corporation under United States federal income tax laws created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

•	an estate the income of which is subject to United States federal income tax purposes regardless of its source; or

•
a trust that is subject to the primary supervision of a court within the United States over its administration and one or more United States persons control all substantial decisions, or a trust that has validly elected to be treated as a domestic trust under applicable Treasury regulations.

A “non-U.S. holder” is a holder who is not a U.S. holder.

Taxation of Company

We are treated as a taxable C corporation under the Code.  As such, the income and losses from our operations and our net capital gains are taxable to us at applicable corporate income tax rates.

Taxation of U.S. Holders

Units

There is no authority addressing the treatment, for United States federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, such treatment is not entirely clear.  Each unit should be treated for United States federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock.  Each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective relative fair market values. A holder’s initial tax basis in the common stock and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto.

Our view of the characterization of the units described above and a holder’s purchase price allocation are not, however, binding on the Internal Revenue Service (the “IRS”) or the courts.  Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below.  Accordingly, prospective investors are urged to consult their own tax advisors regarding the United States federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-United States taxing jurisdiction.  Unless otherwise stated, the following discussions are based on the assumption that the characterization of the units and the allocation described above are accepted for United States federal tax purposes.

Dividends

A U.S. holder will be required to take into account as dividends any distributions made out of our current or accumulated earnings and profits.  A U.S. holder that is a taxable corporation generally should qualify for the dividends received deduction if the requisite holding period is satisfied.  A U.S. holder that is taxed as an individual generally will be subject to tax at the maximum rate accorded to capital gains for any qualified dividends (“qualified dividend income”) for taxable years beginning on or before December 31, 2010 (after which the rate applicable to dividends is currently scheduled to return to the tax rate generally applicable to ordinary income) if the requisite holding periods are satisfied and the holder does not elect to treat the dividends as investment income for purposes of the investment interest limitations.  It is unclear whether the conversion rights with respect to the common stock, described above under “Proposed Business—Effecting a Business Combination—Conversion rights,” may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

A U.S. holder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. holder’s common stock.  Instead, the distribution will reduce the adjusted basis of the shares of common stock.  Any amount in excess of both our current and accumulated earnings and profits and the holder’s  adjusted tax basis will be treated as capital gain, and will be long-term if the shares of common stock have been held for more than one year, as described below under “—Disposition of common stock.”

Disposition of common stock

A U.S. holder generally will recognize capital gain or loss for United States federal income tax purposes upon a sale or other disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate a business combination within the required timeframe) in an amount equal to the difference between the amount realized from the sale or disposition and the holder’s adjusted tax basis in the common stock.  Such gain generally will be long-term if, on the date of such sale or disposition, the common stock was held by the U.S. holder for more than one year.  There is substantial uncertainty, however, as to whether the conversion rights with respect to the common stock, described above under “Proposed Business—Effecting a Business Combination—Conversion rights,” may suspend the running of the applicable holding period for this purpose.  The deductibility of a capital loss may be subject to limitations.

Conversion of common stock

In the event that a U.S. holder converts our common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for United States federal income tax purposes as a redemption of the common stock.  If that redemption qualifies as a sale of common stock by the U.S. holder under Section 302 of the Code, the holder will be treated as described under “Taxation of U.S. holders—Disposition of common stock” above.  If that redemption does not qualify as a sale of common stock under Section 302 of the Code, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described below.  Whether that redemption qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the U.S. holder (including any stock constructively owned by the holder as a result of, among other things, owning warrants).  The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (i) is “substantially disproportionate” with respect to the U.S. holder, (ii) results in a “complete termination” of the U.S. holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder.  These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only stock actually owned by the holder, but also shares of our stock that are constructively owned by it.  A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the stockholder has an interest or that have an interest in such stockholder, as well as any stock the holder has a right to acquire by exercise of an option, which generally would include common stock which could be acquired pursuant to the exercise of the warrants.  In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the conversion of common stock must, among other requirements, be less than 80 percent of the percentage of our outstanding voting stock actually and constructively owned by the stockholder immediately before the conversion.  There will be a complete termination of a U.S. holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. holder are converted or (ii) all of the shares of our stock actually owned by the U.S. holder are converted and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other stock.  The conversion of the common stock will not be essentially equivalent to a dividend if a U.S. holder’s conversion results in a “meaningful reduction” of the stockholder’s proportionate interest in us.  Whether the conversion will result in a meaningful reduction in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances.  However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”  A U.S. holder should consult with its own tax advisors as to the tax consequences of an exercise of the conversion right.

If none of the foregoing tests are satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described under “Taxation of U.S. holders—Dividends,” above.  After the application of those rules, any remaining tax basis of the U.S. holder in the converted common stock will be added to the holder’s adjusted tax basis in its remaining stock, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

Exercise, disposition or expiration of warrants

Except as discussed below with respect to the cashless exercise of a warrant, upon the exercise of a warrant, a U.S. holder will not recognize gain or loss and will have a tax basis in the common stock received equal to the U.S. holder’s tax basis in the warrant plus the exercise price of the warrant.  The holding period for the common stock purchased pursuant to the exercise of a warrant will begin on the day following the date of exercise and will not include the period during which the U.S. holder held the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a holder’s basis in the common stock received would equal the holder’s basis in the warrant. If the cashless exercise were treated as not being a gain realization event, a holder’s holding period in the common stock would be treated as commencing on the date following the date of exercise (or possibly on the date of exercise) of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrant.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a holder could be deemed to have surrendered warrants equal to the number of common shares having a value equal to the exercise price for the total number of warrants to be exercised. A U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the common stock represented by the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the common stock received would equal the sum of the fair market value of the common stock represented by the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants exercised. A U.S. holder’s holding period for the common stock would commence on the date following the date of exercise (or possibly on the date of exercise) of the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Upon the sale, redemption or other disposition of a warrant, a U.S. holder will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s tax basis in the warrant.  Such gain or loss will be long-term gain or loss if the U.S. holder has held the warrant for more than one year.  In the event that a warrant lapses unexercised, a U.S. holder will recognize a capital loss in an amount equal to its tax basis in the warrant.  Such loss will be long-term capital loss if the warrant has been held for more than one year.

Taxation of Non-U.S. holders

Dividends

The dividends on our common stock paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate on the gross amount of the dividend or such lower rate as may be provided by an applicable income tax treaty.  In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Disposition of common stock or warrants” below), we intend to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits.

A non-U.S. holder who claims the benefit of an applicable income tax treaty generally will be required to satisfy applicable certification and other requirements prior to the distribution date.  In general, non-U.S. holders must provide the withholding agent with a properly executed IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under an applicable income tax treaty.  Applicable Treasury regulations provide alternative methods for satisfying this requirement.  Under these Treasury regulations, in the case of common stock held by a foreign intermediary (other than a “qualified intermediary”) the foregoing intermediary generally must provide an IRS Form W-8IMY (or successor form) and attach thereto an appropriate certification by each beneficial owner.

Disposition of common stock or warrants

A non-U.S. holder generally will not be subject to United States federal income tax (or withholding thereof) in respect of gain recognized on a disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate a business combination within the required timeframe) or warrants (including an expiration of our warrants), unless we are or have been a United States real property holding corporation at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held our common stock.  Although we currently are not a United States real property holding corporation, we cannot determine whether we will be a United States real property holding corporation in the future until we consummate a business combination.  A corporation will be classified as a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.

If we are a United States real property holding corporation, a non-U.S. holder will be subject to United States federal income tax in respect of gain recognized on a disposition of our common stock in the same manner as described above under the caption “Taxation of U.S. holders—Disposition of common stock.”  In addition, upon such disposition, the non-U.S. holder may be subject to a 10% withholding tax on the amount realized on such disposition.  If our common stock is treated as being regularly traded on an established securities market, the tax on dispositions described above would not apply to any non-U.S. holder who beneficially owns (actually or constructively), at all times during the shorter of the five-year period preceding the date of the disposition or the non-U.S. holder’s holding period, held 5% or less of our common stock.

The federal income tax treatment of a non-U.S. holder’s gains recognized on a sale, exchange, redemption or expiration of a warrant will generally correspond to the federal income tax treatment of a non-U.S. holder’s gains recognized on a taxable disposition of our common stock.  Each non-U.S. holder should consult its own tax advisors as to whether the warrants will be treated as “U.S. real property interests” and the tax consequences resulting from such treatment.

Conversion of common stock

The characterization for United States federal income tax purposes of a non-U.S. holder’s conversion of our common stock into a right to receive cash pursuant to an exercise of a conversion right generally will correspond to the United States federal income tax characterization of the exercise of such a conversion right by a U.S. holder, as described under “Taxation of U.S. holders—Conversion of common stock” above, and the consequences of the conversion to the non-U.S. holder will be as described above under “Taxation of Non-U.S. holders—Dividends” and “Taxation of Non-U.S. holders—Disposition of common stock or warrants,” as applicable.

Exercise of Warrants

The United States federal income tax treatment of a non-U.S. holder’s exercise of a warrant generally will correspond to the United States federal income tax treatment of the exercise of a warrant by a U.S. holder, as described under “Taxation of U.S. holders—Exercise, disposition or expiration of warrants” above.

The U.S. federal income tax treatment of a non-U.S. holder’s exercise of a warrant treated as a taxable exchange will generally correspond to the federal income tax treatment of a non-U.S. holder’s gains recognized on a taxable disposition of our common stock, as described under “—Disposition of common stock or warrants” above.

Information reporting and backup withholding tax

We must report annually to the IRS and to each non-holder of our common stock the amount of dividends paid to that holder and the tax withheld with respect to those dividends.  A copy of the information returns reporting those dividends and the amount of tax withheld may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or exchange of information treaty.

The gross amount of dividends paid to a holder that fails to provide an appropriate certification in accordance with applicable U.S. Treasury Regulations generally will be reduced by backup withholding at the applicable rate (currently 28%).

United States federal backup withholding generally will not apply to payments of dividends or proceeds from the disposition of our common stock or warrants made by us or our paying agents, in their capacities as such, to a holder if the holder has provided the required certification that the holder is not a United States person (usually satisfied by providing an IRS Form W-8BEN or successor form) or certain other requirements are met.  Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a United States person that is not an exempt recipient.

Proceeds from the disposition of shares of common stock or warrants paid to or through the United States office of a broker generally will be subject to backup withholding and information reporting unless the non-holder certifies that it is not a United States person under penalties of perjury (usually on an IRS Form W-8BEN or successor form) or otherwise establishes an exemption.  Payments of the proceeds from a disposition or redemption effected outside the United States by or through a non-United States broker generally will not be subject to information reporting or backup withholding.  However, information reporting, but generally not backup withholding, will apply to such a payment if the broker has certain connections with the United States unless the broker has documentary evidence in its records that the beneficial owner thereof is a non-U.S. holder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax.  Any amounts withheld under the backup withholding rules from a payment to a non-holder that result in an overpayment of taxes generally will be refunded, or credited against the holder’s United States federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, the underwriters named below, through their representative Deutsche Bank Securities Inc., have severally agreed to purchase from us on a firm commitment basis the following respective number of units at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus:

Underwriters	Number of Units
Deutsche Bank Securities Inc.
Total	12,500,000

The underwriting agreement provides that the obligation of the underwriters to purchase all of the 12,500,000 units being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets, the purchase by our sponsor of 3,500,000 insider warrants, at a purchase price of $1.00 per warrant in an insider private placement on or prior to the date of this prospectus, and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors.  Subject to the terms of the underwriting agreement, the underwriters will purchase all of the 12,500,000 units being offered to the public, other than those covered by the over-allotment option described below, if any of these units are purchased.

We have been advised by the representative of the underwriters that the underwriters propose to offer the units to the public at the public offering price set forth on the cover of this prospectus and to dealers at a price that represents a concession not in excess of $                per unit under the public offering price.  The underwriters may allow, and these dealers may re-allow, a concession of not more than $                     per unit to other dealers.  After the initial public offering, the representative of the underwriters may change the offering price and other selling terms.

After we consummate a business combination, we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to file and maintain the effectiveness of a registration statement relating to the common stock issuable upon exercise of the warrants in order to allow exercise of the publicly traded warrants.  We will file post-effective amendments to our registration statement in order to reflect in the prospectus any facts or events which arise after the effective date of our registration statement which, individually or in the aggregate, represent a fundamental change in the information set forth in our registration statement.

Over-Allotment Option

We have granted to the underwriters an option, exercisable not later than 30 days after the effective date of the registration statement, to purchase up to 1,875,000 additional units at the public offering price less the underwriting discounts and commissions set forth on the cover of this prospectus.  The underwriters may exercise this option only to cover over-allotments made in connection with the sale of the units offered by this prospectus.  To the extent that the underwriters exercise this option, each of the underwriters will become obligated, subject to conditions, to purchase approximately the same percentage of these additional units as the number of units to be purchased by it in the above table bears to the total number of units offered by this prospectus.  We will be obligated, pursuant to the option, to sell these additional units to the underwriters to the extent the option is exercised.  If any additional units are purchased, the underwriters will offer the additional units on the same terms as those on which the other units are being offered hereunder.

The underwriting discounts and commissions are 7% of the initial public offering price.  We have agreed to pay the underwriters the discounts and commissions set forth below, assuming either no exercise or full exercise by the underwriters of the underwriters’ over-allotment option.

Fees	Fee per Unit(1)	Without Exercise of over Allotment Option	With Exercise of over Allotment Option
Public offering price	$10.00	$125,000,000	$143,750,000
Underwriting discount(2)	$0.40	$5,000,000	$5,750,000
Deferred underwriting discount(2)	$0.30	$3,750,000	$4,312,500
Proceeds before expenses(3)	$9.30	$116,250,000	$133,687,500
__________
(1)
The total fees do not include the fair value of the purchase option we have agreed to sell to the underwriters, which, based upon a Black-Scholes model, on the date of sale would be approximately $700,000 using an expected life of five years, volatility of 18.61% and a risk-free interest rate of 2.87%.

(2)
The underwriters have agreed to defer $3,750,000, or $4,312,500 if the underwriters’ over-allotment option is exercised in full, of their underwriting discount, equal to 3% of the gross proceeds of the units being offered to the public, until the consummation of a business combination.  Upon the consummation of a business combination, such underwriters’ deferred discount, reduced pro-ratably by the exercise of stockholder conversion rights, shall be released to the underwriters out of the gross proceeds of this offering held in a trust account at                   , maintained by American Stock Transfer & Trust Company, acting as trustee.  The underwriters will not be entitled to any income earned on the deferred discount.

(3)	The offering expenses are estimated at $900,000, which are not reflected in the preceding table.

Upon the consummation of a business combination, the underwriters will be entitled to receive that portion of the proceeds attributable to the underwriters’ discount held in the trust account without any income earned thereon.  If we are unable to consummate a business combination and the trustee is forced to liquidate the trust account, the underwriters have agreed that: (i) they will forfeit any rights to or claims against such proceeds and (ii) the proceeds attributable to the underwriters’ discount will be distributed on a pro-rata basis among the public stockholders along with any income earned thereon.

Purchase Option

We have agreed to sell to the underwriters for $100, an option to purchase up to a total of 625,000 units.  The purpose of this option is to compensate the underwriters for the portion of their underwriters’ deferred discount that will be placed into the trust account and therefore is at risk of loss.  The units issuable upon exercise of this option are substantially similar to those offered by this prospectus except that the warrants included in the option have an exercise price of $9.00 per share (120% of the exercise price of the warrants included in the units sold in this offering). This option is exercisable at $12.00 per unit, commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. The option and the 625,000 units, the 625,000 shares of common stock and the 625,000 warrants underlying such units, and the 625,000 shares of common stock underlying such warrants, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of FINRA’s NASD Conduct Rules. The underwriters will not sell, transfer, assign, pledge, or hypothecate this option or the securities underlying this option, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of this option or the underlying securities for a period of 180 days from the consummation of this offering. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the consummation of this offering except to any underwriter and selected dealer participating in this offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered in the registration statement of which this prospectus forms a part, the option grants holders demand and “piggy-back” registration rights for periods of five and seven years, respectively, from the date of consummation of this offering. These rights apply to all of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the option, other than underwriting commissions incurred and payable by the holders. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the option exercise price or underlying units will not be adjusted for issuances of common stock at a price below the option exercise price.

We have determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $700,000 using an expected life of five years, volatility of 18.61% and a risk-free interest rate of 2.87%. We have no trading history, and as a result, it is not possible to value this option based on historical trades. To estimate the value of this option, the volatility calculation of 18.61% is based on the average volatility of the Russell 2000 Index between January 17, 2003 and January 18, 2008.  Management believes that this volatility is a reasonable benchmark to use in estimating the value of this option. The actual volatility of this option will depend on many factors that cannot be precisely valued. Although an expected life of five years was used in the calculation, if we do not consummate a business combination within the prescribed time period and we liquidate our trust account, the option will become worthless.

Pricing of this Offering

Prior to this offering there has been no public market for any of our securities.  The public offering price of the units and the terms of the warrants were negotiated between us and the representative of the underwriters.  Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Price Stabilization and Short Positions

In order to facilitate the offering of our units, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of our units.  Specifically, the underwriters may over-allot units in connection with this offering, thus creating a short sales position in our units for their own account.  A short sales position results when an underwriter sells more units than that underwriter is committed to purchase.  A short sales position may involve either “covered” short sales or “naked” short sales.  Covered short sales are sales made for an amount not greater than the underwriters’ over-allotment option to purchase additional units in the offering described above.  The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing units in the open market.  In determining the source of units to close out the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option.  Naked short sales are sales in excess of the over-allotment option.  The underwriters will have to close out any naked short position by purchasing units in the open market.  A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in this offering.  Accordingly, to cover these short sales positions or to stabilize the market price of our units, the underwriters may bid for, and purchase, units in the open market.  These transactions may be effected on the American Stock Exchange or otherwise.

Additionally, the representative, on behalf of the underwriters, may also reclaim selling concessions allowed to an underwriter or dealer if the underwriting syndicate repurchases units distributed by that underwriter or dealer.  Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales or to stabilize the market price of our units may have the effect of raising or maintaining the market price of our units or preventing or mitigating a decline in the market price of our units.  As a result, the price of our units may be higher than the price that might otherwise exist in the open market.  The underwriters are not required to engage in these activities and, if commenced, may end any of these activities at any time.

Other Terms

Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future.  If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the effective date of the registration statement, unless FINRA determines that such payment would not be deemed underwriters compensation in connection with this offering.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of our units described in this prospectus may not be made to the public in that relevant member state, except that an offer to the public in that relevant member state of any units may be made at any time with effect from and including the relevant implementation date under the following exemptions under the Prospectus Directive, if they have been implemented in that relevant member state:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; or

•
to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•
by the underwriters to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of Deutsche Bank Securities Inc. for any such offer; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3(2) of the Prospectus Directive,

provided that no such offer of units shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

In any relevant member state, this communication is only addressed to and is only directed at qualified investors in that Member State within the meaning of the Prospectus Directive.

This prospectus has been prepared on the basis that any offer of units in any relevant member state, will be made pursuant to an exemption under the Prospectus Directive, as implemented in that relevant member state, from the requirement to publish a prospectus for offers of units. Accordingly any person making or intending to make any offer within the EEA of units which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer (other than Permitted Public Offers) of units in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.

For purposes of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

This EEA selling restriction is in addition to any other selling restrictions set out in this prospectus.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to and is only directed at (i) persons outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The units are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such units will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Buyer’s Representation

Each person in a relevant member state who receives any communication in respect of, or who acquires any units under, the offers contemplated in this prospectus will be deemed to have represented, warranted and agreed to and with each underwriter and us that:

•	it is a qualified investor within the meaning of the law in that relevant member state implementing Article 2(1)(e) of the Prospectus Directive; and

•
in the case of any units acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the units acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any relevant member state other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of Deutsche Bank Securities Inc. has been given to the offer or resale; or (ii) where units have been acquired by it on behalf of persons in any relevant member state other than qualified investors, the offer of those units to it is not treated under the Prospectus Directive as having been made to such persons.

For the purposes of this representation, the expression an “offer” in relation to any units in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and any units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the same may be varied in that relevant member state by any measure implementing the Prospectus Directive in that relevant member state and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

LEGAL MATTERS

Olshan Grundman Frome Rosenzweig & Wolosky LLP is passing on the validity of the securities offered in this prospectus.  Robert L. Frome, a director of our company, is a partner at Olshan Grundman Frome Rosenzweig & Wolosky LLP. Cleary Gottlieb Steen & Hamilton LLP, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements of Open Acquisition Corp. as of January 18, 2008 and for the period from January 9, 2008 (inception) to January 18, 2008 appearing in this prospectus and registration statement have been audited by Raich Ende Malter & Co. LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities.  Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC.  We refer you to the registration statement and its exhibits for further information about us, our securities and this offering.  The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C.  20549.  The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330.  In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

INDEX TO FINANCIAL STATEMENTS

Open Acquisition Corp.
(A Development Stage Company)

Page

Report of Independent Registered Public Accounting Firm	F-2
Balance Sheet	F-3
Notes to Financial Statements	F-4

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Open Acquisition Corp.
New York, New York

We have audited the accompanying balance sheet of Open Acquisition Corp. (A Development Stage Company) as of January 18, 2008.  This financial statement is the responsibility of the Company’s management.  Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of Open Acquisition Corp. (A Development Stage Company) as of January 18, 2008 in conformity with accounting principles generally accepted in the United States.

/s/ Raich Ende Malter & Co. LLP
Raich Ende Malter & Co. LLP

New York, New York
January 28, 2008

Open Acquisition Corp.
(A Development Stage Company)

Balance Sheet
January 18, 2008

ASSETS

Current Assets
Stock subscription receivable	$25,000

Deferred offering costs	110,738

$135,738

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accrued expenses	$110,738

Common stock subject to redemption (468,750 shares at redemption value of approximately $0.00696 per share)	3,261

Stockholders' Equity
Preferred stock, $0.0001 par value; authorized: 1,000,000 shares; none issued and outstanding
Common stock, $0.0001 par value; authorized: 100,000,000 shares; 3,593,750 shares subscribed, no shares issued and outstanding, including 468,750 subject to possible redemption	359
Additional paid-in capital	21,380

21,739

$135,738

See notes to financial statements

OPEN ACQUISITION CORP.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENT

1.	ORGANIZATION AND OPERATIONS

Open Acquisition Corp. (Company) was incorporated in Delaware on January 9, 2008 for the purpose of acquiring one or more businesses or assets through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination (Business Combination).  The Company has neither engaged in any operations nor generated revenue to date and all activities from inception (January 9, 2008) through January 18, 2008 are related to the Company’s formation and the proposed public offering (Offering), described below, and accordingly a statement of operations has not been presented.  The Company anticipates selecting December 31, as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through the Offering.  The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering, although substantially all of the net proceeds of the Offering are intended to be applied toward consummating a business combination.  There is no assurance that the Company will be able to successfully affect the Business Combination.

The Company, upon signing a definitive agreement for the Business Combination, will submit such transaction for stockholder approval.  Such approval will require a majority of the shares of common stock to be voted in favor of the Business Combination and less than 40% of the public stockholders to vote against the Business Combination to exercise their conversion rights.  Public stockholders not approving the Business Combination may demand that their stock be converted into cash at a price equal to $9.80, per share.

The Company’s amended and restated certificate of incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 24 months from the date of the Offering (or 30 months in the event that a binding agreement for the Business Combination is entered into prior to the expiration of 24 months from the date of the closing of the Offering).

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statement includes all the accounts of the Company.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Financial Instruments

The carrying amounts of financial instruments, including cash and accrued expenses approximate their fair values because of their relatively short maturities.

Redeemable common stock

The Company accounts for redeemable common stock in accordance with Emerging Issue Task Force D-98 “Classification and Measurement of Redeemable Securities.” Securities that are redeemable for cash or other assets are classified outside of permanent equity if they are redeemable as a result of an event outside the control of the Company.

Deferred Offering Costs

Deferred offering costs consisted of legal and other fees incurred through the balance sheet date in connection with the Offering and will be charged to additional paid-in-capital upon the receipt of the proceeds from the Offering.

New Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51". The objective of this Statement is to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require the following changes. The ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent’s equity. The amount of consolidated net income attributable to the parent and to the noncontrolling interest must be clearly identified and presented on the face of the consolidated statement of income. When a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary is initially measured at fair value. The gain or loss on the deconsolidation of the subsidiary is measured using the fair value of any noncontrolling equity investment rather than the carrying amount of that retained investment and entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. The changes to current practice resulting from the application of SFAS No. 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The adoption of SFAS No. 160 before December 15, 2008 is prohibited. The Company has not determined the effect, if any, that may result from the adoption of SFAS No. 160 on its financial statements.

In December 2007, the FASB issued SFAS No. 141(R), "Business Combinations - Revised" that improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. To accomplish that, this statement establishes principles and requirements how the acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree, recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase, and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The changes to current practice resulting from the application of SFAS No. 141(R) are effective for financial statements issued for fiscal years beginning after December 15, 2008. The adoption of SFAS No. 141(R) before December 15, 2008 is prohibited. The Company has not determined the effect, if any, that may result from the adoption of SFAS No. 141(R) on its financial statements.

Management does not believe that any other recently issued, but not yet effective accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

3.	EQUITY

On January 9, 2008, the Company authorized 1,000,000 shares of preferred stock and 100,000,000 shares of common stock, both with $0.0001, par values.  The preferred stock is subject to designation by the board of directors.

On January 18, 2008, the Company sold 3,593,750 units (founder units) to Open Acq LLC, the Company’s sponsor (Sponsor), in exchange for a capital contribution of $25,000. Each Founder Unit consists of one share of common stock and one warrant to purchase one additional share of common stock, at $7.50, per share. 468,750 of such shares are subject to mandatory redemption for $3,261, if the underwriters’ over-allotment of the Offering is not exercised in full. Our sponsor’s members are officers of the Company.

On January 28, 2008, the Company collected the $25,000 from the sale of the founder units.

On January 18, 2008, the Company entered into an agreement to sell warrants to purchase 3,500,000 shares of common stock (insider warrants) to our sponsor in exchange for $3,500,000.  The insider warrants are exercisable at $7.50 per share, with the same terms and provisions as the warrants contained in the Units being sold in the Offering.  The proceeds from the sale of the insider warrants will be deposited into a trust (trust account) and will be subject to a trust agreement, and will be included with the funds distributed to our public stockholders in the mandatory liquidation in the event we are unable to complete the Business Combination.

Based on observable market prices, the Company estimated $0.94 per warrant for the insider warrants to represent the fair value of such warrants on the date of purchase. The valuation is based on observations of market prices of warrants issued in connection with comparable initial public offerings by blank check companies of units with similar terms, including: (i) units consisting of one share and one warrant, priced at $10.00 per unit, (ii) each warrant having an exercise price of $7.50 per share, and (iii) each warrant having a five year life. However, the actual fair value of the warrants and any stock-based compensation will be determined on the offering date. Consequently, the company’s actual results may deviate from these expectations.

If the Business Combination is not consummated, as defined above, these shares and insider warrants will be forfeited to the Company

4.	PROPOSED PUBLIC OFFERING

The Company’s proposed offering will offer for public sale up to 12,500,000 units (Units), at $10.00, per Unit.  Each Unit will consist of one share of our common stock and one warrant.  Each warrant will entitle the holder to purchase one share of common stock at $7.50, per share.  Each warrant will be exercisable at $7.50, per share, only upon an effective registration statement covering the underlying shares of the Offering, and commencing on the later of the Business Combination or one year from the date of the Offering, through five years from the closing of the Offering.  The warrants may be redeemed, under certain conditions, at any time the warrant become exercisable at $.01, per warrant, if the last sales price equals or exceeds $14.25, per share, as defined. In connection with the Offering, the Company will grant the underwriters of the Offering an option to purchase up to 1,875,000 of additional units solely to cover over-allotments, if any.

The Company will pay the underwriter discounts and commissions equal to 7% of the Offering price, $8,750,000, assuming no exercise of the over-allotment option. The underwriters have agreed to defer $3,750,000 of the discounts and commissions until the consummation of the Business Combination.

The Company will also sell to the underwriters, as additional compensation, an option (UPO) to purchase up to 625,000 units, at $12.00, per unit, in exchange for $100, as additional compensation.  These units will be assumable upon the exercise of the UPO and will be identical to those in the Offering, except that the warrants included in the UPO will have an exercise price of $9.00, per share.  The fair value of the UPO will be charged to offering costs.  The Company will estimate the fair value of the UPO using the Black- Sholes Option-Pricing Model, as of the date of the closing of the Offering.  The Company’s estimated fair value of the UPO is $710,000, based on the following assumptions: stock price volatility of 18.61%, annual risk-free interest rate of 2.87%, expected UPO life of 5 years and estimated market price of underwriter’s unit of $9.32, per share.

The net proceeds of the Offering will be placed in the trust account and used for the Business Combination.  If the Business Combination is not completed, as defined, the Company must liquidate the trust account.  Interest earned on the trust account up to $2,100,000 may be withdrawn from the trust account.

5.	RELATED PARTY TRANSACTIONS

The Company will be committed to our sponsor for office space and general administrative services, payable at $7,500, per month, commencing on the date of this Offering for a period of 30 months.

From inception to January 18, 2008, the Company incurred legal fees of $103,594 to a firm of which a director of the Company is a member.

In January 2008, the Company entered into promissory note to borrow $200,000 from our sponsor.  The loan bears interest at 5%, per annum, and the principal balance is repayable on the earlier of: (i) 60 days from the closing of the Offering or (ii) December 31, 2008.  The principal balance is payable without penalty at any time in whole or in part.  Proceeds from the loan will be used to pay offering expenses.

On January 25, 2008, the Company borrowed $200,000 under the promissory note.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

		Open
		Acquisition
		Corp.

		$125,000,000
		12,500,000 Units

Prospectus Summary	1
Risk Factors	23
Cautionary Note Regarding Forward-Looking Statements	48	Deutsche Bank Securities
Use of Proceeds	50
Dilution	55
Capitalization	57
Management’s Discussion and Analysis of Financial Condition and Results of Operations	59
Proposed Business	64
Comparison to Offerings of Blank Check Companies	84
Management	89
Principal Stockholders	97
Certain Relationships and Related Transactions	100
Description of Securities	103
U.S. Federal Income Tax Considerations	116
Underwriting	122
Legal Matters	127
Experts	128
Where You Can Find Additional Information	128
Index to Financial Statements	F-1

Until [                                ], 2008 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
		PROSPECTUS [ ], 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.                  Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Amount to be Paid
SEC registration fee	$10,402
FINRA filing fee	26,969
American Stock Exchange listing fee	70,000
Legal fees and expenses	400,000
Accounting fees and expenses	100,000
Printing and engraving expenses	100,000
Miscellaneous (2)	192,629
Total	$900,000
____________
(1)
In addition to the initial fee that is charged by American Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to American Stock Transfer & Trust Company annual fees of $    for acting as trustee, $       for acting as transfer agent of the registrant’s common stock, and $       for acting as warrant agent for the registrant’s warrants.

(2)
This amount represents additional expenses that may be incurred by us in connection with the offering over and above those specifically listed above, including distribution and mailing costs, including reimbursement of advances and expenses to the trustee.

Item 14.                  Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)           A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)           A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)           To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)           Any indemnification under subsection (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsection (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)           Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)           The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)           A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)           For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)           For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)           The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)           The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Article VIII of our amended and restated certificate of incorporation provides:

“The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another entity or enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 8.4, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors.  To the extent not prohibited by applicable law, the Corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VIII or otherwise.”

Pursuant to the Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.                 Recent Sales of Unregistered Securities.

In January 2008, we sold 3,593,750 units, with each unit consisting of one share of common stock and one warrant to purchase one share of common stock, to our sponsor without registration under the Securities Act.

Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to an accredited investor. The securities were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.00696 per unit.

In addition, our sponsor has committed to purchase an aggregate of 3,500,000 warrants (the “insider warrants”) at a purchase price of $1.00 per warrant (for an aggregate purchase price of $3,500,000) from us. This purchase will take place on an insider private placement basis on or prior to the effectiveness of our initial public offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to any of the sales described above.

Item 16.                 Exhibits and Financial Statement Schedules.

(a)           The following exhibits are filed as part of this Registration Statement:

Number	Description

1.1*	Form of Underwriting Agreement between Registrant and the Underwriters.
3.1**	Certificate of Incorporation.
3.2	Form of Amended and Restated Certificate of Incorporation.
3.3**	By-laws.
4.1*	Specimen Unit Certificate.
4.2*	Specimen Common Stock Certificate.
4.3*	Specimen Warrant Certificate.
4.4*	Specimen Underwriters’ Unit Certificate.
4.5*	Specimen Underwriters’ Warrant Certificate.
4.6*	Form of Unit Purchase Option to be granted to certain of the Underwriters.
4.7*	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant.
5.1*	Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP.
10.1**	Unit and Subscription Agreement between the Registrant and the Sponsor.
10.2**	Insider Warrant Purchase Agreement between the Registrant and the Sponsor.
10.3*	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant.
10.4*	Form of Registration Rights Agreement among the Registrant and the Founding Securityholders.
10.5*	Letter Agreement between the Registrant and our Sponsor regarding administrative support.
10.6*	Form of Letter Agreement relating to redemption of shares of common stock between the Registrant, the Underwriters and certain of the Founding Securityholders.
10.7**	Promissory Note issued to Sponsor.
10.8*	Form of Director and Officer Letter Agreements.
10.9*	Form of Sponsor Letter Agreement.
14.1	Form of Code of Ethics.
23.1	Consent of Raich Ende Malter & Co. LLP.
23.2*	Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this registration statement).
99.1	Form of Audit Committee Charter.
99.2	Form of Governance and Nominating Committee Charter.
____________
*	To be filed by amendment.

**	Previously filed.

Item 17.                 Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 in primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)           The undersigned registrant hereby undertakes that:

(1)           For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)           For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)           The undersigned registrant hereby undertakes to obtain the agreement from its existing stockholders prior to this offering that such stockholders will waive conversion rights with respect to any shares of common stock owned by them, directly or indirectly, in connection with the vote for a proposed business combination. The undersigned registrant undertakes to file such agreement with the Securities and Exchange Commission. Moreover, the undersigned registrant further undertakes to not allow any of the existing stockholders to exercise any conversion rights in connection with a business combination.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York on this 7th day of March 2008.

By:	/s/ Michael S. Liebowitz
	Name:	Michael S. Liebowitz
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Howard M. Lorber and Michael S. Liebowitz his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

*	Chairman of the Board	March 7, 2008
Howard M. Lorber

/s/ Michael S. Liebowitz	President and Chief Executive Officer (principal financial officer and principal accounting officer)	March 7, 2008
Michael S. Liebowitz

*	Director	March 7, 2008
Arnold I. Burns

*	Director	March 7, 2008
Robert L. Frome

*	Director	March 7, 2008
Alan Schrager

*/s/ Michael S. Liebowitz		March 7, 2008
Attorney-in-fact

INDEX TO EXHIBITS

Number	Description

1.1*	Form of Underwriting Agreement between Registrant and the Underwriters.
3.1**	Certificate of Incorporation.
3.2	Form of Amended and Restated Certificate of Incorporation.
3.3**	By-laws.
4.1*	Specimen Unit Certificate.
4.2*	Specimen Common Stock Certificate.
4.3*	Specimen Warrant Certificate.
4.4*	Specimen Underwriters’ Unit Certificate.
4.5*	Specimen Underwriters’ Warrant Certificate.
4.6*	Form of Unit Purchase Option to be granted to certain of the Underwriters.
4.7*	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant.
5.1*	Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP.
10.1**	Unit and Subscription Agreement between the Registrant and the Sponsor.
10.2**	Insider Warrant Purchase Agreement between the Registrant and the Sponsor.
10.3*	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant.
10.4*	Form of Registration Rights Agreement among the Registrant and the Founding Securityholders.
10.5*	Letter Agreement between the Registrant and our Sponsor regarding administrative support.
10.6*	Form of Letter Agreement relating to redemption of shares of common stock between the Registrant, the Underwriters and certain of the Founding Securityholders.
10.7**	Promissory Note issued to Sponsor.
10.8*	Form of Director and O fficer Letter Agreements.
10.9*	Form of Sponsor Letter Agreement.
14.1	Form of Code of Ethics.
23.1	Consent of Raich Ende Malter & Co. LLP.
23.2*	Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this registration statement).
99.1	Form of Audit Committee Charter.
99.2	Form of Governance and Nominating Committee Charter.
____________
*	To be filed by amendment.

**	Previously filed.